UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CAESARS ENTERTAINMENT CORPORATION

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CAESARS ENTERTAINMENT®

2020 Proxy Statement

Notice of 2020 Annual Meeting of Shareholders

TO BE HELD ON JULY 24, 2020

OUR GUIDING FRAMEWORKS

Our Mission

We inspire grown-ups to play.

Our Vision

Create memorable experiences, personalize rewards and

delight every guest, every team member, every time.

Our Values

Integrity

Service with passion

Celebrating success

Diversity & Inclusion

Caring culture

Ownership

FOUR PILLARS OF OUR CODE OF COMMITMENT
EMPLOYEES A commitment to all our employees to treat them with respect and provide satisfying career opportunities.	GUESTS A commitment to all our guests to promote responsible gaming.
COMMUNITIES A commitment to all our communities to help make them healthy and vibrant places to live and work.	ENVIRONMENT A commitment to responsible stewardship of the environment.

June 17, 2020

DEAR FELLOW SHAREHOLDERS,

I am pleased to invite you to our 2020 Annual Meeting of Shareholders, which will be held on Friday, July 24, 2020 at 10:00 a.m. Pacific Time, in the Florentine Ballroom at Caesars Palace, One Caesars Palace Drive, Las Vegas, Nevada 89109.

At the meeting, we will vote on a proposal to elect eleven directors, hold an advisory vote on the compensation of our named executive officers (the “say-on-pay” vote) and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.

Please promptly complete, sign, date, and return the enclosed proxy card, or grant your proxy electronically over the Internet or by telephone, so that your shares will be represented at the meeting.

If you do attend, you may vote in person, even if you have sent in your proxy card.

Thank you very much for your continued support.

Yours Truly,

James Hunt

Chairman, Board of Directors

2020 PROXY STATEMENT        1

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

Friday, July 24, 2020 10:00 a.m., Pacific Time Florentine Ballroom at Caesars Palace One Caesars Palace Drive Las Vegas, Nevada 89109	WHO CAN VOTE: Shareholders of record of Caesars common stock (NASDAQ: CZR) at the close of business on June 8, 2020, are entitled to vote at the meeting or any adjournment of the meeting

HOW TO VOTE

IN ADVANCE

Please vote promptly. We encourage you to vote through the Internet or by telephone, as they are the most cost-effective methods for the Company.

BY INTERNET:

Go to www.proxyvote.com. Have your proxy card available when you access the website. You will need the control number from your proxy card to vote. Cumulative voting cannot be accepted by Internet.

BY TELEPHONE:

Call 1-800-690-6903 toll-free (in the United States, U.S. territories and Canada) on a touch-tone telephone. Have your proxy card available when you call. You will need the control number from your proxy card to vote. Cumulative voting cannot be accepted by telephone.

BY MAIL:

Complete, sign and date the proxy card, and return it in the postage paid envelope provided with the proxy material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON July 24, 2020

This proxy statement, our 2019 Annual Report and the means to vote by Internet are available at www.proxyvote.com

THE ITEMS OF BUSINESS ARE:
PROPOSAL	BOARD RECOMMENDATION
1. To elect eleven directors, each to serve until the 2021 annual meeting of the shareholders of the Company or until his or her respective successor is duly elected and qualified	FOR each nominee
2. To approve, on an advisory, non-binding basis, named executive officer compensation	FOR
3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020	FOR

Shareholders will also consider such other business as may properly come before the annual meeting or any adjournment of the meeting.

If your shares are not registered directly in your name but are held in the name of a broker or other nominee, you will receive a form from your broker or other nominee seeking instruction as to how to vote your shares. You should contact your broker or other nominee with questions about how to provide or revoke your instructions.

Caesars Entertainment Corporation is providing you with this proxy statement relating to its 2020 annual meeting of shareholders. We began mailing proxy materials, including this proxy statement and a form of proxy, to shareholders on or about June 17, 2020.

By Order of the Board of Directors,

Michelle Bushore Executive Vice President, General Counsel, Chief Legal & Risk Officer and Corporate Secretary	June 17, 2020 Las Vegas, Nevada

2        CAESARS ENTERTAINMENT®

2020 PROXY STATEMENT        3

PROXY STATEMENT SUMMARY

This summary highlights the proposals to be acted upon, which are described in detail in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

References to the “Company” or “Caesars” in this proxy statement refer to Caesars Entertainment Corporation and its consolidated subsidiaries. References to the Company’s “Charter” in this proxy statement refer to the Company’s Second Amended and Restated Certificate of Incorporation, as amended.

ABOUT CAESARS ENTERTAINMENT

Caesars Entertainment Corporation (NASDAQ: CZR) is one of the world’s most diversified casino-entertainment providers and the most geographically diverse U.S. casino-entertainment company. Since our beginning in Reno, Nevada in 1937, Caesars has grown through development of new resorts, expansions and acquisitions. Caesars’ resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names and Caesars’ portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is headquartered in Las Vegas, Nevada.

On June 24, 2019, Caesars and Eldorado Resorts, Inc., a Nevada corporation (“Eldorado Resorts”) entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 15, 2019, and as it may be further amended from time to time, the “Merger Agreement”), pursuant to which Eldorado Resorts will acquire Caesars. The Merger Agreement provides for a business combination in which a wholly owned subsidiary of Eldorado Resorts will merge with and into Caesars (the “Merger”), with Caesars continuing as the surviving corporation and as a direct wholly owned subsidiary of Eldorado Resorts. Consummation of the Merger remains subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement that have not yet been satisfied, including, but not limited to, the receipt of gaming and other regulatory approvals related to the Merger. The transaction is expected to close mid-2020.

PROPOSALS

PROPOSAL 1

To Elect Eleven Directors, Each to Serve Until the 2021 Annual Meeting of the Shareholders of the Company or Until His or Her Respective Successor Is Duly Elected and Qualified

   The Board of Directors recommends that shareholders vote FOR the election of each nominee.

Shareholders may vote to elect all eleven directors to the Company’s Board to serve one-year terms as a director until the annual meeting of shareholders in 2021.

Cumulative voting is permitted in the election of directors. Cumulative voting allows you to allocate among the director nominees, as you see fit, the total number of votes you have the right to cast (before cumulating votes), multiplied by the number of directors to be elected. Please see “Information about Voting and the Meeting—Is cumulative voting permitted?” for details.

PROPOSAL 2

To Approve, on an Advisory, Non-binding Basis, Named Executive Officer Compensation

   The Board of Directors recommends that shareholders vote FOR approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement, on an advisory, non-binding basis.

Shareholders may vote to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement.

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PROXY STATEMENT SUMMARY

PROPOSAL 3

To Ratify the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2020

   The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as Caesars’ independent registered public accounting firm for 2020.

Shareholders may vote to ratify the reappointment by the Audit Committee of Deloitte & Touche LLP as Caesars’ independent registered public accounting firm for 2020.

2020 PROXY STATEMENT        5

PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL 1

To Elect Eleven Directors, Each to Serve Until the 2021 Annual Meeting of the Shareholders of the Company or Until His or Her Respective Successor Is Duly Elected and Qualified

The Board recommends that shareholders vote FOR each nominee.

The Board has nominated all eleven directors Thomas Benninger, Jan Jones Blackhurst, Juliana Chugg, Denise Clark, Keith Cozza, John Dionne, James Hunt, Don Kornstein, Courtney Mather, James Nelson and Anthony Rodio to be elected to serve a one-year term until the annual meeting of shareholders in 2021 or until such director’s respective successor is duly elected and qualified or until such director’s death, resignation or removal.

• Nominees bring extensive expertise and relevant skills to drive the Company’s success

• Slate promotes diversity of viewpoints arising out of diverse experience, age and gender

OUR DIRECTOR NOMINEES
Thomas Benninger Audit Committee, Strategy & Finance Committee, Transaction Committee Director since October 2017

Jan Jones Blackhurst Director since September 2019

Juliana Chugg Compensation & Management Development Committee, Governance & Corporate Responsibility Committee Director since December 2018

Denise Clark Audit Committee, Compensation & Management Development Committee (Chair) Director since October 2018

Keith Cozza Governance & Corporate Responsibility Committee, Strategy & Finance Committee, Transaction Committee Director since March 2019

John Dionne Audit Committee (Chair) Director since October 2017

James Hunt Chairman, Board of Directors Director since October 2017

6        CAESARS ENTERTAINMENT®

PROPOSAL 1 - ELECTION OF DIRECTORS

Don Kornstein Governance & Corporate Responsibility Committee, Strategy & Finance Committee (Chair), Transaction Committee (Chair) Director since October 2017

Courtney Mather Compensation & Management Development Committee, Strategy & Finance Committee, Transaction Committee Director since March 2019

James Nelson Audit Committee Director since March 2019

Anthony Rodio Chief Executive Officer Director since May 2019

2020 PROXY STATEMENT        7

CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD COMPOSITION AND NOMINATION PROCESS

DECLASSIFICATION OF THE BOARD AND CUMULATIVE VOTING

Prior to October 6, 2017, our Board was divided into three classes with members of each class serving for staggered, three-year terms. Pursuant to our Charter, our entire Board is now declassified, and directors will be elected annually. All of the nominees are current directors. Each of the director nominees, if elected, will serve a one-year term as a director until the annual meeting of shareholders in 2021 or until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person as may be designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Our Charter provides for cumulative voting. Directors may be elected by cumulative voting of the shareholders in person or by proxy at the annual meeting. “Cumulative voting” means that each shareholder will be entitled to cast as many votes as he or she has the right to cast (before cumulating votes), multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among the nominees to be voted for as the shareholder sees fit. The nominees receiving the greatest number of votes will be elected as directors, up to the number of directors to be chosen at the meeting. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the eleven persons who will be voted upon at the annual meeting. For further information about how to cumulate your votes, see “Information About Voting and the Meeting—Is cumulative voting permitted?”

SELECTION OF DIRECTORS

DIRECTOR NOMINATIONS

The Board seeks members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. Our Governance & Corporate Responsibility Committee identifies and recommends to the Board persons to be nominated to serve as directors of the Company.

In recruiting and evaluating new director candidates, the Governance & Corporate Responsibility Committee considers such factors as industry background, financial and business experience, public company experience, other relevant education and experience, general reputation, independence and diversity. The Governance & Corporate Responsibility Committee maintains a list of experiences and characteristics to consider when evaluating director candidates that includes consideration of gender and ethnic/racial diversity, because having diverse backgrounds and points of view benefits our Board and the Company. Searches for director candidates include persons who bring diversity with respect to self-identified characteristics such as gender, race, ethnicity and sexual orientation in the initial list of qualified candidates. We believe that each director contributes to the Board’s overall diversity by way of characteristics, and also by way of each director’s unique opinions, perspectives and personal and professional experiences and backgrounds.

In addition to the factors discussed above, individual directors and all persons nominated to serve as directors should demonstrate high ethical standards and integrity in their personal and professional dealings and be willing to act on and remain accountable for their boardroom decisions. Each director should also be in a position to devote an adequate amount of time to the effective performance of director duties.

The Governance & Corporate Responsibility Committee considers, consistent with applicable law, the Company’s Charter and by-laws and the criteria set forth in our Corporate Governance Guidelines, any candidates proposed by any senior executive officer, director or shareholder. The Governance & Corporate Responsibility Committee evaluates candidates proposed by shareholders on the same basis as all other candidates.

8        CAESARS ENTERTAINMENT®

CORPORATE GOVERNANCE AND BOARD MATTERS

Prior to nominating a person to serve as a director, the Governance & Corporate Responsibility Committee evaluates the candidate based on the criteria described above. In addition, prior to accepting re-nomination, each director should evaluate himself or herself as to whether he or she satisfies the criteria described above. To assess the effectiveness of our policies and practices, the Governance & Corporate Responsibility Committee periodically reviews with the Board the appropriate criteria used to evaluate new director candidates and engages in a self-evaluation process discussed in the section below.

DIRECTOR QUALIFICATIONS

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each Board member’s biographical information set forth below under “—Our Board of Directors.”

DIRECTOR NOMINATION AGREEMENT

On March 1, 2019, the Company entered into a definitive Director Appointment and Nomination Agreement (as amended on March 28, 2019, the “Director Nomination Agreement”) with Carl C. Icahn, Keith Cozza, Courtney Mather, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP and Beckton Corp. (collectively, the “Icahn Group”). Each of James Nelson (“Mr. Nelson”), Courtney Mather and Keith Cozza (Messrs. Mather and Cozza, collectively, the “Icahn Designees” and each an “Icahn Designee”) were appointed to the Board pursuant to the Director Nomination Agreement, and the Icahn Designees are nominated pursuant to the Director Nomination Agreement. A summary of the terms of the Director Nomination Agreement is set forth in the section “Other Information—Certain Relationships and Related Party Transactions—Related Party Transactions Involving the Icahn Group.”

EMPLOYMENT AGREEMENT

The Company entered into an employment agreement with Anthony Rodio on April 15, 2019, pursuant to which Mr. Rodio serves as the Chief Executive Officer of the Company and Caesars Enterprise Services, LLC, effective as of May 6, 2019. In conjunction with the Board’s approval of Mr. Rodio’s employment agreement, Mr. Rodio was appointed to the Board effective as of May 6, 2019. A summary of the terms of Mr. Rodio’s employment agreement is set forth in the section “—Discussion of the Summary Compensation Table—Chief Executive Officer.”

SHAREHOLDER NOMINEES AND RECOMMENDATIONS

Our by-laws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the Corporate Secretary. In addition, the Governance & Corporate Responsibility Committee will consider any director candidates recommended by our shareholders. Shareholders seeking to recommend any director candidate should follow our by-law notice requirements for shareholder director nominees. Generally, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices, addressed to the Corporate Secretary, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that, if the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, to be timely the shareholder notice must be received no earlier than 120 days before such annual meeting and no later than the later of 90 days before such annual meeting or the tenth day after the day on which public disclosure of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of the shareholder notice. You should consult our by-laws for more detailed information regarding the process by which shareholders may nominate directors. Our by-laws are posted on the Governance page of our website located at http://investor.caesars.com.

2020 PROXY STATEMENT        9

CORPORATE GOVERNANCE AND BOARD MATTERS

OUR BOARD OF DIRECTORS

As of the date of this proxy statement, our Board consists of eleven members: Thomas Benninger, Jan Jones Blackhurst, Juliana Chugg, Denise Clark, Keith Cozza, John Dionne, James Hunt (Chairman), Don Kornstein, Courtney Mather, James Nelson, and Anthony Rodio.

Below is information concerning the business experience and qualifications of each of our director nominees whose term, if elected, will expire at the 2021 annual meeting.

DIRECTOR NOMINEES

Thomas Benninger

Age: 62 Director Since: October 2017 Committees: Audit Strategy & Finance Transaction

Mr. Benninger founded and has been a Managing General Partner of Global Leveraged Capital, LLC, a private investment advisory firm, since 2006. Mr. Benninger has served on the Boards of Directors of Revel AC, Inc., Squaw Valley Ski Corporation, and Affinity Gaming, LLC, and was the Chairman of the Board of Managers of Tropicana Entertainment, LLC. He currently serves as the Chairman of the Boards of Directors of Video King Acquisition Corp. and Truckee Gaming, LLC. He was a Certified Public Accountant in California.

QUALIFICATIONS Mr. Benninger brings to the Board his experience in the gaming industry, extensive management experience, financial expertise, and experience serving on several boards of directors.

Jan Jones Blackhurst

Age: 71 Director Since: September 2019

Ms. Jones Blackhurst previously served as our Executive Vice President, Public Policy and Corporate Responsibility from May 2017 through September 2019. Ms. Jones Blackhurst also served as our Executive Vice President of Communications and Government Relations from November 2011 until May 2017 and as our Senior Vice President of Communications and Government Relations from November 1999 to November 2011. Ms. Jones Blackhurst has over 20 years of experience in the gaming industry and has played a key role in innovating responsible gaming programs that are now used throughout the industry. Ms. Jones Blackhurst serves as the Chairwoman of the Public Education Foundation and as Chief Executive-In-Residence of the UNLV International Gaming Institute. Prior to joining Caesars, Ms. Jones Blackhurst served two terms as Mayor of Las Vegas, from 1991 until 1999.

QUALIFICATIONS Ms. Blackhurst brings to the Board significant gaming industry and government relations experience.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Juliana Chugg
Age: 52 Director Since: December 2018 Committees: Compensation & Management Development Governance & Corporate Responsibility

Ms. Chugg served as the Chief Brand Officer of Mattel Inc., a world-wide leader in the design, manufacture and marketing of toys and family products, from 2015 until 2018. She served as a Senior Vice President and divisional President of General Mills, Inc., a company engaged in the global production and distribution of food products, and Divisional President from 2004 until 2014, and previously held a progression of leadership roles with General Mills, Inc. and Pillsbury since 1996. Since 2009, Ms. Chugg has served on the Board of Directors of VF Corporation, a worldwide apparel and footwear company, where she is a member of the executive, nominating and governance, and talent and compensation committees. Since 2019, she has served on the Board of Directors of Kontoor Brands, Inc., a global lifestyle apparel company, where she is the Chair of the nominating and governance committee and a member of the compensation committee.

QUALIFICATIONS

Ms. Chugg brings to the Board her extensive experience in operations and branding from her roles leading major functions and divisions of large publicly traded multi-brand consumer products companies.

Denise Clark
Age: 62 Director Since: October 2018 Committees: Audit Compensation & Management Development (Chair)

Ms. Clark served as Senior Vice President and Chief Information Officer for The Estée Lauder Companies Inc., a manufacturer and marketer of beauty products, from November 2012 until her retirement in March 2017. Prior to that role, Ms. Clark served as Senior Vice President and Chief Information Officer for Hasbro Inc., a multinational conglomerate with toy, board game and media assets, from October 2007 to November 2012. Ms. Clark also served at Mattel, Inc., a multinational toy manufacturing and entertainment company, where she was Chief Technology Officer between January 2000 and February 2007. Ms. Clark’s previous experience includes two other consumer goods companies, Warner Music Group, formerly a division of Time Warner Inc., and Apple Inc., and 13 years in the United States Navy where she retired with the rank of Lieutenant Commander. Ms. Clark has over 20 years of experience in the delivery of enterprise resource planning, digital platforms, and innovative business transformations. Ms. Clark serves on the Board of Directors of United Natural Foods, Inc., where she is a member of the audit committee and is the Chair of the nominating and governance committee.

QUALIFICATIONS

Ms. Clark brings to the Board her over 20 years of experience in information technology, executive experience and other leadership roles, which enable her to provide insights into enterprise resource planning, digital platforms, and innovative business strategies.

2020 PROXY STATEMENT        11

CORPORATE GOVERNANCE AND BOARD MATTERS

Keith Cozza
Age: 41 Director Since: March 2019 Committees: Governance & Corporate Responsibility Strategy & Finance Transaction

Keith Cozza is the President and Chief Executive Officer of Icahn Enterprises L.P. (“Icahn Enterprises”), a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion, and has held that position since February 2014. In addition, Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, and as an Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC and has held that position since 2006. Mr. Cozza currently serves as Chairman of the Board of Directors of Xerox Corporation and a director of Icahn Enterprises. He has previously served on the boards of Tropicana Entertainment, Inc., Herbalife Nutrition Ltd., Tenneco Inc., Federal-Mogul Holdings LLC, formerly known as Federal-Mogul Holdings Corporation, American Railcar Leasing LLC, CVR Refining L.P. and MGM Holdings, Inc.

QUALIFICATIONS

Mr. Cozza brings to the Board expertise gained from his extensive corporate, finance, accounting and investment experience and significant experience in leadership roles as a director on various public company boards of directors.

John Dionne
Age: 56 Director Since: October 2017 Committees: Audit (Chair)

Mr. Dionne has been a Senior Advisor of the Blackstone Group L.P., an investment firm, since July 2013 and a Senior Lecturer in the Finance Unit of the Harvard Business School since January 2014. Until he retired from his position as a Senior Managing Director at Blackstone in June 2013, Mr. Dionne was Global Head of Blackstone’s Private Equity Business Development and Investor Relations Groups and served as a member of Blackstone’s Private Equity Global Investment and Valuation Committees. Mr. Dionne originally joined Blackstone in 2004 as the Founder and Chief Investment Officer of the Blackstone Distressed Securities Fund. Before joining Blackstone, Mr. Dionne was for several years a Partner and Portfolio Manager for Bennett Restructuring Funds, specializing in financially troubled companies, during which time he also served on several official and ad hoc creditor committees. He is a Chartered Financial Analyst and Certified Public Accountant (inactive). Mr. Dionne currently serves as a member of the Boards of Directors of Cengage Learning Holdings II, Inc., Clear Channel Outdoor Holdings, Inc. and Pelmorex Media, Inc. He previously served as a member of the Boards of Directors of Momentive Performance Materials, Inc. and several other companies and not-for-profit organizations. He is deemed a “financial expert” for purposes of serving on the audit committees of publicly-held companies.

QUALIFICATIONS Mr. Dionne brings to the Board his significant financial experience.

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CORPORATE GOVERNANCE AND BOARD MATTERS

James Hunt, Chairman of the Board
Age: 65 Director Since: October 2017

James Hunt served The Walt Disney Company, a diversified multinational mass media and entertainment conglomerate, in executive financial roles in the Parks and Resorts segment between 1992 and 2012. Mr. Hunt served as Chief Financial Officer and Executive Vice President of Walt Disney Parks and Resorts Worldwide from 2003 to 2012. Prior to joining Disney, he was a Partner of Ernst & Young, a multinational professional services firm. He currently serves on the Boards of Directors of Brown & Brown, Inc., where he serves as the Chairman of the Audit Committee and as a member of the Acquisition Committee, Penn Mutual Life Insurance Co., and the Nemours Foundation. He previously served on the Board of Directors of The St. Joe Company. Mr. Hunt is a Certified Public Accountant with an active license in the state of Florida.

QUALIFICATIONS

Mr. Hunt was elected as Chairman of the Board because of his executive leadership experience in the leisure and entertainment industry, his extensive directorship experience and his accounting and financial expertise.

Don Kornstein
Age: 68 Director Since: October 2017 Committees: Governance & Corporate Responsibility Strategy & Finance (Chair) Transaction (Chair)

Mr. Kornstein founded and has served as the managing member of the strategic, management and financial consulting firm Alpine Advisors LLC, an advisory firm engaged in the business of mergers and acquisitions and capital raising for entrepreneurs and companies. Mr. Kornstein served on the Board of Directors of Caesars Acquisition Company from January 2014 until the merger with the Company. He previously served as a non-executive Director on the Board of Gala Coral Group, Ltd., a diversified gaming company based in the United Kingdom, from June 2010 until its merger with Ladbrokes PLC in November 2016. He has served as Chairman of the Board of Directors of Affinity Gaming, Inc., a casino gaming company, from March 2010 until January 2014, and Chief Restructuring Officer and Chairman of the Board of Directors of Bally Total Fitness Corporation. Mr. Kornstein has also served as a member of the Boards of Directors of Circuit City Stores, Inc., Cash Systems, Inc., Shuffle Master, Inc. and Varsity Brands, Inc. Mr. Kornstein served as Chief Executive Officer, President and Director of Jackpot Enterprises, Inc., which was a NYSE-listed gaming company until its sale, and was an investment banker and Senior Managing Director of Bear, Stearns & Co. Inc.

QUALIFICATIONS

Mr. Kornstein brings to the Board his experience in the gaming and entertainment industry, experience as a chairman, president and chief executive officer, financial expertise and experience serving on several boards of directors.

2020 PROXY STATEMENT        13

CORPORATE GOVERNANCE AND BOARD MATTERS

Courtney Mather
Age: 43 Director Since: March 2019 Committees: Compensation & Management Development Strategy & Finance Transaction

Courtney R. Mather, CAIA, CFA, FRM served as Portfolio Manager of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, from December 2016 to February 2020, and was previously Managing Director of Icahn Capital LP from April 2014 to November 2016. Mr. Mather is responsible for identifying, analyzing, and monitoring investment opportunities and portfolio companies for Icahn Capital LP. Prior to joining Icahn Capital LP, Mr. Mather was at Goldman Sachs & Co. from 1998 to 2012, most recently as Managing Director responsible for Private Distressed Trading and Investing, where he focused on identifying and analyzing investment opportunities for both Goldman Sachs and clients. Mr. Mather has served as a director of: Cheniere Energy Inc., an international energy company engaged in the production and marketing of liquefied natural gas, since May 2018; Newell Brands Inc., a manufacturer and distributor of a broad range of consumer products, since March 2018; Conduent Incorporated, a provider of business process outsourcing services, since December 2016, and as Chairman as of July 2019; and TER Holdings I, Inc., formerly known as Trump Entertainment Resorts, Inc., a company engaged in real estate holdings, since February 2016. Mr. Mather was previously a director of: Herc Holdings Inc. from June 2016 to August 2019; Ferrous Resources Limited from June 2015 to July 2019; Freeport-McMoRan Inc. from October 2015 to March 2019; Federal-Mogul Holdings Corporation from May 2015 to January 2017; Viskase Companies, Inc. from June 2015 to March 2016; American Railcar Industries, Inc. from July 2014 to March 2016; CVR Refining, L.P. from May 2014 to March 2016; and CVR Energy, Inc. from May 2014 to March 2016. TER Holdings I, Inc., Ferrous Resources Limited, Federal-Mogul Holdings Corporation, American Railcar Industries, Inc., CVR Refining, L.P., CVR Energy, Inc., and Viskase Companies, Inc. are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in each of Caesars Entertainment, Cheniere Energy, Newell Brands, Conduent Incorporated, Herc Holdings Inc., and Freeport-McMoRan Inc. through the ownership of securities. He holds the Chartered Alternative Investment Analyst (CAIA), Chartered Financial Analyst (CFA), and Certified Financial Risk Manager (FRM) professional designations.

QUALIFICATIONS

Mr. Mather brings to the Board his significant business and financial experience and experience providing strategic advice and guidance to companies through his service as a director on various public company boards of directors.

James Nelson
Age: 70 Director Since: March 2019 Committees: Audit

James Nelson is the Chief Executive Officer of Global Net Lease, Inc., a publicly traded real estate investment trust. Mr. Nelson previously served as Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company, from 1986 until 2009 and as Chief Executive Officer and Co-Chairman of Orbitex Management, an investment company in the mutual fund sector, from 1995 until 1999. Mr. Nelson currently serves on the boards of Global Net Lease and Herbalife Nutrition Ltd. He has served as a director on the Herbalife Nutrition Ltd. Board of Directors since 2014 and, as of July 2019, was elected as Lead Director. He has previously served on the boards of New York REIT, Inc., Viskase Companies, Inc., American Entertainment Properties Corporation, Tropicana Entertainment, Inc., Icahn Enterprises, L.P., Orbitex Financial Services Group, Pacific Energy Resources Ltd., Cequel Communications, Take Two Interactive Software, Inc., Voltari Corporation, and Shuffle Master, Inc.

QUALIFICATIONS Mr. Nelson brings to the Board his significant experience and leadership roles serving as chief executive officer, director and chairman of the audit committee of various companies.

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Anthony Rodio
Age: 61 Director Since: May 2019

Anthony Rodio serves as our Chief Executive Officer and became a member of our Board in May 2019. Mr. Rodio served as Chief Executive Officer of Affinity Gaming from October 2018 to May 2019 and has over 39 years of experience in the casino industry. Before leading the Affinity team, Mr. Rodio served as Chief Executive Officer, President and a member of the Board of Directors of Tropicana Entertainment Inc. for over seven years, where he was responsible for the operation of eight casino properties in seven different jurisdictions. Mr. Rodio started his gaming career in 1980 as an accounting clerk and transitioned into the management ranks, holding a succession of executive positions in Atlantic City for casino brands, including Trump Marina Hotel Casino from May 1997 to September 1998, Harrah’s Entertainment (predecessor to Caesars) from October 1998 to June 2005, the Atlantic City Hilton Casino Resort from June 2005 to August 2008, and Penn Gaming from October 2008 to June 2011. He has also served on the Boards of Directors of professional and charitable organizations, including Atlantic City Alliance, United Way of Atlantic County, the Casino Associations of New Jersey and Indiana, AtlantiCare Charitable Foundation and the Lloyd D. Levenson Institute of Gaming Hospitality & Tourism.

QUALIFICATIONS

Mr. Rodio brings to the Board deep knowledge and experience in the gaming industry, operational expertise, and a demonstrated ability to effectively design and implement company strategy.

DIRECTOR INDEPENDENCE

Our Board affirmatively determines whether each director and director nominee is independent in accordance with guidelines it has adopted, which include all elements of independence set forth in the applicable NASDAQ listing standards. These guidelines are contained in our Corporate Governance Guidelines, which are posted on the Governance page of our website located at http://investor.caesars.com.

Our Board has affirmatively determined that each current director, except Mr. Rodio and Ms. Jones Blackhurst, is independent under the NASDAQ listing standards. Based on the NASDAQ listing standards, Mr. Rodio and Ms. Blackhurst are not considered independent because of Mr. Rodio’s current position as Chief Executive Officer of the Company and Ms. Jones Blackhurst’s previous role as the Company’s Executive Vice President, Public Policy and Corporate Responsibility from May 2017 through September 2019. In addition, our former directors who served during the year 2019, John Boushy, Matthew Ferko, David Sambur, Richard Schifter and Christopher Williams, were also affirmatively determined to be independent.

The Board has also affirmatively determined that Messrs. Benninger, Dionne and Nelson and Ms. Clark, the members of our Audit Committee (as well as Mr. Ferko who was a member thereof until his resignation from our Board on March 1, 2019), meet the audit committee independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that Mr. Mather and Mmes. Chugg and Clark, the members of our Compensation & Management Development Committee (as well as Messrs. Sambur, Schifter and Williams, who were members thereof until their resignations from our Board on March 1, 2019, April 4, 2019, and September 5, 2019, respectively), meet the compensation committee requirements of Rule 10C-1 of the Exchange Act.

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BOARD STRUCTURE AND RESPONSIBILITIES

BOARD LEADERSHIP STRUCTURE

We maintain an independent, non-executive Chairman of the Board. Mr. James Hunt was appointed Chairman of the Board due to his executive leadership experience in the leisure and entertainment industry, his extensive directorship experience and his accounting and financial experience. The Board believes that having a non-executive, independent Chairman of the Board is in the best interests of the Company and its shareholders because it strengthens the Board’s independence and allows the Chief Executive Officer to give greater focus to the Company’s business objectives.

EXECUTIVE SESSIONS AND ATTENDANCE

Our Corporate Governance Guidelines provide that the independent directors shall meet at least twice annually in executive session. Our independent directors met in executive sessions, without management present, at each regularly scheduled quarterly Board meeting during 2019.

During 2019, our Board held 22 meetings, including regularly scheduled and special meetings. Each director attended at least 87% of the Board meetings and meetings of the committees of the Board on which the director served. Forty five percent of our directors then in office attended our 2019 annual meeting of shareholders.

BOARD OVERSIGHT

General. Our Board provides the ultimate oversight of the Company and oversees and advises members of management who are responsible for the day-to-day operations and management of the Company. The Board has developed a number of specific expectations of its directors, set forth in the Company’s Corporate Governance Guidelines, to promote the discharge of the Board’s responsibilities and the efficient conduct of the Board’s business.

Risk Oversight. Our Board is responsible for overseeing the Company’s processes for assessing and managing risk. The Board considers our risk profile when reviewing our annual business plan and incorporates risk assessment into its decisions impacting the Company. The Board also reviews the Company’s cybersecurity risk profile and is regularly updated by the Company’s Chief Information Officer on the cybersecurity risks and threats facing the Company. The Board is further briefed on actions and changes taken by management to mitigate the Company’s risk profile and provided with an overview of the cybersecurity strategy along with key cybersecurity initiatives and matters.

The Board also has delegated certain risk oversight functions to the Audit Committee. In accordance with its charter, the Audit Committee periodically reviews and discusses with senior management the Company’s policies and guidelines regarding major financial, liquidity, credit and operational risk exposures and steps management has taken to monitor and control such exposures. The Audit Committee meets regularly in executive session with senior management, including the Company’s Chief Financial Officer, Chief Accounting Officer, Chief Audit Executive, and General Counsel, and also meets with the Company’s independent auditor, to discuss and review risks that may have a material impact on the financial statements or the Company’s policies and procedures and internal controls. The Audit Committee incorporates its risk oversight function into its regular reports to the Board.

Our Compensation & Management Development Committee also annually reviews the Company’s compensation arrangements to determine whether they encourage excessive risk-taking as discussed below under “Executive Compensation Matters—Compensation Risk Assessment.”

In addition, the Company maintains a Compliance Committee composed of individuals who are appointed by the Board and who are independent from the Company. The Compliance Committee oversees the Company’s compliance program and reports directly to the Board on all matters relating to the Company’s compliance with gaming laws, including detecting and preventing violations of law, regulation, Company policy by Company insiders and agents, and enforcing special conditions imposed on the Company by any licensing authorities. The Company’s Compliance Committee also protects the Company against questionable associations and associations with unsuitable persons, reviews the practices and conduct of the Company and its employees, and protects the integrity and reputation of the Company.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Management Succession Planning. Our Board, led by our Compensation & Management Development Committee, oversees the management continuity planning process and periodically reviews the Company’s succession plans and leadership development programs. This oversight includes undertaking initiatives to strengthen the skills and qualifications of potential successor-candidates, and discussing performance, leadership development, and succession planning for other elected officers and key employees, as appropriate, during the Board’s executive sessions. This also includes addressing the policies and principles for the Company’s executive officer selection and performance review, as well as policies regarding succession in the event of emergency or retirement. Directors engage with senior management talent at Board and committee meetings and in less formal settings to enable directors to personally interact with and identify qualified successor-candidates.

Director Refreshment. The Board recognizes that refreshment brings both increased diversity and new perspectives to the Board. Accordingly, under our Corporate Governance Guidelines, a director will not be re-nominated for election by the Board if he or she would be 72 years old or older at the time of the election, although the Board maintains discretion to waive this policy in individual cases. The average age of our current directors is under 60 years old. The Board has determined not to impose term limits on directors.

Code of Ethics. We have a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees (the “Code of Ethics”). The Code of Ethics is available on the Governance page of our website located at http://investor.caesars.com. To the extent required pursuant to applicable Securities and Exchange Commission (“SEC”) regulations, we intend to post amendments to or waivers from our Code of Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at this location on our website or to report the same on a Current Report on Form 8-K. Our Code of Ethics is available free of charge upon request to our Corporate Secretary, Caesars Entertainment Corporation, One Caesars Palace Drive, Las Vegas, Nevada 89109.

Corporate Social Responsibility. Led by our Governance & Corporate Responsibility Committee, our Board oversees the Company’s corporate social responsibility initiatives. The Governance & Corporate Responsibility Committee evaluates the emergent environmental, social and governance-related risks and the Company’s social and environmental goals (including diversity and inclusion efforts), including the policies and programs instrumental in achieving short- and long-term targets, presented at least annually by management. Our corporate social responsibility framework is branded under the theme PEOPLE, PLANET, PLAY (People: supporting the wellbeing of our team members, guests and local communities. Planet: caring for our planet so our guests don’t need to worry. Play: creating memorable experiences for our guests and leading responsible gaming practices in the industry). This approach unites all our properties and business activities behind a shared framework with a common language to more effectively support sustainable, ethical and profitable business growth. Our PEOPLE, PLANET, PLAY platform builds on many years of investment across all aspects of citizenship, including responsible gaming, diversity, equity and inclusion, community impact, environmental stewardship, human capital management, and human rights. We report transparently on our citizenship performance each year in line with Global Reporting Initiative Standards, the leading global sustainability reporting standard.

CORPORATE GOVERNANCE GUIDELINES

The matters discussed above reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Board size;

•	Director qualifications;

•	Director independence;

•	Director retirement policy and changes in a non-employee director’s primary employment;

•	Director responsibilities, including director access to officers and employees;

•	Board meetings and attendance and participation at those meetings;

•	Board committees;

•	Executive sessions;

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CORPORATE GOVERNANCE AND BOARD MATTERS

•	Director orientation and continuing education;

•	Chief Executive Officer evaluation and compensation;

•	Director compensation;

•	Management succession planning;

•	Performance evaluation of the Board and its committees; and

•	Public interactions.

Learn more about governance at Caesars by visiting the Governance page of our website located at http://investor.caesars.com, where you will find our Corporate Governance Guidelines, committee charters and other important governance documents. We intend to disclose any future amendments to the Corporate Governance Guidelines on our website.

COMMITTEES OF THE BOARD

Our Board has the following standing committees: The Audit Committee, the Compensation & Management Development Committee, the Governance & Corporate Responsibility Committee, and the Strategy & Finance Committee. The Board has determined that each committee member is independent as defined in the NASDAQ listing standards. The Board has adopted a written charter for each of these committees. The charter for each of these committees is available on the Governance page of our website located at http://investor.caesars.com. In addition, from time to time, the Board creates ad hoc committees for specific corporate purposes, such as the Transaction Committee.

The chart below reflects the composition of the standing committees of our Board and the Transaction Committee as of the date of this proxy statement:

NAME OF DIRECTOR	AUDIT COMMITTEE	COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE	GOVERNANCE & CORPORATE RESPONSIBILITY COMMITTEE	STRATEGY & FINANCE COMMITTEE	TRANSACTION COMMITTEE
Thomas Benninger
Juliana Chugg
Denise Clark		Chair
Keith Cozza
John Dionne	Chair
Don Kornstein				Chair	Chair
Courtney Mather
James Nelson

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CORPORATE GOVERNANCE AND BOARD MATTERS

Audit Committee

7 MEETINGS IN 2019
MEMBERS Benninger Clark Dionne (Chair) Nelson

INDEPENDENCE

Messrs. Dionne, Benninger and Nelson and Ms. Clark are independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NASDAQ listing standards.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board has determined that Messrs. Dionne and Benninger each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements; provide an avenue of communication among our independent auditors, management, our internal auditors and our Board; and prepare the Audit Committee Report required by the SEC to be included in our annual proxy statement or annual report on Form 10-K. The principal duties and responsibilities of our Audit Committee are to oversee and monitor the following:

•	Preparation of the annual Audit Committee Report to be included in our annual proxy statement;
•	Our financial reporting process and internal control system;
•	The integrity of our financial statements;
•	The independence, qualifications and performance of our independent auditor;
•	The performance of our internal audit function;
•	Our compliance with legal, ethical and regulatory matters; and
•	Risks that may have a material impact on the financial statements or the Company’s policies and procedures and internal controls.

The Audit Committee investigates any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation & Management Development Committee

12 MEETINGS IN 2019
MEMBERS Chugg Clark (Chair) Mather	INDEPENDENCE Mmes. Clark and Chugg and Mr. Mather are independent as independence is defined in Rule 10C-1 of the Exchange Act and under the NASDAQ listing standards.

Our Compensation & Management Development Committee (the “Compensation Committee”) serves as our compensation committee with the specific purpose of designing, approving and evaluating the administration of our compensation plans, policies and programs.

The Compensation Committee’s role is to design compensation programs that encourage high performance, promote accountability and align employee interests with the interests of our shareholders. The Compensation Committee is also charged with reviewing and approving the compensation of the Chief Executive Officer and our other senior executives, including all the named executive officers.

Our Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee or to specified executives of the Company, except that it may not delegate its responsibilities for any matters where it has determined such compensation is intended to comply with the exemptions under Section 16(b) of the Exchange Act.

Each year the Compensation Committee reviews whether the work of the Company’s compensation consultants raises any conflicts of interest.

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Governance & Corporate Responsibility Committee

9 MEETINGS IN 2019
MEMBERS Chugg Cozza Kornstein	INDEPENDENCE Messrs. Kornstein and Cozza and Ms. Chugg are independent as independence is defined under the NASDAQ listing standards.

The principal duties and responsibilities of the Governance & Corporate Responsibility Committee are as follows:

•  To identify individuals qualified to become Board members consistent with criteria approved by the Board for Board and committee membership, and to recommend to our Board proposed nominees for election to the Board and for membership on committees of our Board;

•  To make recommendations regarding proposals submitted by our shareholders;

•  To provide strategic oversight of the Company’s social and environmental responsibility goals and performance as well as emergent environmental, social and governance-related risks; and

•  To make recommendations to our Board regarding board governance matters and practices.

Strategy & Finance Committee

Our Strategy & Finance Committee currently consists of Messrs. Kornstein, as Chair, Benninger, Cozza and Mather. The Strategy & Finance Committee assists the Board in the oversight of certain strategic transactions and financial matters.

Transaction Committee

Our Transaction Committee consists of Messrs. Kornstein, as Chair, Benninger, Cozza, and Mather. The Transaction Committee considers and evaluates various paths for enhancing shareholder value.

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CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD ACCOUNTABILITY AND PROCESSES

SHAREHOLDER ENGAGEMENT

During the past year, members of our Board and management reached out to 23 of our largest shareholders (representing approximately 78% of our outstanding share ownership) and engaged in substantive dialogue with a majority of such shareholders. Our engagement efforts were designed to seek input and provide perspective as to management decisions, strategy, and executive compensation, among other things. We use shareholder engagement as part of our efforts to be a prudent steward of shareholder capital and to address the interests of the Company and its shareholders.

COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties may contact the Board as a group or any individual director by sending a letter to: c/o Corporate Secretary, Caesars Entertainment Corporation, One Caesars Palace Drive, Las Vegas, Nevada 89109. We will forward all such communications to the applicable Board member(s), except for material that is unduly hostile, threatening, illegal or similarly unsuitable. In addition, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, including product complaints, suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Company’s legal department will review the communication, and concerns will be addressed through our regular procedures for addressing such matters. Depending on the nature of the concern, management also may refer matters to our internal audit, legal, finance or other appropriate department. If the volume of communication becomes such that the Board adopts a process for determining which communications will be relayed to Board members, that process will appear on the Governance page of our website located at http://investor.caesars.com.

BOARD AND DIRECTOR EVALUATIONS

The Board recognizes that a robust self-evaluation process promotes Board effectiveness. Our Governance & Corporate Responsibility Committee oversees the self-evaluation process of the Board and its committees. Our evaluation process consists of a written survey completed by each director evaluating the Board and each committee on which a director serves. These self-evaluations are designed to help assess the skills, qualifications, and experience represented on the Board and its committees and to assess whether they are functioning effectively.

The written survey is followed by a confidential live interview with each Board and committee member by our Governance & Corporate Responsibility Committee Chair and General Counsel in coordination with our Chairman of the Board. The live interviews are designed to solicit additional insights into the contributions of other directors and to obtain more targeted feedback regarding the Board, committee and individual director effectiveness. Each committee chair participates in the live interviews of its committee members.

The results of this process may be considered by the Board and Governance & Corporate Responsibility Committee, together with other factors, in director re-nomination decisions.

The Governance & Corporate Responsibility Committee periodically reviews the self-evaluation process to consider any changes or improvements to the process, so that the solicited feedback remains relevant and appropriate.

DIRECTOR EDUCATION

In accordance with our Corporate Governance Guidelines, our management, working with the Governance & Corporate Responsibility Committee, provides an orientation process for new directors on the Board. As part of this process, each new director receives in-person briefings provided by our corporate officers on our business, operations, significant financial, accounting and risk management matters, corporate governance and key policies and practices. New directors also receive briefings on the responsibilities, duties and activities of the committees on which the director will initially serve. In addition, our management periodically holds additional educational sessions for directors on matters relevant to the Company’s operations and plans.

Our new directors are provided the opportunity to visit and receive in-person briefings from senior managers at our properties, which allows them to gain a first-hand view of our business.

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Our directors are encouraged to participate in director continuing education programs sponsored by universities and other third-party organizations.

DIRECTOR COMPENSATION

For their service, each of our non-employee directors receives annual cash compensation paid monthly in arrears as well as an annual equity grant generally awarded concurrent with the time of the annual meeting of shareholders. For 2019, director compensation consisted of the following components:

COMPONENT	PAYABLE TO	ANNUAL AMOUNT ($)
Annual retainer	Each non-employee Director	100,000
Audit Committee service	Each Audit Committee member	25,000
Compensation Committee service	Each Compensation Committee member	15,000
Governance & Corporate Responsibility Committee service	Each Governance & Corporate Responsibility Committee member	15,000
Strategy & Finance Committee service	Each Strategy & Finance Committee member	25,000
Transaction Committee service	Each Transaction Committee member (non-chair)	50,000
Chairman service	Chairman of the Board	100,000
	Chair of Transaction Committee	100,000
	Chair of each Board Committee	15,000
Annual equity grant	Chairman of the Board	205,000
	Each other non-employee Director	155,000

In addition, after six meetings of any of our standing committees have been held in a single year, then for each subsequent, additional meeting held in the calendar year, each member of the committee receives additional compensation as follows:

FOR IN-PERSON MEETINGS:

•	Chairman of the Board or Committee: $2,500

•	Member of the Board or Committee: $1,500

FOR TELEPHONIC MEETINGS:

•	Chairman of the Board or Committee: $2,000

•	Member of the Board or Committee: $1,000

A meeting is counted toward this total only if it is formal and minutes are kept. Informal meetings where minutes are not kept are not eligible for additional compensation. If meetings of both the full Board as well as Committees occur at the same time (e.g., regularly scheduled quarterly meeting), this will only count as one meeting for the purposes of this annual total. Annual compensation earned as a result of these additional meetings is capped at $15,000 per Board member.

All of our directors are reimbursed for expenses incurred in connection with their service on the Board. In addition, as a casino-entertainment and hospitality services provider, we are able to provide perquisites relating to food and beverage, hotel, entertainment and related offerings at little or no additional cost to us. These offerings allow members of our Board and management the opportunity to better understand and experience our products and services. In no case did the total value of such perquisites, computed based on the aggregate incremental cost to us, exceed $10,000 per non-employee director in 2019.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The following table sets forth the compensation provided by the Company to non-employee directors during 2019:

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARD OR UNIT(1) ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Thomas Benninger	215,000	155,006	436	370,442
John Boushy(2)	22,167	25,484	—	47,651
Juliana Chugg	140,000	103,200	5,263	248,463
Denise Clark	162,083	103,200	4,003	269,286
Keith Cozza(3)	181,667	129,954	—	311,621
John Dionne	155,000	155,006	243	310,249
Matthew Ferko(2)	25,333	25,484	—	50,817
James Hunt	215,000	205,010	2,071	422,081
Don Kornstein	259,792	155,006	492	415,290
Jan Jones Blackhurst(4)	25,000	39,073	3,552	67,625
Courtney Mather(3)	181,667	129,954	1,168	312,789
James Nelson(3)	116,167	129,954	1,198	247,319
David Sambur(5)	52,472	—	—	52,472
Richard Schifter(6)	113,681	155,006	2,885	271,572
Christopher Williams(2)(7)	19,167	25,484	—	44,651

(1)

Includes (1) an equity grant in consideration of Board service for the period of January through February 2019 with the number of shares granted determined by dividing the grant date value of the award ($25,479) by $8.97, the closing price of the Company’s common stock on March 1, 2019, the date of grant, rounded up to the nearest whole share for Messrs. Boushy, Ferko and Williams; (2) an equity grant in consideration of Board service for the period of March through June of 2019 with the number of shares granted determined by dividing the grant date value of the award ($49,260) by $9.13, the closing price of the Company’s common stock on June 6, 2019, the date of grant, rounded up to the nearest whole share for Messrs. Cozza, Mather and Nelson; (3) an equity grant for Ms. Blackhurst in consideration of Board service for the period of October through December of 2019 with the number of shares granted determined by dividing the grant date value of the award ($39,068) by $11.73, the closing price of the Company’s common stock on October 1, 2019, the date of grant, rounded up to the nearest whole share; and (4) the annual equity grant for 2019 with the number of shares granted determined by dividing the following grant date values of the awards by $12.09, the closing price of the Company’s common stock on July 2, 2019, the date of grant, rounded up to the nearest whole share: $205,000 for Mr. Hunt, $155,000 each for Messrs. Benninger, Dionne, Kornstein and Schifter, and $103,192 each for Mses. Chugg and Clark, and $80,685 for Messrs. Cozza, Mather and Nelson. As of December 31, 2019, Ms. Blackhurst held 154,857 outstanding performance share units and stock options. None of the other members of our Board held unvested awards as of December 31, 2019.

(2)	Messrs. John Boushy, Matthew Ferko, and Christopher Williams resigned from the Board effective March 1, 2019.

(3)	Messrs. Keith Cozza, Courtney Mather, and James Nelson were appointed to the Board on March 1, 2019.

(4)

Ms. Jones Blackhurst was appointed to the Board to fill the vacancy resulting from Mr. Schifter’s resignation, effective as of September 5, 2019. Ms. Jones Blackhurst continued her role as Executive Vice President, Public Policy & Corporate Responsibility of the Company until October 1, 2019, at which time her employment with the Company ceased. In addition to the compensation received by Ms. Jones Blackhurst as a member of the Board, she also received $2,928,271, which included $1,296,880, pursuant to her Separation and General Release Agreement with the Company. Ms. Jones Blackhurst separation payments consisted of (i) $665,738 in cash severance payments, (ii) $282,161 related to PSUs granted during 2019 (with the value for the PSUs calculated based on target attainment of the goals and the closing price of our common stock of $11.66 as of her last day of employment at the Company on September 30, 2019; this includes only the acceleration of those equity awards for which the performance goals had not been established and so the grant date fair value was not determined during her active employment), (iii) $250,000 in accelerated vesting of cash awards, and (iv) $98,981 in estimated lifetime medical and welfare benefits.

(5)

Mr. Sambur is an employee of Apollo (as defined in this Amendment). Pursuant to Apollo Management Group’s internal policies, Mr. Sambur assigned the right to receive compensation as a director in favor of an affiliate designated by Apollo. Mr. Sambur resigned from the Board effective April 4, 2019.

(6)	Mr. Schifter resigned from the Board effective September 5, 2019.

(7)	Mr. Williams had a total of 14,453 options on March 1, 2019 all of which were exercisable.

Pursuant to the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan (“Director Deferred Compensation Plan”), effective January 1, 2019, non-employee directors have an opportunity to defer their Board compensation and equity grants, as further described below. In 2019, each of Ms. Clark and Messrs. Cozza and Mather elected to defer their

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cash and equity compensation under the Director Deferred Compensation Plan. Mr. Hunt elected to defer a portion of his equity compensation. Mr. Schifter elected to defer all of his equity compensation under the Director Deferred Compensation Plan.

In May 2019, the Board approved compensation for service on the Transaction Committee of $50,000 for each member and $100,000 for the Chair of the committee, with 50% of that compensation to be paid upon Board approval of the compensation and 50% to be paid 90 days after the Transaction Committee was formed on March 28, 2019 if the committee is still in existence on that date.

CAESARS ENTERTAINMENT CORPORATION OUTSIDE DIRECTOR DEFERRED COMPENSATION PLAN

On January 1, 2019, the Company adopted the Director Deferred Compensation Plan, pursuant to which the non-employee directors of the Company are eligible to voluntarily defer a portion of their annual compensation. Participants may elect to defer up to 100% of their cash-based director fees and up to 100% of their equity grants with respect to Company common stock. Any equity grants so deferred by a non-employee director will be subject to the same vesting and forfeiture restrictions as the underlying equity grant and will be payable in shares of Company common stock (or cash for the value of any fractional shares subject thereto).

Under the Director Deferred Compensation Plan, participants may direct the manner in which amounts deferred under the plan are invested by choosing from among investment options designated from time to time by the Compensation Committee. Each participant’s account is periodically credited with any deemed earnings and losses as a result of the investment. In addition, prior to any deferral period, each participant may elect to have any deferred amounts (including any earnings credited to such participant’s account under the plan) distributed at (i) such participant’s separation from service with the Company; (ii) the participant’s death; or (iii) at a fixed date selected by the participant. Distributions under the Director Deferred Compensation Plan may, at the participant’s election, be made in either a lump-sum payment or in monthly installments over a period not to exceed 15 years.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Stock ownership guidelines for non-employee directors are five times the annual retainer. Non-employee directors are allowed five years to achieve the minimum stock ownership level. Equity deferred by non-employee directors under the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan counts toward the achievement of the minimum stock ownership guidelines. The Compensation Committee will monitor the non-employee directors’ achievement towards the guidelines annually and evaluate, where necessary, consequences for not meeting the guidelines. Please refer to “-Stock Ownership Requirements” for additional details regarding our non-employee directors’ compliance with the non-employee director stock ownership guidelines.

24        CAESARS ENTERTAINMENT®

PROPOSAL 2 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 2

To Approve, on an Advisory, Non-binding Basis, Named Executive Officer Compensation

  The Board of Directors recommends that you vote FOR approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement, on an advisory, non-binding basis.

We are providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers as disclosed in this proxy statement, in accordance with Section 14A of the Exchange Act.

Our executive compensation program is designed to align executive and shareholder interests through a program that supports the organization’s strategy and overall success, encourages our executives’ retention, and rewards for results-driven individual performance. Our compensation program is also designed such that a substantial portion of executives’ compensation opportunities are a result of pay-for-performance. These principles align our compensation programs with our business objectives, including enhancing shareholder value and customer satisfaction.

At the 2019 annual meeting of shareholders, our shareholders approved, on an advisory, non-binding basis, the Company’s named executive officer compensation for 2018. Approximately 76% of the votes cast on the 2019 say-on-pay vote were in favor of our named executive officer compensation.

In order to better understand our largest shareholders’ views on our executive compensation program, in 2019 we initiated a shareholder outreach program. We reached out to 23 of our largest shareholders (representing approximately 78% of our outstanding share ownership) to solicit their feedback on our executive compensation program. We had conversations with a majority of such shareholders. Our shareholders noted that they were supportive of the executive compensation changes we had made since 2018. Specifically, they expressed support for the following:

•	The addition of free cash flow (a key measure of cash generation) as a measure for determining performance under the 2019 Bonus Plan.

•	The addition of Relative Total Shareholder Return (rTSR) as a performance measure for 50% of the PSU dollar amount granted to individuals.

•

Our new Chief Executive Officer being compensated at a significantly lower rate than was his predecessor. His total direct compensation for 2019 and 2020 is also less than the median as compared to our peer group.

Following the say-on-pay vote to be conducted at this annual meeting, we expect our next say-on-pay vote will be conducted at our annual meeting in 2021.

The Company is presenting this Proposal 2, which gives shareholders the opportunity to approve or not approve, on an advisory, non-binding basis, the compensation of our named executive officers by voting for or against the following resolution (a “say-on-pay” vote).

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby approved.”

2020 PROXY STATEMENT        25

PROPOSAL 2 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As an advisory vote, this proposal is not binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by the Company’s shareholders in their votes on this proposal and will consider the outcome of the say-on-pay vote when making future decisions regarding the compensation of the Company’s named executive officers.

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EXECUTIVE COMPENSATION MATTERS

EXECUTIVE OFFICERS

Executive officers are elected annually, serve at the discretion of our Board and hold office until their successors are duly elected and qualified or until their earlier resignation or removal. There are no family relationships among any of our directors, director nominees or executive officers. Our executive officers and their ages as of the date of this proxy statement are:

NAME	AGE	POSITION
Richard D. Broome	62	Executive Vice President, Communications and Government Relations
Michelle Bushore	52	Executive Vice President, General Counsel, Chief Legal & Risk Officer, and Corporate Secretary
Monica Digilio	57	Executive Vice President and Chief Human Resources Officer
Eric Hession	45	Executive Vice President and Chief Financial Officer
Christopher Holdren	50	Executive Vice President and Chief Marketing Officer
Thomas Jenkin	65	Global President of Destination Markets
Christian Stuart	41	Executive Vice President, Gaming and Interactive Entertainment

Mr. Broome became our Executive Vice President, Communications and Government Relations in September 2017. Prior to his current role, he served as Executive Vice President of Public Affairs and Communications from January 2016 to August 2017. Prior to joining the Company, Mr. Broome served as the Executive Vice President, Corporate Affairs and Communications of Hertz Holdings and Hertz from March 2013 through July 2015. Previously, Mr. Broome served as Senior Vice President, Corporate Affairs and Communications of Hertz Holdings and Hertz from March 2008 to March 2013, and as Vice President, Corporate Affairs and Communications from August 2000 to March 2008.

Ms. Bushore became our Executive Vice President, General Counsel, Chief Legal & Risk Officer in June 2019. Prior to her current role, she was our Senior Vice President, Chief Governance & Transactional Officer, Corporate Secretary and Deputy General Counsel beginning in October 2018. Prior to joining Caesars, she held various roles at Monsanto Company, a global provider of agricultural products for farmers, from November 2013 to September 2018, most recently serving as Deputy General Counsel and Corporate Secretary and Chief Legal Officer of The Climate Corporation. Earlier, she was in private practice as Counsel at the Silicon Valley office of Latham & Watkins LLP.

Ms. Digilio became our Executive Vice President and Chief Human Resources Officer in September 2018. Prior to joining Caesars, she spent six years as the Executive Vice President, Chief Human Resources Officer for Montage International, an operator of luxury hotels and resorts. Ms. Digilio also spent 12 years as the Executive Vice President of Global Human Resources for Kerzner International, developer and operator of the Atlantis and One & Only destination and luxury resorts brands. Ms. Digilio also spent 10 years in leadership positions with ITT Sheraton Corporation. Ms. Digilio is an Advisory Board Member for Cornell University’s Leland C. and Mary M. Pillsbury Institute for Hospitality Entrepreneurship.

Mr. Hession became our Executive Vice President and Chief Financial Officer in January 2015 and was our Senior Vice President and Treasurer starting in November 2011. Mr. Hession joined the Company in December of 2002 and held many roles in both operations and corporate finance over his tenure with the Company. Prior to his employment with the Company, Mr. Hession spent five years with Merck and Company working in various capacities in Pennsylvania and North Carolina and at its New Jersey corporate headquarters.

Mr. Holdren became our Executive Vice President and Chief Marketing Officer in November 2017. Prior to joining Caesars, Mr. Holdren served as Chief Marketing Officer of Handy, a high-growth technology startup. Prior to Handy, Mr. Holdren

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EXECUTIVE COMPENSATION MATTERS

served as Senior Vice President of Digital, Loyalty & Partnerships at Starwood Hotels & Resorts Worldwide Inc., a global hotel and resort company. Overall, Mr. Holdren spent more than 15 years at Starwood, where he oversaw the award-winning Starwood Preferred Guest program. He previously held marketing roles at The Walt Disney Company and Saban Entertainment.

Mr. Jenkin became our Global President of Destination Markets in May 2013. Prior to his current role, he served as our President of Operations from November 2011 through May 2013. He served as Western Division President from January 2004 through November 2011. He served as our Senior Vice President Southern Nevada from November 2002 to December 2003 and Senior Vice President and General Manager-Rio from July 2001 to November 2002. Mr. Jenkin began his career with Caesars in 1975.

Mr. Stuart became our Executive Vice President, Gaming and Interactive Entertainment in March 2017. Prior to his current role, he served as Senior Vice President and the Chief of Staff to the former Chief Executive Officer from June 2015 through March 2017. He served in various marketing, operations and finance roles since 2005, including as Regional Chief Marketing Officer overseeing Caesars’ resorts in Las Vegas, General Manager of the Cromwell, Flamingo and LINQ Resorts, Regional Vice President of Finance, Gulf Coast Region, and various finance and operations leadership positions at Caesars’ U.K. headquarters in London.

COMPENSATION RISK ASSESSMENT

We have a fully independent compensation committee of our Board of Directors, the Compensation & Management Development Committee, which is also referred to in this proxy statement as the “Compensation Committee.”

On an annual basis, our management reviews our compensation policies and practices to determine whether there are any risks arising from our compensation policies and practices for employees, including non-executive officers, that are reasonably likely to have a material adverse effect on the Company and presents its findings to the Compensation Committee. Based on this assessment and review for 2019, the Compensation Committee has determined that our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on the Company. In evaluating our compensation policies and practices, we considered the following elements of our compensation programs from the perspective of enterprise risk management and the terms of the Company’s compensation policies generally.

The Company’s executive compensation practices are intended to compensate executives primarily on performance, with a large portion of potential compensation at risk. The Compensation Committee sets senior executive compensation with three driving principles in mind: (1) delivering financial results to stockholders, (2) rewarding and motivating top executives in a manner that is aligned with stockholders’ interests while enhancing our ability to retain top executive talent and (3) incentivizing high performance and promoting accountability so that our customers receive a great experience when visiting our properties. In addition, the Compensation Committee has the authority to claw back any bonuses or other awards paid pursuant to our incentive plans generally, including the Caesars Entertainment Corporation 2012 Performance Incentive Plan (the “2012 PIP”) and the Caesars Entertainment Corporation 2017 Performance Incentive Plan (the “2017 PIP”), each as further described below, in the event of a termination for cause or material noncompliance resulting in financial restatement by a plan participant. The Company is also subject to many restrictions due to gaming, compliance and other regulations that mitigate the risk that employees will take actions that would put our business at risk and that the compensation programs incentivize them to do so. As a result, the Compensation Committee does not believe that the Company’s compensation policies and practices provide incentives to take inappropriate business risks.

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COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation philosophy provides the foundation upon which all of our compensation programs are built. Our executive compensation philosophy, and our compensation policies, plans and programs, are under the supervision of the Compensation Committee. For a description of the composition, authority and responsibilities of the Compensation Committee, see “-Compensation Process-Compensation Committee” below.

EXECUTIVE SUMMARY

OUR 2019 NAMED EXECUTIVE OFFICERS

The following employees represented our named executive officers for 2019.

Anthony Rodio(1)	Chief Executive Officer
Mark Frissora(2)	Former President and Chief Executive Officer
Eric Hession	Executive Vice President and Chief Financial Officer
Thomas Jenkin	Global President of Destination Markets
Christopher Holdren	Executive Vice President and Chief Marketing Officer
Monica Digilio	Executive Vice President and Chief Human Resources Officer
Timothy Donovan(3)	Former Executive Vice President, General Counsel, and Chief Legal, Risk and Security Officer
Les Ottolenghi(4)	Former Executive Vice President and Chief Information Officer

(1)	Mr. Rodio joined the Company effective on May 6, 2019, as discussed in greater detail in “-Discussion of the Summary Compensation Table.”

(2)

The Company and Mr. Frissora entered into a separation agreement, dated November 1, 2018 and amended on December 21, 2018, as discussed in greater detail in “-Discussion of the Summary Compensation Table,” pursuant to which Mr. Frissora’s employment terminated as of April 30, 2019.

(3)

Mr. Donovan’s employment terminated as of June 6, 2019, as discussed in greater detail in “-Discussion of the Summary Compensation Table.” In connection with his resignation, Mr. Donovan provided a general release of claims against the Company and we entered into a consulting agreement with him.

(4)

The Company and Mr. Ottolenghi entered into a separation agreement, dated November 15, 2019, as discussed in greater detail in “-Discussion of the Summary Compensation Table,” pursuant to which Mr. Ottolenghi’s employment terminated effective November 15, 2019.

SIGNIFICANT 2019 EVENTS

At our 2019 annual meeting, approximately 76% of votes cast were voted in favor of our pay programs. In response to investor outreach during 2018 through 2019, we made the following changes to our executive compensation program:

•

Introduced free cash flow as a financial performance metric of our 2019 Bonus Plan to supplement Adjusted EBITDA and customer satisfaction score in rewarding named executive officers for a combination of not only profitability and customer experience, but also cash flow management.

•

Included Adjusted EBITDA as a performance metric in the 2018 performance stock units and Adjusted EBITDAR in the 2019 performance stock units as well as introduced performance stock units based on relative total stockholder return (“rTSR”) in 2019, with payouts to be determined based on our three-year total shareholder return in relation to that of the S&P 500 index, to further align named executive officers’ long-term compensation with shareholder interests.

•	Made 50% of our named executive officers’ equity grants performance based, substantially increasing the proportion of total compensation that is at risk.

•	Compensated our new Chief Executive Officer at a significantly lower rate than his predecessor.

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EXECUTIVE COMPENSATION MATTERS

The following summarizes key actions that we took in 2019, which are described in more detail in this section of the proxy statement.

1	We added rTSR as a metric to our long-term incentive (“LTI”) program, to further enhance alignment with stockholder interests	3	We introduced a new deferred compensation plan, the Executive Supplemental Savings Plan III, as a means for named executive officers to defer receipt and taxation of a portion of current compensation

2	We granted cash retention bonuses to key executives to minimize disruption and encourage the continued availability of top talent through the completion of pending merger activity

KEY EXECUTIVE COMPENSATION DECISIONS FOR 2019

The following summarizes the key executive compensation decisions that were made or became effective in 2019:

•	In August 2018, the Compensation Committee approved increases in base salaries for Messrs. Hession, Jenkin, Holdren, and Ottolenghi, effective January 1, 2019, which ranged from 2.5% to 10.8%.

•

In December 2018, the Compensation Committee determined that free cash flow should supplement Adjusted EBITDA and customer satisfaction score for the 2019 Bonus Plan, to reward the named executive officers for a combination of profitability, customer experience and cash flow management.

•

In January 2019, the Compensation Committee approved vesting of the first-year tranche of 2018 Performance Share Units (“PSUs”) at 95% of target, given that the 2018 Adjusted EBITDA result was at 99.5% of the target goal.

•

In January 2019, the Compensation Committee approved the vesting of 150,000 non-qualified performance-based stock options that had been granted to Mr. Frissora in February 2015, for which performance criteria as outlined in the award agreement had been achieved.

•

In March 2019, the Compensation Committee approved an annual LTI grant to our named executive officers that placed 50% weighting on PSUs tied to Adjusted EBITDAR performance goals and rTSR and 50% weighting on time-vesting Restricted Stock Units (“RSUs”).

•

In January 2020, annual cash bonuses were determined at 95% of target based on 2019 results for the performance criteria, including Adjusted EBITDA, free cash flow, overall customer service and enterprise Net Promoter Score with an additional 5% adjustment to reflect employees’ efforts with respect to and to continue to incentivize employees to close the Merger with ERI.

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EXECUTIVE COMPENSATION MATTERS

The mix of the key elements of compensation awarded to our named executive officers in 2019 was as follows (excluding compensation of the type that would fall under “All Other Compensation” in our Summary Compensation Table):

	EARNED BASE SALARY ($)	ANNUAL CASH BONUS AWARD (AT TARGET) ($)	PERFORMANCE- BASED STOCK UNIT AWARD (ADJUSTED EBITDAR) (2019-2021) (AT TARGET) ($)	PERFORMANCE- BASED STOCK UNIT AWARD (rTSR) (2019-2021) (AT TARGET) ($)	FAIR VALUE OF TIME-VESTED RESTRICTED STOCK UNITS GRANTED ($)
Mr. Rodio	946,154	1,972,602	—	—	—
Mr. Frissora	715,385	1,430,769(1)	1,750,004	1,750,000	3,500,000
Mr. Hession	812,596	812,596	407,506	407,507	815,003
Mr. Jenkin	1,291,317	968,488	484,607	484,613	969,205
Mr. Holdren	691,365	518,524	302,699	302,703	605,397
Ms. Digilio	590,000	442,500	225,005	225,003	450,002
Mr. Donovan	392,308	294,231(2)	325,005	325,008	650,001
Mr. Ottolenghi	561,179	420,885(2)	271,308	271,305	542,616

(1)

Per Mr. Frissora’s separation agreement entered into in connection with his resignation, Mr. Frissora’s 2019 annual cash bonus award was prorated based on his actual base earnings in 2019 while Mr. Frissora was employed by the Company.

(2)	Target award values for Messrs. Donovan and Ottolenghi have also been prorated based on their actual base salary earnings in 2019 for the time that each executive was employed by the Company.

OUR COMPENSATION PHILOSOPHY

The Compensation Committee sets senior executive compensation with three driving principles in mind: (1) delivering financial results to shareholders, (2) rewarding and motivating top executives in a manner that is aligned with shareholders’ interests while enhancing our ability to retain top executive talent, and (3) incentivizing high performance and promoting accountability so that our customers receive a great experience when visiting our properties. The Compensation Committee monitors market trends and as we move further from our restructuring and being a controlled company, we anticipate that we will continue to modify elements of our compensation program to reflect the best practices of our industry and peers.

In accordance with these principles, we have implemented the following designs and policies that support our commitment to paying for performance and maintaining good governance practices:

•	aligning our incentive compensation strategy with business objectives, including enhancing shareholder value and customer satisfaction;

•	supporting a culture of strong performance and accountability by rewarding employees for results;

•	attracting, retaining and motivating talented and experienced executives; and

•	fostering a shared commitment among our senior executives by aligning company and individual goals.

Based on the guiding principles of our compensation philosophy, our executive compensation programs provide competitive levels of compensation that come in many forms, including salaries, annual cash incentive bonuses, and LTI and equity-ownership opportunities in the form of both performance and time-vested awards. We also offer other benefits typically offered to executives in large public companies, including defined contribution retirement plans (including non-qualified deferred compensation plans), limited perquisites, health and welfare benefits and in many cases, employment agreements. We work to refine our executive compensation programs and practices in response to the feedback of our shareholders and to be consistent with market trends and demands. We believe that we have made significant progress in this regard after our restructuring and plan to continue to do so going forward.

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EXECUTIVE COMPENSATION MATTERS

IMPLEMENTING THE PHILOSOPHY

WHAT WE DO

 Pay for Performance: We align our pay to performance, with at-risk incentive-based compensation representing approximately 75% of the target compensation awarded to our named executive officers as a group for 2019.

 Challenging Threshold Performance Goals and Limits on Payouts: We establish challenging threshold performance goals for payment of incentive compensation, and we limit annual cash incentive award payments and maximum performance unit award settlements to 200% of the target award.

 Competitive Pay for Market: We target our compensation to be competitive to the market and our peer group at the target level of performance.

 Advisory Say-on-Pay Vote: We have implemented a policy pursuant to which we will request a say-on-pay vote annually in order to obtain more timely feedback on our compensation philosophy and implementation decisions.

 Robust Stock Ownership Guidelines: We have established robust stock ownership guidelines for the CEO and named executive officers as well as for our directors.

 Insider Trading and Anti-Hedging Policies: We maintain policies that prohibit our directors, officers and other employees from engaging in “insider trading” in our stock, short selling or purchasing our stock on margin, or entering into transactions that are designed to hedge the risks and rewards of owning our stock.

 Annual Pay Evaluations: The Compensation Committee evaluates pay and executive compensation programs annually or more frequently based on circumstances and annually assesses the potential for excessive risk taking.

 Clawback Policy: We have an executive compensation clawback policy that allows us to recover performance-based cash and equity incentive compensation paid to executives in various circumstances.

WHAT WE DON’T DO

 No Guaranteed Bonuses: We do not provide guaranteed bonuses for our officers.

 No Automatic Salary Increases or Incentive Grants: We do not provide automatic or minimum salary increases for our officers or employees generally and we do not provide any automatic, guaranteed equity grants.

 No Excise Tax Gross-ups: We do not provide excise tax gross-ups for any officer (other than related to relocation benefits).

 No Single Trigger Change in Control Severance: Neither our compensation programs nor our employment agreements generally provide for single trigger change in control severance or accelerated vesting provisions.

 No Excess Executive Perquisites: We do not provide extensive executive perquisites.

COMPENSATION PROCESS

COMPENSATION COMMITTEE

The Compensation Committee has the sole authority to set the material compensation of our senior executives, including base pay, incentive pay and equity awards. The Compensation Committee receives information and input from our senior executives and outside consultants (as described below) to help establish these material compensation determinations, but the Compensation Committee is the final arbiter of these decisions.

The Compensation Committee designs, approves, and evaluates the administration of our compensation plans, policies and programs. The Compensation Committee’s role is to design compensation programs that encourage high performance, promote accountability and align employee interests with the interests of our shareholders. The Compensation Committee is also charged with reviewing and approving the compensation of the Chief Executive Officer and our other senior executives, including the named executive officers. The Compensation Committee operates under our Compensation & Management Development Committee charter. It is reviewed at least once per year, and any recommended changes are presented to our Board for approval. The charter for our Compensation Committee specifically outlines its duties and responsibilities in shaping and maintaining our compensation philosophy.

Our Compensation Committee currently consists of Ms. Clark, as Chair, Ms. Chugg and Mr. Mather. Former director Mr. Williams was a member of the Compensation Committee through the date of his resignation on March 1, 2019; former

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director Mr. Sambur was a member of the Compensation Committee through the date of his resignation on April 4, 2019; and former director Richard Schifter was a member of the Compensation Committee through the date of his resignation on September 5, 2019. The qualifications of the Compensation Committee members stem from their roles as corporate leaders, private investors and board members of several large corporations. Their knowledge, intelligence and experience in company operations, financial analytics, business operations and understanding of human capital management enable the members to carry out the objectives of the Compensation Committee.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee or to specified Caesars executives, except that it may not delegate its responsibilities for any matters where it has determined such compensation is intended to comply with the exemptions under Section 16(b) of the Exchange Act.

2019 COMPENSATION COMMITTEE ACTIVITIES

In 2019, the Compensation Committee performed various tasks as described in its charter and in accordance with its assigned duties and responsibilities, including:

•

Chief Executive Officer Compensation: Reviewed and approved corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluated the performance of the Chief Executive Officer in light of these goals and objectives and relative to peer group, and evaluated and awarded the annual bonus of the Chief Executive Officer based on such evaluation.

•

Other Senior Executive Officer Compensation: Set base compensation and annual bonus compensation and awarded equity compensation for all senior executives, which included an analysis relative to our competition peer group.

•

Director Compensation: Reviewed base compensation and awarded equity compensation for non-employee directors, which included a review of our practices against peers both within and outside the gaming and hospitality industry.

•

Executive Compensation Plans: Reviewed the status of our various executive compensation plans, programs and incentives, including our deferred compensation plans, our equity plans and amendments to plans and, where appropriate, approved new plans and arrangements.

•	Equity Compensation Plans: Approved awards of equity (including making grants of performance-based restricted stock units).

COMPENSATION COMMITTEE CONSULTANT RELATIONSHIPS

The Compensation Committee has the authority to engage services of independent legal counsel, consultants and subject matter experts to analyze, review, recommend and approve actions with regard to compensation of members of our Board, executive officer compensation, and general compensation and plan provisions. We provide for appropriate funding for any such services commissioned by the Compensation Committee. These consultants are used by the Compensation Committee for purposes of executive compensation review, analysis and recommendations. The Compensation Committee has engaged and expects to continue to engage external consultants for the purpose of determining Chief Executive Officer and other senior executive compensation. See “—Role of Outside Consultants in Establishing Compensation” below.

ROLE OF COMPANY EXECUTIVES IN ESTABLISHING COMPENSATION

When determining the pay levels for the Chief Executive Officer and our other senior executives, the Compensation Committee solicits advice and counsel from internal and external Company resources. Internal resources have included the Chief Executive Officer, the Executive Vice President & Chief Human Resources Officer, and the Senior Vice President of Compensation & HR Analytics. The Executive Vice President & Chief Human Resources Officer is responsible for developing and implementing our business plans and strategies for all company-wide human resource functions, as well as day-to-day human resources operations. The Senior Vice President of Compensation & HR Analytics is responsible for the design, execution and daily administration of our compensation operations. Both of these human resources executives attend the Compensation Committee meetings, at the request of the Compensation Committee, and act as informational resources serving in an advisory capacity.

In 2019, the Compensation Committee communicated directly with our Chief Executive Officer, our human resources executives and with compensation consultants in order to obtain external market data, industry data, internal pay information,

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EXECUTIVE COMPENSATION MATTERS

individual and Company performance results, and updates on regulatory issues. The Compensation Committee also delegated specific tasks to our human resources executives to facilitate the decision-making process and to assist in finalizing meeting agendas, documentation and compensation data for Compensation Committee review and approval.

Our Chief Executive Officer annually reviews the performance of our senior executives and, based on these reviews, makes compensation recommendations to the Compensation Committee for all senior executives other than himself. The Compensation Committee, however, makes the final decisions regarding material compensation to senior executives, including base pay, incentive pay and equity awards.

ROLE OF OUTSIDE CONSULTANTS IN ESTABLISHING COMPENSATION

Our Compensation Committee regularly engages outside consultants to provide advice related to our compensation policies. We have standing consulting relationships with several global consulting firms specializing in executive compensation, human capital management and board of directors pay practices. During 2019, the services performed by consultants that resulted in information provided to the Compensation Committee are set forth below:

•

Willis Towers Watson served as the Compensation Committee’s advisor in 2019 and provided advice and market-practice information on a variety of topics, including executive pay-level benchmarking, incentive design considerations, non-employee director compensation, govern and transaction-related pay considerations.

•

Mercer Investment Consulting was retained by the Executive Deferred Compensation Plan Investment Committee to advise this committee on investment management performance, monitoring, investment policy development and investment manager searches relating to our executive deferred compensation plans.

The consultants provided the information described above to our human resources executives to help formulate information that was then provided to the Compensation Committee. The fees paid to Willis Towers Watson in 2019 for these services were $142,528. For the Company’s executive deferred compensation plans, the fees paid to Mercer Investment Consulting in 2019 were $163,116.

The Compensation Committee has determined that the work of Willis Towers Watson and Mercer Investment Consulting did not raise any conflicts of interest in fiscal year 2019. In making this assessment, the Compensation Committee considered that neither Willis Towers Watson nor Mercer Investment Consulting provided any other services to the Company unrelated to executive compensation, except for certain work performed by Willis Towers Watson related to employee benefits that we do not believe raises any potential conflicts under the factors enumerated in Rule 10C-1(b) under the Exchange Act.

OUR COMPENSATION PROGRAMS

OVERVIEW

As described below, various Company policies are in place to shape our executive pay plans, including:

•	Salaries are linked to competitive factors and internal equity and can be (but are not required to be) increased as a result of successful job performance.

•	Our annual bonus programs are competitively based and provide incentive compensation based on our financial performance and customer service scores.

•	Long-term incentives are tied to our financial performance and enhancing shareholder value.

COMPENSATION PROGRAM DESIGN EMPHASIZES VARIABLE AND AT-RISK COMPENSATION

Our executive compensation program is structured to reward our executives for their contributions in achieving our mission of providing outstanding customer service and attaining strong financial results and to align the interests of our executives with those of our shareholders, as discussed in more detail below. Our executive compensation program is designed with our executive compensation objectives in mind and is composed of fixed and variable pay plans, cash and non-cash plans, and short- and long-term payment structures in order to recognize and reward executives for their contributions today and in the future. In

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particular, the impact of individual performance on compensation is reflected in base pay merit increases, setting the Annual Management Bonus Plan (the “Bonus Plan”) payout percentages as compared to base pay, and the value of equity awards granted. The impact of our financial performance and customer satisfaction is reflected in the calculation of the annual bonus payment and the intrinsic value of equity awards. Supporting a performance-based culture and providing compensation that is directly linked to outstanding individual and overall financial results is at the core of our compensation philosophy and human capital management strategy.

The table below reflects our short-term and long-term executive compensation programs during 2019:

SHORT-TERM	LONG-TERM
Fixed and Variable Pay	Fixed and Variable Pay
Base salary	Long-term cash incentive awards
Senior Executive Incentive Plan (employing the goals under the Bonus Plan)	RSUs PSUs

MARKET REVIEW AND COMPETITIVENESS

We periodically assess and evaluate the internal and external competitiveness of all components of our executive compensation program. Internally, we look at critical and key positions that are directly linked to our profitability and viability. We review our compensation structure to determine whether the appropriate hierarchy of jobs is in place. Internal equity is based on both quantitative and qualitative job evaluation methods, including span of control, required skills and abilities, and long-term career growth opportunities, as well as relevant comparative financial and non-financial job metrics. Externally, benchmarks are used to provide guidance and to improve our ability to attract, retain and recruit talented senior executives. Due to the highly competitive nature of the gaming and hospitality industry, as well as the competitiveness across industries for talented senior executives, it is important that our compensation programs provide us the ability to internally develop executive talent, as well as to recruit highly qualified senior executives.

The overall design of the executive compensation program and the elements thereof are evolving following our restructuring, the required incentives relating thereto, and years of being a controlled company, and to some extent still reflect incentives granted during that time. Each year, the plans are reviewed for effectiveness, competitiveness and legislative compliance. The current plans have been implemented with the approval of the Compensation Committee and in support of the principles of the compensation philosophy and objectives of our pay practices and policies.

Our human resources department conducts an annual review of compensation practices of competitors in the gaming and hospitality industry. The review covers a range of senior roles, including those of our named executive officers and members of our Board, and competitive practices relating to cash compensation. The findings of the peer group analysis are presented by the human resources department to the Compensation Committee, which takes the findings into account when reviewing the form and type of compensation for our executives (subject to certain situations where adjustments are necessary to reflect alignment with market levels). As a result of this review, the Compensation Committee believes that the current compensation program adequately compensates and provides incentives to our executives. The companies comprising our 2019 peer group were:

Boyd Gaming Corporation Darden Restaurants, Inc. Norwegian Cruise Lines Holdings, Inc. Hilton Worldwide Holdings, Inc.	Las Vegas Sands Corp. Live Nation Entertainment, Inc. MGM Resorts International Marriott International, Inc.	Royal Caribbean Cruises Ltd. Viacom, Inc. Wyndham Worldwide Corporation Wynn Resorts, Limited

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EXECUTIVE COMPENSATION MATTERS

ELEMENTS OF EXECUTIVE COMPENSATION AND BENEFITS FOR 2019

The Compensation Committee designed our 2019 compensation program so that a significant portion of our named executive officers’ compensation was at-risk and linked directly to corporate financial performance. For example, each named executive officer’s annual performance-based cash bonus was primarily based on the achievement of Adjusted EBITDAR and free cash flow targets. In 2019, each named executive officer (excluding Mr. Rodio) was also issued PSUs that are subject to vesting based on attaining certain annual Adjusted EBITDAR targets and relative total stockholder return.

Each compensation element is considered both individually and as a component within the total compensation package. In reviewing each element of our senior executives’ compensation, the Compensation Committee reviews peer data, internal and external benchmarks, our performance over the calendar year (as compared to our internal plan, as well as compared to members of our peer group), and each executive’s individual performance. Prior compensation and wealth accumulation are considered when making decisions regarding current and future compensation but are not used to cap any particular compensation element.

BASE SALARY

Salaries are reviewed each year, and increases, if any, are based primarily on an executive’s accomplishment of various performance objectives and salaries of executives holding similar positions within our peer group or within our Company. Adjustments in base salary may be attributed to one of the following:

•

Merit: Increases in base salary as a reward for meeting or exceeding objectives during a review period. The size of the increase is directly tied to predefined and weighted objectives (qualitative and quantitative) set forth at the onset of the review period. The greater the achievement in comparison to the goals, generally, the greater the increase.

•	Market: Increases in base salary as a result of a competitive market analysis or in coordination with a long-term plan to pay a position at a more competitive level.

•	Promotional: Increases in base salary as a result of increased responsibilities associated with a change in position.

•	Additional Responsibilities: Increases in base salary as a result of additional duties, responsibilities or organizational change. A promotion may be, but is not necessarily, involved.

•	Retention: Increases in base salary as a result of a senior executive being at risk of departure or being recruited by or offered a position by another employer.

All of the above reasons for base salary adjustments for executive officers must be approved by the Compensation Committee and are not guaranteed as a matter of practice or in policy. The following chart details changes to base salaries for our named executive officers that were made in 2019. At its August 2018 meeting, the Compensation Committee reviewed broad market and peer-group data for Messrs. Hession, Jenkin, Holdren and Ottolenghi and approved adjustments to their base salaries to take effect on January 1, 2019 at the same time company management received its annual merit increases for 2019.

NAME	2018 ANNUAL SALARY ($)	2019 ANNUAL SALARY ($)	% CHANGE
Anthony Rodio	-	1,500,000	-%
Mark Frissora	2,000,000	2,000,000	-%
Eric Hession(1)	735,438	815,000	10.8%
Thomas Jenkin(2)	1,260,750	1,292,269	2.5%
Christopher Holdren(3)	675,000	691,875	2.5%
Monica Digilio(4)	590,000	590,000	-%
Timothy Donovan	850,000	850,000	-%
Les Ottolenghi	563,750	620,125	10%

(1)	Mr. Hession’s base salary was increased to $839,450 effective as of January 1, 2020.

(2)	Mr. Jenkin’s base salary was increased to $1,318,114 effective as of January 1, 2020.

(3)	Mr. Holdren’s base salary was increased to $712,631 effective as of January 1, 2020.

(4)	Ms. Digilio’s base salary was increased to $607,700 effective as of January 1, 2020.

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CASH INCENTIVE PAYMENTS

SENIOR EXECUTIVE INCENTIVE PLAN AND ANNUAL MANAGEMENT BONUS PLAN

Our annual cash incentive plan for all of our senior executives, including the named executive officers, is the Senior Executive Incentive Plan. Eligibility to participate in the Senior Executive Incentive Plan is limited to our senior executives who are, or at some future date may be, subject to Section 16 of the Exchange Act or are designated by the Compensation Committee as eligible for participation. The Compensation Committee set the performance criteria, target percentages and participants under the Senior Executive Incentive Plan in January 2019. The Compensation Committee set the bonus target for each participant in the Senior Executive Incentive Plan at 0.5% of the Company’s EBITDA for 2019. Subject to the foregoing and to the maximum award limitations, no awards will be paid for any period unless we achieve positive EBITDA. Awards under the Senior Executive Incentive Plan are discretionary, including the discretion to reduce or eliminate payments under the Senior Executive Incentive Plan.

The named executive officers and certain other executive officers participated in the Senior Executive Incentive Plan during 2019. As noted above, the Compensation Committee has authority to reduce or eliminate bonuses earned under the Senior Executive Incentive Plan and also has authority to approve bonuses outside of the Senior Executive Incentive Plan to reward executives for special personal achievement.

Annual Management Bonus Plan

It has been the Compensation Committee’s practice to use its discretion under the Senior Executive Incentive Plan to reduce the 0.5% of EBITDA bonus target for the performance goals and bonus formulas under the Bonus Plan discussed below.

The Annual Management Bonus Plan, or the Bonus Plan, provides the opportunity for our senior executives and other participants to earn an annual bonus payment based on meeting corporate financial and non-financial goals. The goals may change annually to support our short- or long-term business objectives. These goals are set at the beginning of each fiscal year by the Compensation Committee. In accordance with the terms of the Bonus Plan, the Compensation Committee is authorized to revise the financial goals on a semiannual basis if external economic conditions indicate that the original goals did not correctly anticipate movements of the broader economy. In order for participants in the Bonus Plan to receive a bonus, the Company must achieve at least 85% of the financial goals approved by the Compensation Committee, although the Compensation Committee has the discretion to award bonuses, even if this threshold is not met.

The Bonus Plan performance criteria, target percentages and plan awards for bonus payments for the fiscal year ended December 31, 2019 (paid in 2020) were set in January 2019. During 2019, the Compensation Committee continued its past practice of periodically reviewing performance criteria against applicable targets. For the 2019 plan year, the Bonus Plan’s goal for our named executive officers and other members of senior management consisted of a combination of Adjusted EBITDA, free cash flow, and customer satisfaction improvement. Although officers who participated in the Senior Executive Incentive Plan during 2019 did not participate in the Bonus Plan, goals were set for all officers under this plan. The measurement used to gauge the attainment of these goals is called the “corporate score.”

For 2019, financial goals under our Bonus Plan were based on Adjusted EBITDA and free cash flow, which represents up to 80% of the corporate score. EBITDA is a common measure of Company performance in the gaming and hospitality industry and as a basis for valuation of gaming and hospitality companies and, in the case of Adjusted EBITDA, as a measure of compliance with certain debt covenants. Adjusted EBITDA is a financial metric that we use to consistently measure operational and financial performance. It aligns with the Company’s business plan and allows for a uniform measure to assess core earnings trends year-over-year. This metric is also used as a proxy for performance in comparison to most of our identified peer group and gives management insight into direct performance results of business operations. Free cash flow is an important measure of cash generation, especially in our business and industry. While it is related to EBITDA, free cash flow is also impacted by changes in working capital and capital expense.

“Adjusted EBITDA” under the Bonus Plan means, in addition to the description above, “Adjusted EBITDA” as defined by the Company to be consistent with agreements governing certain senior secured credit facilities, which are publicly available on our web site and the SEC’s web site, and is further adjusted by exceptions approved by the Compensation Committee to account for

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unforeseen events that directly impact Adjusted EBITDA results. “EBITDA” under our Senior Executive Incentive Plan means the Company’s consolidated net income before deductions for interest expense, income tax expense, depreciation expense and amortization expense for the performance period, each computed in accordance with accounting principles generally accepted in the United States (“GAAP”). The Compensation Committee may make adjustments to the calculation of the Company’s EBITDA when the performance goal is established.

Adjustments to EBITDA represent certain add-backs and deductions permitted under certain indentures. Such add-backs and deductions include pre-opening costs incurred in connection with property openings and expansion projects at existing properties and costs associated with acquisition and development activities, stock-based compensation expense related to shares, stock options, and restricted stock units granted to the Company’s employees, litigation awards and settlements, severance and relocation expenses, sign-on and retention bonuses, permit remediation costs, and business optimization expenses.

Free cash flow is an additional financial metric that we use to evaluate business performance. It complements our Adjusted EBITDA goal by tracking management’s efforts around capital expenditure and non-operating items. For purposes of the compensation calculation, free cash flow was defined as Adjusted EBITDA less same-store capital expenditures less non-operating cash items.

The non-financial goal is based on our customer satisfaction score, which is measured by third-party surveys. We believe we distinguish ourselves from competitors through the experience that we provide to our customers and supporting our property team members who have daily interactions with our external customers is critical to maintaining and improving guest service. Each of our casino properties works against an annual baseline defined by a composite of their performance in these key operating areas from previous years. Customer satisfaction comprised 20% of the corporate score for 2019. 10% was attributed to the Overall Service score, and 10% was attributed to the Net Promoter Score question. Net Promoter Score focuses on customers’ likelihood to recommend the property they visited and allows the customer to provide feedback that Caesars can use to improve guest service.

After the corporate score has been determined, a bonus matrix approved by the Compensation Committee provides for bonus amounts of participating executive officers and other participants that will result in the payment of a specified percentage of the participant’s salary if the target objective is achieved. For 2019, the target payout percentage for Mr. Frissora was 200%, the target payout percentage for Mr. Rodio was 100% (“Part A”) with the potential for an additional 100% (“Part B”) if the initial threshold for the bonus target, which was attainment of the minimum of 85% of the Adjusted EBITDA goal, is exceeded; the target payout percentage for Mr. Hession was 100% and the target payout percentage for Messrs. Jenkin, Holdren, Donovan, and Ottolenghi and Ms. Digilio was 75%. This percentage of salary is adjusted upward or downward based upon the level of corporate score achievement.

In October 2019, the Compensation Committee adopted specific, measurable objectives for Mr. Rodio’s bonus (Part B noted above), including realization of new cost savings, additional cost savings against the existing capital spending plan, reduction of regrettable executive employee turnover, and ongoing readiness for the closing of the Merger with ERI. Following the completion of 2019, the Compensation Committee evaluated Mr. Rodio’s performance against these measures when determining his 2019 annual bonus and determined that 100% was attained with respect to these measures under Part B.

After the end of the fiscal year, the Chief Executive Officer assesses the performance against the financial and customer satisfaction targets set by the Compensation Committee and develops and recommends a corporate score of 0 to 200 to the Compensation Committee. If the minimum of 85% of Adjusted EBITDA is not met, the corporate score is 0. If the threshold of 85% of Adjusted EBITDA is met but not exceeded, the corporate score is 14. To achieve the maximum score of 200 points, Adjusted EBITDA must meet or exceed 115% of the goal, free cash flow must meet or exceed 110% of the goal, Overall Service score must meet or exceed a 1% shift in 2019, and the Net Promoter Score must meet or exceed a 1.5% shift in 2019. A score of 200 results in payment of two times target bonus, while a score of 100 results in payment of target bonus opportunity. If results fall between the threshold and target or target and maximum for any of the metrics, the points will be extrapolated on a curve.

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Below is a summary of the results that were approved by the Compensation Committee. The Compensation Committee approved a score of 95 points based on results with an award of an additional 5 points to reflect employees’ efforts with respect to and to continue to incentivize employees to close the Merger with ERI (for a total of 100 points).

WEIGHTING	THRESHOLD	TARGET	MAXIMUM	Actual
Adjusted EBITDA	70%	$2,070M	$2,435M	$2,800M	$2,416.5M (Below Target = 67 points)
Free Cash Flow	10%	$1,614M	$1,774M	$1,951M	$1,739M (Below Target = 8 points)
Customer Satisfaction - Overall Service	10%	0%	1%	N/A	2.94% (Above Target = 10 points)
Customer Satisfaction - Net Promoter Score	10%	0.5%	1.5%	N/A	4.49% (Above Target = 10 points)
Plan Payout		25%	100%	200%	95 points + 5 points adjustment

The Compensation Committee has the authority under the Bonus Plan to adjust any goal or bonus points with respect to executive officers, including making no payment under the Bonus Plan. Decisions regarding the Bonus Plan are subjective and based generally on a review of circumstances affecting results to determine if any events were unusual or unforeseen. As noted above, the Compensation Committee considered its approved measures for Mr. Rodio’s Part B bonus in making its final determination of his 2019 bonus award. For the other named executive officers, the Compensation Committee and Mr. Rodio jointly evaluated each named executive officer’s performance against such executive’s objectives, including areas of strength and areas of opportunity. Based on these evaluations, the Compensation Committee approved final bonuses for each of the named executive officers.

See the chart below for actual payouts for the named executive officers:

NAME	TARGET (% OF SALARY)	TARGET AWARD ($ VALUE)(1)	ACTUAL AWARD ($ VALUE)
Anthony Rodio	200%	1,972,602	1,972,602
Mark Frissora	200%	1,430,769	1,359,231
Eric Hession	100%	812,596	902,596
Thomas Jenkin	75%	968,488	968,488
Christopher Holdren	75%	518,524	608,524
Monica Digilio	75%	442,500	530,500
Timothy Donovan	75%	294,231	294,231
Les Ottolenghi	75%	420,885	399,840

(1)	Target award values are based on actual base salary earnings in 2019 that each executive earned while employed by the Company.

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DISCRETIONARY BONUS AWARDS

The Compensation Committee has the discretion to award special discretionary bonuses to our named executive officers. In conjunction with the execution of his employment agreement, Mr. Rodio received a sign-on bonus of $250,000 in 2019. No other discretionary bonuses were issued in 2019 to the named executive officers.

EQUITY AWARDS

ANNUAL AWARDS UPDATE

In March 2019, the Compensation Committee approved an annual long-term grant in the form of RSUs and PSUs for the named executive officers and certain other members of management under the 2017 PIP. 50% of the PSUs issued were tied to Adjusted EBITDAR goals over three separate one-year performance periods ending December 31 of each of 2019, 2020 and 2021, while the other 50% were tied to a rTSR goal over one three-year performance period ending December 31, 2021. Both support our compensation philosophy of motivating our executives in a manner that is aligned with stockholders’ interests. “Adjusted EBITDAR” is defined as earnings before interest, taxes, depreciation, amortization and rent.

Based on the attainment of the applicable Company Adjusted EBITDAR goals, 100% of such target PSUs for each performance period may vest on each of March 28, 2020, 2021 and 2022. If a given performance period does not reach 100%, the unvested portion of the respective tranche of PSUs will be eligible to vest on March 28, 2022 based on the Company’s overall Adjusted EBITDAR for the three-year performance period ending December 31, 2021. The target Adjusted EBITDAR goal for each fiscal year performance period is set annually. The target Adjusted EBITDAR goal for the three-year performance period is based on Adjusted EBITDAR for 2019-2021 exceeding the cumulative total for the three-year performance period. The target Adjusted EBITDAR goal for the fiscal year ended December 31, 2019 performance period was $2,435M. In February 2020, the Compensation Committee certified that 95% of the target PSUs for the performance period ending December 31, 2019 were earned based on the Company’s Adjusted EBITDAR of $2,416.5M for 2019. Such PSUs vested on March 28, 2020.

The target rTSR goal for the three-year performance period ending December 31, 2021 is the 50th percentile against the respective measurement group in the S&P 500. Based on the attainment of rTSR over such period, the PSUs are eligible to vest on March 28, 2022.

For 2019, awards for our named executive officers were weighted 50% to PSUs and 50% to RSUs, as follows:

	PERFORMANCE-BASED STOCK UNIT AWARD (ADJUSTED EBITDAR) (2019-2021) (AT TARGET) ($)	PERFORMANCE-BASED STOCK UNIT AWARD (rTSR) (2019-2021) (AT TARGET) ($)	FAIR VALUE OF TIME- VESTED RESTRICTED STOCK UNITS GRANTED ($)

Mr. Rodio	—	—	—

Mr. Frissora	1,750,004	1,750,000	3,500,000

Mr. Hession	407,506	407,507	815,003

Mr. Jenkin	484,607	484,613	969,205

Mr. Holdren	302,699	302,703	605,397

Ms. Digilio	225,005	225,003	450,002

Mr. Donovan	325,005	325,008	650,001

Mr. Ottolenghi	271,308	271,305	542,616

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Achievement of 2018 PSU Awards

In April 2018, the Compensation Committee granted PSUs to the named executive officers and certain other members of management under the 2017 PIP. 33% of such PSUs vest based on the achievement of certain Company Adjusted EBITDA goals for fiscal years 2018, 2019 and 2020. Based on the attainment of the applicable Company Adjusted EBITDA goals, 100% of such target PSUs for each performance period may vest on each of April 2, 2019, 2020 and 2021. If the Company’s Adjusted EBITDA for any of the performance periods does not reach 100% of target, the unvested PSUs remaining in each tranche are eligible to vest on April 2, 2021 based on the Company’s overall Adjusted EBITDA for the three-year performance period ending December 31, 2020.

The Adjusted EBITDA target for 2018 was $2,248M and the Company attained Adjusted EBITDA of 99.5%. Both of these numbers are exclusive of new property acquisitions which came online in 2018. As a result, in January 2019, the Compensation Committee certified that 95% of the target PSUs for the performance period ending December 31, 2018 would vest on April 2, 2019.

The following table sets forth the numbers of PSUs that vested for each named executive officer based on the achievement of Company EBITDA goals for fiscal year 2018:

PERFORMANCE-BASED STOCK UNIT AWARD (2018–TRANCHE 1) (#)

Mr. Rodio	—

Mr. Frissora	102,624

Mr. Hession	20,525

Mr. Jenkin	27,855

Mr. Holdren	14,844

Ms. Digilio	—

Mr. Donovan	19,059

Mr. Ottolenghi	14,661

In January 2019, the Compensation Committee set the Adjusted EBITDA target for 2019 at $2,463M and agreed that it would revisit this target in early 2020, based on the cumulative value of certain unplanned enterprise investments. On this basis, in February 2020, the Compensation Committee approved a revised target of $2,435M and certified that 95% of the target PSUs for the performance period ending December 31, 2019 would vest on April 2, 2020.

Achievement of Performance-Based Stock Options

In January 2019, the Compensation Committee approved the vesting of 150,000 non-qualified performance-based stock options that had been granted to Mr. Frissora in February 2015. Such performance-based stock options were eligible to vest annually in calendar years 2016, 2017, 2018 and 2019 based on an annual 5% EBITDA target and an annual 7.5% EBITDA target for annual one-year performance periods ending December 31 of each of 2015, 2016, 2017 and 2018, in each case, subject to Mr. Frissora’s continued service through the applicable vesting date. If any installments of such performance-based options did not vest based on achievement of the applicable annual EBITDA targets, such installments remained eligible to vest upon the final vesting date in 2019 if the final annual EBITDA for 2018 equaled or exceeded 7.5% (for the performance-based options eligible to vest based on an annual 5% EBITDA target) and 10% (for the performance-based options eligible to vest based on an annual 7.5% EBITDA target) compounded higher than the annual EBITDA for 2014. The Company’s annual EBITDA for 2018 was $2,290M, which was 11.8% higher than the annual EBITDA for 2014 of $1,468M. Accordingly, 50,000 of such performance-based stock options vested based on the Company’s 2018 EBITDA exceeding the final 7.5% annual EBITDA target and 100,000 of such performance-based stock options vested based on the Company’s 2018 EBITDA exceeding the final 10% EBITDA target.

CLAWBACKS AND FORFEITURES

Under our Senior Executive Incentive Plan, 2012 PIP, 2017 PIP, and our other incentive plans generally, awards will be cancelled, the participant under the applicable plan will forfeit any cash and/or stock otherwise payable in connection with the

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award and related proceeds, and the participant may be required to return such amounts already received, in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws that reduces the amount payable or due in respect of an award under the plan that would have become payable with proper reporting (as determined by the Compensation Committee). In addition, the Compensation Committee may, in its discretion, cancel awards or require repayment of compensation, gains or amounts received in connection with such award if, following a participant’s termination of employment or services with the Company, the Compensation Committee determines that the Company had grounds to terminate such participant for “Cause.” Finally, if required by applicable law, the rules and regulations of NASDAQ, and/or pursuant to a written policy adopted by the Company, awards under the plans shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of our named executive officers, which are described below in “—Discussion of the Summary Compensation Table.” These agreements were put in place to attract and retain the highest quality executives. At least annually, our human resources department reviews our employment arrangements, including our termination and change in control arrangements against peer companies as part of its review of determining whether our overall compensation package for executives is competitive using several factors, including the individual’s role in the organization, the importance of the individual to the organization, the ability to replace the executive if he or she were to leave the organization and the level of competitiveness in the marketplace to replace an executive while minimizing the effect to our ongoing business. The human resources department presents its assessment to the Compensation Committee, which reviews the information and determines if changes are necessary to the employment, termination and severance packages of our executives.

POLICY CONCERNING TAX DEDUCTIBILITY

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly traded corporation may deduct for compensation paid to each of the company’s principal executive officer, its principal financial officer and the company’s three next most highly compensated executives (“covered employees”). The Tax Reform and Jobs Act of 2017 (the “Act”) eliminates the ability of companies to rely on the “performance-based” compensation exception under Section 162(m) and extends the application of Section 162(m) to compensation payable to any person who was a covered employee at any time after 2016 (including compensation payable after termination of employment). As a result, beginning in 2018, we were no longer able to take a deduction for any compensation paid to our named executive officers in excess of $1 million unless the compensation originally qualified for the “performance-based” compensation exception and the compensation qualifies for transition relief applicable to certain arrangements in place on November 2, 2017. It is expected that the application of the transition rule will be of limited future value with respect to the preservation of deductions for compensation payable to covered employees in excess of the Section 162(m) limits.

In general, our philosophy is to seek to preserve the tax deductibility of executive compensation only to the extent practicable and consistent with our overall compensation philosophies. We do not make compensation determinations based on the accounting or tax treatment of any particular type of award.

STOCK OWNERSHIP REQUIREMENTS

The Compensation Committee believes it is important for the named executive officers to align their objectives with the Company and have a financial stake in generating value for the Company. Accordingly, the Compensation Committee approved the following Stock Ownership Guidelines for the named executive officers and non-employee directors:

NAMED EXECUTIVE OFFICER OR DIRECTOR	OWNERSHIP GUIDELINE

Chief Executive Officer	6X Base Salary

Other Named Executive Officers	5X Base Salary

Non-employee Directors	5X Annual Fee Retainer

The named executive officers and non-employee directors have five years to achieve the minimum stock ownership levels. The Compensation Committee monitors achievement towards the guidelines annually and evaluates, where necessary, consequences for not meeting the guidelines. As of December 31, 2019, Messrs. Hession, Jenkin, Benninger and Kornstein and Ms. Jones

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Blackhurst each met their share ownership requirements under our ownership guidelines. As they have been with the Company for less than five years, Messrs. Rodio, Holdren, Cozza, Dionne, Hunt, Mather and Nelson and Mses. Digilio, Chugg and Clark are each continuing to grow their equity positions in the Company.

CHIEF EXECUTIVE OFFICER’S COMPENSATION

The objectives of our Chief Executive Officer compensation are typically approved annually by the Compensation Committee.

The Compensation Committee’s assessment of the Chief Executive Officer’s performance is generally based on a subjective or objective review (as applicable) of performance against certain objectives. Specific weights may be assigned to particular objectives at the discretion of the Compensation Committee, and those weightings, or more focused objectives, are communicated to the Chief Executive Officer at the time the goals are set.

Anthony Rodio

The Company entered into an employment agreement with Anthony Rodio, on April 15, 2019, pursuant to which Mr. Rodio began serving as the Chief Executive Officer of the Company and Caesars Enterprise Services, LLC, effective as of May 6, 2019 (the date on which he became contractually available to perform services under the employment agreement, the “Effective Date”). In conjunction with the Board’s approval of Mr. Rodio’s employment agreement, Mr. Rodio was appointed to the Board effective as of the Effective Date.

Mr. Rodio’s employment agreement provides for the following: (i) an annual base salary of $1,500,000; (ii) a target annual cash incentive opportunity (the “Bonus”) under the Company’s annual incentive bonus programs applicable to Mr. Rodio’s position equal to 100% of his base salary, prorated from the Effective Date, and, in the sole discretion of the Compensation Committee, up to an additional 100% of his base salary if the initial threshold for the target Bonus is exceeded; (iii) a one-time sign-on bonus payment in the amount of $250,000; (iv) eligibility to receive LTI grants at the discretion of the Compensation Committee and (v) a cash payment of $3,000,000 in the event that Mr. Rodio’s employment is terminated by the Company without cause or by Mr. Rodio for good reason within twenty-four months following a “change of control” (as defined in the LTI Program) of the Company (provided that Mr. Rodio executes a separation agreement and release in a form customarily used by the Company for senior executives). The base salary, bonus opportunity and other benefits provided for under Mr. Rodio’s employment agreement were negotiated by the parties thereto. Subsequently, in February 2020, the Compensation Committee approved an annual target for equity grants equal to 350% of Mr. Rodio’s base salary.

The employment agreement also provides that Mr. Rodio’s employment is terminable by him or the Company at any time, with or without cause, and for any reason or no particular reason. Mr. Rodio’s compensation objectives for 2020 were approved by the Compensation Committee in October 2019.

Subject to restrictions and requirements specified in the employment agreement (including that Mr. Rodio executes a separation agreement and release in a form customarily used by the Company for senior executives), in the event of a termination of Mr. Rodio’s employment by the Company without “cause” or by Mr. Rodio for “good reason” (each such term as defined in Mr. Rodio’s employment agreement) at any time other than within twenty-four months following a change of control of the Company, Mr. Rodio will be entitled to: (i) any unpaid base salary and other accrued obligations of the Company earned through the date of termination; and (ii) a lump-sum severance payment in an amount equal to not less than one year salary at Mr. Rodio’s annual base salary rate, plus a pro-rata target Bonus for the then-current bonus year to the extent not already paid to Mr. Rodio.

In addition, Mr. Rodio is subject to restrictions on competition and employee and client solicitation during his employment with the Company and for up to an additional twelve months thereafter. The employment agreement also contains standard confidentiality, invention assignment and non-disparagement covenants.

For additional details on Mr. Rodio’s employment agreement, see “—Discussion of the Summary Compensation Table.”

Mark Frissora

Mr. Frissora’s base salary was determined based on his performance, his responsibilities, and the compensation levels for comparable positions in other companies in the hospitality, gaming, entertainment, restaurant and retail industries. Merit increases in his salary were a subjective determination made by the Compensation Committee, which based its decision upon his

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prior year’s performance versus his objectives, as well as upon an analysis of competitive salaries. Although base salary increases were subjective, the Compensation Committee reviewed Mr. Frissora’s base salary against peer groups, his roles and responsibilities within the Company, his contribution to our success, and his individual performance against his stated objective criteria.

Mr. Frissora’s salary, bonus and equity awards differed from those of our other named executive officers in order to (a) keep Mr. Frissora’s compensation in line with chief executive officers of other hospitality, gaming, entertainment, restaurant and retail companies, (b) compensate him for the role as the leader and public face of our Company and (c) compensate him for attracting and retaining our senior executive team.

Separation Arrangements with Messrs. Frissora, Donovan and Ottolenghi

Each of Messrs. Frissora, Donovan and Ottolenghi departed from the Company, effective April 30, 2019, June 6, 2019 and November 15, 2019, respectively. Please refer to “—Discussion of the Summary Compensation Table” and “—Potential Payments upon Termination or Change in Control” for additional details regarding each such executive’s separation payments and benefits.

PERSONAL BENEFITS AND PERQUISITES

We provided the Company aircraft for Mr. Frissora’s personal use at certain times during 2019. Our other named executive officers may use Company aircraft for personal purposes at their own personal expense. These perquisites are more fully described in the “Summary Compensation Table.” Our use of perquisites as an element of compensation is limited. We do not view perquisites as a significant element of our comprehensive compensation structure, but we do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Under our group life insurance program, senior executives, including the named executive officers, are eligible for an employer-provided life insurance benefit equal to three times their base salary, with a maximum benefit of $3,500,000. In addition, group long-term disability benefits are available to all benefits-eligible employees. Under our group short-term disability insurance program, senior executives, including the named executive officers, are eligible for an employer-provided Company-paid short-term disability policy with a maximum $5,000 weekly benefit.

OTHER BENEFITS

During 2019, all of our named executive officers were eligible to participate in our health and welfare benefit plans, as well as the Caesars Savings and Retirement Plan (the “401(k) Plan”).

DEFERRED COMPENSATION PLANS

As of December 31, 2019, certain named executive officers had balances in two of the six deferred compensation plans that we maintain for our employees. The six deferred compensation plans are (1) the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan (“ESSP”), (2) the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II (“ESSP II”), (3) the Caesars Entertainment Corporation Executive Supplemental Savings Plan III (“ESSP III”), (4) the Park Place Entertainment Corporation Executive Deferred Compensation Plan, (5) the Harrah’s Entertainment, Inc. Deferred Compensation Plan (“DCP”), and (6) the Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan (“EDCP”). In December 2018, we adopted the ESSP III, effective January 1, 2019. These plans allow certain employees an opportunity to save for retirement and other purposes. Mr. Jenkin has a balance in the EDCP, and Mr. Hession has a balance in the ESSP II. Except for the ESSP III, all of these plans have been frozen and no longer provide for voluntary deferrals by active employees. The other named executive officers do not have a balance in any of the deferred compensation plans. For additional information, see “—2019 Nonqualified Deferred Compensation.”

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COMPENSATION COMMITTEE REPORT

To the Board of Directors of Caesars Entertainment Corporation:

The role of the Compensation Committee is to assist the Board of Directors in its oversight of the Company’s executive compensation, including approval and evaluation of director and officer compensation plans, programs and policies and administration of the Company’s bonus and other incentive compensation plans. We have reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s 2019 annual report on Form 10-K for the 2020 annual meeting of stockholders.

Denise Clark Chair	Juliana Chugg	Courtney Mather

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

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SUMMARY COMPENSATION TABLE

The Summary Compensation Table below sets forth certain compensation information for our current Chief Executive Officer, former Chief Executive Officer, our Chief Financial Officer, an additional three of our most highly compensated executive officers during 2019, which includes Messrs. Jenkin and Holdren and Ms. Digilio, and an additional two of our most highly compensated executive officers during 2019 who were not employed by the Company at the end of the year, which includes Messrs. Donovan and Ottolenghi (collectively, our “named executive officers”).

(A) NAME AND PRINCIPAL POSITION	(B) YEAR	(C) SALARY ($)	(D) BONUS (1) ($)	(E) STOCK AWARDS(2) ($)	(F) OPTION AWARDS(2) ($)	(G) NON -EQUITY INCENTIVE PLAN COMPENSATION(3) ($)	(H) CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	(I) ALL OTHER COMPENSATION(4) ($)	(J) TOTAL ($)
Anthony Rodio Chief Executive Officer	2019	946,154	250,000	—	—	1,972,602	—	32,476	3,201,232

Mark Frissora Former President and Chief Executive Officer	2019	715,385	2,330,000	2,871,680(5)	—	1,359,231	—	11,669,577	18,945,873
	2018	2,000,000	2,330,000	4,666,680	1,111,786(12)	3,840,000	—	332,729	14,281,195
	2017	2,000,000	330,000	16,500,006	400,000	4,494,000	—	224,187	23,948,193
Eric Hession Executive Vice President, Chief Financial Officer	2019	812,596	634,373	1,549,115(6)	—	902,596	—	35,398	3,934,078
	2018	735,438	942,706	933,336	—	610,000	—	28,132	3,249,612
	2017	721,541	96,248	3,329,651	27,025	779,037	—	23,994	4,977,496
Thomas Jenkin Global President of Destination Markets	2019	1,291,317	1,087,499	1,874,258(7)	—	968,488	536,268	33,551	5,791,381
	2018	1,260,750	1,454,166	1,266,667	—	927,740	427,373	29,842	5,366,538
	2017	1,236,927	164,999	5,073,754	131,260	1,091,897	370,020	27,438	8,096,295
Christopher Holdren Executive Vice President and Chief Marketing Officer	2019	691,365	100,000	1,146,966(8)	—	608,524	—	33,369	2,580,224

Monica Digilio Executive Vice President and Chief Human Resources Officer	2019	590,000	67,500	750,007(9)	—	530,500	—	32,045	1,970,052

Timothy Donovan Former Executive Vice President, General Counsel and Chief Legal, Risk and Security Officer	2019	392,308	634,373	1,260,491(10)	—	294,231	—	2,642,447	5,223,850
	2018	838,041	1,338,669	866,679	—	610,000	—	31,946	3,685,335
	2017	721,541	96,248	2,959,693	75,757	579,037	—	24,135	4,456,411

Les Ottolenghi Former Executive Vice President & Chief Information Officer	2019	561,179	488,125	1,655,363(11)	—	399,840	—	2,088,162	5,192,669
	2018	563,750	621,458	666,674	—	355,015	—	30,115	2,237,012

(1)

For 2019, reflects the cash portion of the 2017 Annual Grant Award under the 2012 PIP that vested on March 10, 2019 and the 2016 Annual Grant Award, a service-vesting award, under the 2012 PIP that vested on March 23, 2019 for Messrs. Frissora, Hession, Jenkin, Donovan, and Ottolenghi. For 2019, also reflects a sign-on bonus awarded to Mr. Rodio as outlined in his employment agreement. The bonuses in this column are separate from the bonuses under column (G) for Non-Equity Incentive Plan Compensation.

(2)

Amounts in these columns reflect the grant date fair value of stock awards and option awards granted during the applicable year and were determined as required by Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculations of these amounts are set forth in Note 16 to the consolidated financial statements included in our 2019 Annual Report. With respect to fiscal year 2019, the PSUs granted to our named executive officers represent the aggregate grant date fair value of the 2019 rTSR PSUs, the first tranche of the 2019 Adjusted EBITDAR PSUs and the second tranche of the 2018 Adjusted EBITDA PSUs. The 2018 Adjusted EBITDA PSUs and 2019 Adjusted EBITDAR PSUs are valued using the closing price of our common stock on April 2, 2019 and March 28, 2019, respectively, with the PSU being valued at target. The grant date fair value of the 2019 rTSR PSUs is based on a Monte Carlo valuation model, which determines potential award-payout results by simulating future stock prices of Caesars and constituent companies of the S&P 500 index. Monte Carlo modeling assumptions included: stock price volatility (based on three-year historical volatility of daily stock prices) of 46.0% for Caesars and an average of 25.0% for the S&P 500 index; stock price correlation coefficient between Caesars and the S&P 500 index (based on three-year historical daily stock price changes) of 25.6%; risk-free interest rate of 2.18%; and starting TSR (for the 30-day period immediately preceding the

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beginning of the performance period) of 23.2% for Caesars and 11.1% for the S&P 500 index. The fair value of 2019 rTSR PSUs was determined to be $12.63, or 145.0% of the grant-date stock price of $8.71. The actual vesting of the PSUs will be between zero and 200% of the target number of PSUs.

(3)

Messrs. Rodio, Frissora, Hession, Jenkin, Donovan, Ottolenghi and Holdren and Ms. Digilio received 2019 bonuses pursuant to the Senior Executive Incentive Plan in the amounts of $1,972,602, $1,359,231, $902,596, $968,488, $294,231, $399,840, $608,524 and $530,500, respectively. Such award values were prorated based on actual base salary earnings in 2019 that each executive earned while employed by the Company.

(4)

All Other Compensation includes perquisites and personal benefits, which may include executive security, personal aircraft usage, legal fee reimbursements, financial planning and Company lodging, and includes other compensation, which may include items such as severance, health, life and disability insurance, and tax reimbursements based on taxable earnings for Company lodging and on premiums paid for life and disability insurance.

The table below details the amount of (i) the 401(k) employer match, (ii) the value of life and disability insurance premiums paid by the Company for coverage in excess of the nondiscriminatory group insurance generally available to all salaried employees and (iii) any other perquisites to the extent that the amount of any individual item exceeds the greater of $25,000 or 10% of the executive’s total perquisites:

	2019
NAME	401(K) EMPLOYER MATCH ($)	RELOCATION ($)	ALLOCATED AMOUNT FOR AIRCRAFT USAGE ($)	HEALTH BENEFITS ($)	EXPERIENCE OUR BEST ($)	SEVERANCE ($)
Anthony Rodio	8,400	4,475	—	16,698	2,903	—
Mark Frissora	—	—	200,000(a)	15,981	5,414	11,448,182(b)
Eric Hession	8,400	—	—	23,264	3,734	—
Thomas Jenkin	5,700	—	—	26,742	1,109	—
Christopher Holdren	8,400	—	—	18,918	6,051	—
Monica Digilio	8,400	—	—	18,918	4,727	—
Timothy Donovan	—	—	—	17,683	6,678	2,618,086(c)
Les Ottolenghi	—	—	—	20,376	7,462	2,060,324(d)

(a)

Mr. Frissora was allocated up to $200,000 per fiscal year for personal use of Company aircraft, which is calculated based on the incremental cost to us of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of our aircraft and the cost of maintenance not specifically related to trips. The other named executive officers may also access Company aircraft for personal purposes at their own personal expense.

(b)

Consists of payments provided to Mr. Frissora in connection with his separation, including (i) $8,000,000 in cash severance payments, (ii) $1,423,310 related to those PSU tranches for which the fair value had not been reported in the Summary Compensation Table (with vesting of PSUs remaining subject to achievement of applicable targets and options generally exercisable for two years after vesting), (iii) $2,000,000 in accelerated vesting of cash awards, and (iv) $24,872 in medical and welfare benefits. The value for the PSU tranches is calculated based on target attainment of the goals and the closing price of our common stock of $9.36 as of the separation date of April 30, 2019.

(c)

Consists of payments provided to Mr. Donovan in connection with his separation, including (i) $1,275,000 in cash severance payments, (ii) $410,284 related to those PSU tranches for which the fair value had not been reported in the Summary Compensation Table (with the value for PSU tranches calculated based on target attainment of the goals and the closing price of our common stock of $9.13 as of the separation date of June 6, 2019), (iii) $900,000 in accelerated vesting of cash awards, and (iv) $32,802 in medical and welfare benefits.

(d)

Consists of payments provided to Mr. Ottolenghi in connection with his separation, including (i) $930,188 in cash severance payments, (ii) $200,012 related to those PSU tranches for which the fair value had not been reported in the Summary Compensation Table (with the value for PSU tranches calculated based on target attainment of the goals and the closing price of our common stock of $12.96 as of the separation date November 15, 2019), (iii) $900,000 in accelerated vesting of cash awards, and (iv) $30,124 in medical and welfare benefits.

(5)

The value of the 2019 Adjusted EBITDAR PSUs awarded to Mr. Frissora on the date of grant assuming the highest level of performance conditions will be achieved is $3,500,008, which is based on the maximum vesting of 401,838 PSUs multiplied by the closing price of our common stock on March 28, 2019 of $8.71. This maximum is inclusive of all three PSU tranches. The value of 2019 rTSR PSUs awarded to Mr. Frissora on the date of grant assuming the highest level of performance conditions will be achieved is $3,500,000, which is based on the maximum vesting of 277,118 rTSR PSUs multiplied by the Monte Carlo fair value of $12.63 determined on the date of the grant, as described more fully in footnote (2) above.

(6)

The value of the 2019 Adjusted EBITDAR PSUs awarded to Mr. Hession on the date of grant assuming the highest level of performance conditions will be achieved is $815,012, which is based on the maximum vesting of 93,572 PSUs multiplied by the closing price of our common stock on March 28, 2019 of $8.71. This maximum is inclusive of all three PSU tranches. The value of rTSR PSUs awarded to Mr. Hession on the date of grant assuming the highest level of performance conditions will be achieved is $815,014, which is based on the maximum vesting of 64,530 rTSR PSUs multiplied by the Monte Carlo fair value of $12.63 determined on the date of the grant, as described more fully in footnote (2) above.

(7)

The value of the 2019 Adjusted EBITDAR PSUs awarded to Mr. Jenkin on the date of grant assuming the highest level of performance conditions will be achieved is $969,214, which is based on the maximum vesting of 111,276 PSUs multiplied by the closing price of our common stock on March 28, 2019 of

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EXECUTIVE COMPENSATION MATTERS

$8.71. This maximum is inclusive of all three PSU tranches. The value of rTSR PSUs awarded to Mr. Jenkin on the date of grant assuming the highest level of performance conditions will be achieved is $969,226, which is based on the maximum vesting of 76,740 rTSR PSUs multiplied by the Monte Carlo fair value of $12.63 determined on the date of the grant, as described more fully in footnote (2) above.

(8)

The value of the 2019 Adjusted EBITDAR PSUs awarded to Mr. Holdren on the date of grant assuming the highest level of performance conditions will be achieved is $605,398, which is based on the maximum vesting of 69,506 PSUs multiplied by the closing price of our common stock on March 28, 2019 of $8.71. This maximum is inclusive of all three PSU tranches. The value of rTSR PSUs awarded to Mr. Holdren on the date of grant assuming the highest level of performance conditions will be achieved is $605,406, which is based on the maximum vesting of 47,934 rTSR PSUs multiplied by the Monte Carlo fair value of $12.63 determined on the date of the grant, as described more fully in footnote (2) above.

(9)

The value of the 2019 Adjusted EBITDAR PSUs awarded to Ms. Digilio on the date of grant assuming the highest level of performance conditions will be achieved is $450,010, which is based on the maximum vesting of 51,666 PSUs multiplied by the closing price of our common stock on March 28, 2019 of $8.71. This maximum is inclusive of all three PSU tranches. The value of rTSR PSUs awarded to Ms. Digilio on the date of grant assuming the highest level of performance conditions will be achieved is $450,006, which is based on the maximum vesting of 35,630 rTSR PSUs multiplied by the Monte Carlo fair value of $12.63 determined on the date of the grant, as described more fully in footnote (2) above.

(10)

The value of the 2019 Adjusted EBITDAR PSUs awarded to Mr. Donovan on the date of grant assuming the highest level of performance conditions will be achieved is $650,010, which is based on the maximum vesting of 74,628 PSUs multiplied by the closing price of our common stock on March 28, 2019 of $8.71. This maximum is inclusive of all three PSU tranches. The value of rTSR PSUs awarded to Mr. Donovan on the date of grant assuming the highest level of performance conditions will be achieved is $650,016, which is based on the maximum vesting of 51,466 rTSR PSUs multiplied by the Monte Carlo fair value of $12.63 determined on the date of the grant, as described more fully in footnote (2) above.

(11)

The value of the 2019 Adjusted EBITDAR PSUs awarded to Mr. Ottolenghi on the date of grant assuming the highest level of performance conditions will be achieved is $542,616, which is based on the maximum vesting of 62,298 PSUs multiplied by the closing price of our common stock on March 28, 2019 of $8.71. This maximum is inclusive of all three PSU tranches. The value of rTSR PSUs awarded to Mr. Ottolenghi on the date of grant assuming the highest level of performance conditions will be achieved is $542,610, which is based on the maximum vesting of 42,962 rTSR PSUs multiplied by the Monte Carlo fair value of $12.63 determined on the date of the grant, as described more fully in footnote (2) above. Amounts includes $345,615 which reflects the incremental cost associated with the modification of Mr. Ottolenghi’s RSU awards in connection with his separation agreement.

(12)	Amount reflects the incremental cost associated with the modification of Mr. Frissora’s stock options in connection with his separation agreement.

DISCUSSION OF THE SUMMARY COMPENSATION TABLE

We have entered into employment agreements with each of our named executive officers. We believe employment agreements are critical to enhancing and solidifying our relationships with our key executives. The agreements provide the executives with certainty as to compensation and benefits, including in the event of a termination of employment, and allow our executives to focus on growing the value of the Company. The agreements are also designed to protect the interests of the Company and its stockholders, including through the use of restrictive covenants. Some of the named executive officers are entitled to certain payments in the event of certain terminations of employment or in connection with a change in control, as further described under “—Potential Payments upon Termination or Change in Control.”

CHIEF EXECUTIVE OFFICER

Anthony Rodio

The Company entered into an employment agreement with Anthony Rodio on April 15, 2019, pursuant to which Mr. Rodio began serving as the Chief Executive Officer of the Company and Caesars Enterprise Services, LLC, effective as of May 6, 2019 (the date on which he became contractually available to perform services under the employment agreement, the “Effective Date”).

Mr. Rodio’s employment agreement provides for the following: (i) an annual base salary of $1,500,000; (ii) a target annual cash incentive opportunity (the “Bonus”) under the Company’s annual incentive bonus program(s) applicable to Mr. Rodio’s position of 100% of the base salary prorated from the Effective Date and, in the sole discretion of the Compensation Committee, up to an additional 100% of the base salary if the initial threshold for the target Bonus is exceeded; (iii) a one-time sign-on bonus payment in the amount of $250,000; (iv) eligibility to receive LTI grants at the discretion of the Compensation Committee; and (v) participation in the health and welfare benefit plans and programs maintained by us for the benefit of our employees. Subsequently in February 2020, the Compensation Committee approved an annual target for equity grants equal to 350% of Mr. Rodio’s base salary. The employment agreement also provides that Mr. Rodio’s employment is terminable by him or the Company at any time, with or without cause, and for any reason or no particular reason.

Subject to restrictions and requirements specified in the employment agreement (including that Mr. Rodio executes a separation agreement and release in a form customarily used by the Company for senior executives), in the event of a termination of Mr. Rodio’s employment by the Company without “Cause” or by Mr. Rodio for “Good Reason” (each, as defined in his

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employment agreement) at any time other than within twenty-four months following a change of control of the Company, Mr. Rodio will be entitled to: (i) any unpaid base salary and other accrued obligations of the Company earned through the date of termination and (ii) a lump-sum severance payment in an amount equal to not less than one year salary at Mr. Rodio’s annual base salary rate plus a pro-rata target Bonus for the then-current bonus year to the extent not already paid to Mr. Rodio. In the event that Mr. Rodio’s employment is terminated by the Company without cause or by Mr. Rodio for good reason within twenty-four months following a change of control of the Company (provided that Mr. Rodio executes a separation agreement and release in a form customarily used by the Company for senior executives), Mr. Rodio will be entitled to a cash payment of $3,000,000.

In addition, Mr. Rodio is subject to restrictions on competition and employee and client solicitation during his employment with the Company and for up to an additional twelve months thereafter. The employment agreement also contains standard confidentiality, invention assignment and non-disparagement covenants.

Mark Frissora

The Company and Caesars Enterprise Services, LLC (“CES”) entered into an employment agreement with Mark Frissora on February 5, 2015, which was amended on August 4, 2015, July 5, 2016 and March 8, 2017. Pursuant to the terms of the employment agreement, Mr. Frissora was appointed to the role of Chief Executive Officer and President of the Company and CES effective as of July 1, 2015. As described below, Mr. Frissora’s employment terminated on April 30, 2019.

The employment agreement provided that Mr. Frissora was entitled to a base salary, participation in the Company’s annual incentive bonus program(s) applicable to Mr. Frissora’s position (increased in 2018 to a target level of 200% to align his compensation with peer group companies), and certain perquisites, including (i) the use of our aircraft (up to a maximum value of $200,000 per fiscal year) and (ii) certain relocation benefits (including up to six months of temporary housing, reimbursements of costs incurred in connection with locating a suitable residence in Las Vegas for purchase, and gross-up for any taxes that may apply to such relocation benefits).

The agreement provided that if Mr. Frissora’s employment was terminated by the Company without “Cause,” by Mr. Frissora for “Good Reason” (as such terms are defined in the employment agreement), or due to the Company’s non-renewal of its term upon any expiration date, and subject to his execution and non-revocation of a general release of claims, Mr. Frissora was entitled to receive:

•	Accrued and unpaid base salary;

•	Unreimbursed business expenses;

•	Amounts or benefits due under benefit and equity plans in accordance with the terms thereof;

•

Cash severance equal to two times his base salary plus one times his target bonus paid in installments over 24 months; provided, that, if such termination occurred within six months prior to a change in control (and such termination was requested by the effectuating party of the change in control) or within 12 months following a change in control, then the cash severance shall equal two and one-half times his base salary plus one times his target bonus paid in installments over 30 months;

•

A bonus for the year of termination of employment, based on actual full-year performance, prorated to reflect service through the date of termination, paid when bonuses are payable generally to active employees;

•

Company-paid COBRA continuation and a subsidy, at the same levels in effect as of the date of termination, for continued disability and life insurance coverage, paid in installments over 24 months; and

•

One year of additional vesting in respect of (i) Mr. Frissora’s CAC RSUs (which were converted into Company RSUs in connection with the Merger with CAC), (ii) his award of RSUs granted on March 23, 2016, and (iii) any other equity awards granted by the Company or CAC to Mr. Frissora after July 5, 2016.

In addition, Mr. Frissora’s employment agreement, as amended, provided that if his employment is terminated without cause, due to his death or “disability” (as defined in Mr. Frissora’s employment agreement) or by him for good reason, in each case prior to the second anniversary of the date Caesars Entertainment Operating Company, Inc. and certain of its subsidiaries emerged from bankruptcy pursuant to a plan of reorganization, (i) all of his outstanding awards under the 2012 PIP and any other Company long-term incentive program would immediately vest, (ii) any of his outstanding stock options would remain exercisable until at least the second anniversary of such termination, but not beyond the original term of the option, and (iii) any

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EXECUTIVE COMPENSATION MATTERS

performance-based long-term incentive awards that vest, would vest based upon actual performance through the end of the applicable performance period.

The agreement also provided that Mr. Frissora was prohibited during the 24-month period following the termination of his employment from: (i) competing with us or our affiliates and (ii) soliciting or hiring certain employees of the Company and our affiliates. The employment agreement also contains standard confidentiality, invention assignment and non-disparagement covenants.

On November 1, 2018, Mr. Frissora and the Company entered into a Separation Agreement, which was amended on December 21, 2018 (as amended, the “Frissora Separation Agreement”). The Frissora Separation Agreement, together with Mr. Frissora’s employment agreement, as amended, govern the terms of his departure from the Company. Under the terms of the Frissora Separation Agreement, in connection with such departure, Mr. Frissora resigned from the Company’s Board of Directors and ceased to be an officer of the Company and its subsidiaries effective as of April 30, 2019 (the “Termination Date”). Such termination was treated as a termination of Mr. Frissora’s employment without “Cause” under his employment agreement for all purposes.

Pursuant to the Frissora Separation Agreement, Mr. Frissora continues to be bound by (and he acknowledged and agreed to comply with) the covenants of non-solicitation, non-competition, non-disparagement, invention assignment, confidentiality and cooperation set forth in his employment agreement. Mr. Frissora further agreed to a consulting arrangement with the Company for a six-month period following the Termination Date, which would have provided for monthly payments of $83,333 and was terminable by either party upon 30 days’ notice. The consulting period was terminated on March 29, 2019, prior to it taking effect.

Mr. Frissora received the following promptly after the Termination Date (except as otherwise indicated): (i) accrued and unpaid salary for periods worked; (ii) reimbursement for unreimbursed expenses; and (iii) all benefits accrued and vested as of the Termination Date. In addition, subject to Mr. Frissora signing a release and waiver of claims, the Company provided Mr. Frissora the following separation payments and benefits: (v) cash severance of $8,000,000, payable over twenty-four months; (w) a prorated bonus for 2019 (payable in 2020), based on actual full year performance; (x) Company-paid COBRA continuation and a subsidy, at the same levels in effect as of the date of termination, for continued disability and life insurance coverage; (y) vesting of all unvested equity and cash awards under the Company’s LTI plans (with vesting of performance-based restricted stock units and options remaining subject to achievement of applicable targets and options generally exercisable for two years after vesting); and (z) up to $75,000 reimbursement for legal fees. In addition, Mr. Frissora was entitled to receive reimbursement of legal fees in connection with the amendment to the Separation Agreement. Generally, the foregoing severance amounts and benefits are consistent with those to which Mr. Frissora was entitled under his employment agreement.

Under the Frissora Separation Agreement, Mr. Frissora received an equity grant for the 2019 compensation year with a target value of $7,000,000, which vested on the Termination Date and was prorated and settled as follows: (i) any tranches of the award that are payable based on performance will remain outstanding until the applicable performance is determined and any amount payable to Mr. Frissora will be prorated based on the number of days in 2019 that elapsed through the Termination Date; and (ii) any portion of the award that is payable based on service will be prorated based on the number of days in 2019 that elapsed through the Termination Date.

OTHER NAMED EXECUTIVE OFFICERS

We entered into employment agreements, which have been amended from time to time, with Mr. Hession (on November 10, 2014, which was amended on March 8, 2017 and April 29, 2019), Mr. Jenkin (on January 3, 2012, which was amended on March 8, 2017), Mr. Holdren (on November 1, 2017, which was amended on December 22, 2018), Ms. Digilio (on September 24, 2018, which was amended on December 12, 2018), Mr. Donovan (on April 2, 2009, which was amended on March 8, 2017, October 6, 2017 and January 29, 2018), and Mr. Ottolenghi (on January 18, 2016, which was amended on January 18, 2016) (collectively, the “Non-CEO Employment Agreements”). The employment agreements for Mr. Donovan and Mr. Ottolenghi terminated on June 6, 2019 and November 15, 2019, respectively, in each case, in connection with their resignation from the Company.

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The Non-CEO Employment Agreements provide (or, for Messrs. Donovan and Ottolenghi, provided) for:

•	payment of an annual base salary (which may be adjusted from time to time);

•	participation in the Company’s annual incentive bonus program(s) applicable to the executive’s position;

•	for Ms. Digilio, a one-time bonus payment of $250,000 for 2018;

•

for Messrs. Donovan and Jenkin, an award of stock options under the applicable equity incentive plan and, for Messrs. Ottolenghi and Holdren and Ms. Digilio, participation in the Company’s LTI program at 150% of their base salary;

•	for Mr. Holdren and Ms. Digilio, one-time sign-on awards, payable in cash or equity (respectively), equal to $50,000 and $442,500 (respectively) based on certain conditions;

•	for Mr. Donovan, reimbursement of up to $80,000 for legal fees; and

•	provisions relating to severance payments and benefits upon certain terminations of employment, as described further below.

In addition, Mr. Jenkin’s employment agreement provides that, subject to Mr. Jenkin’s continued compliance with the noncompetition covenant, Mr. Jenkin (and his eligible dependents, if any) will be entitled to lifetime coverage under our group health insurance plan if (i) (A) Mr. Jenkin reaches the age of 50 and has attained 15 years of continuous service with the Company and (B) his employment is terminated without Cause, by him for Good Reason, due to Disability, or upon our delivery of a non-renewal notice; or (ii) (A) Mr. Jenkin reaches the age of 55 and has attained 10 years of continuous service with the Company and (B) his employment is terminated other than for Cause. Mr. Jenkin has attained the foregoing age and continuous service requirements and, therefore, following his termination of employment for any of the foregoing reasons, he will be required to pay 20% of the premium for this coverage, and we will pay the remaining premium, which will be imputed as taxable income to Mr. Jenkin. This insurance coverage terminates if Mr. Jenkin breaches his non-compete with us.

The Non-CEO Employment Agreements each include the following restrictive covenants: (i) noncompetition restrictions effective during employment and for 18 months thereafter (or, for Mr. Jenkin, for 30 days or up to 18 months thereafter, depending on the type of and circumstances relating to the termination); (ii) employee, client and customer non-solicitation restrictions effective during employment and for 18 months thereafter; and (iii) standard confidentiality, invention assignment and non-disparagement covenants (and, for Ms. Digilio, a mutual non-disparagement covenant). A breach of the non-compete covenant will cause our obligations under the Non-CEO Employment Agreements to terminate.

Pursuant to Mr. Donovan’s employment agreement (as amended), upon Mr. Donovan’s “Qualifying Termination” (as defined in Mr. Donovan’s employment agreement and described below), in addition to the severance payments and benefits described above, and subject to his execution and non-revocation of a general release of claims and continued compliance with the noncompete restrictions set forth in his employment agreement, Mr. Donovan was entitled to: (i) immediate vesting of all of his outstanding awards under our LTI plans granted on or before December 31, 2017, (ii) reimbursement of up to $200,000 (with interest) for a loss on the sale of his Las Vegas residence (as determined in accordance with his employment agreement), (iii) a pro rata bonus for the calendar year in which the termination occurs based on the same criteria and target bonus percentage applicable to similarly situated officers of CES, and (iv) certain other benefits. Mr. Donovan’s employment agreement was amended on January 29, 2018 to provide for, among other things, payment of a supplemental bonus of $320,963 with respect to the executive’s 2017 annual bonus. A “Qualifying Termination,” was defined to include Mr. Donovan’s (i) resignation (or giving written notice thereof) of his employment with CES for Good Reason, (ii) resignation (or giving written notice thereof), for any or no reason, of his employment with CES on or after January 1, 2020 on no less than 90 days’ notice, (iii) resignation (or giving written notice thereof) of his employment with CES on account of his retirement, or (iv) termination without Cause (or giving written notice thereof) by CES or any affiliate thereof. Upon a Qualifying Termination, the employment agreement also provided that Mr. Donovan will enter into a one-year consulting agreement, commencing on the date of termination, with CES under which he would have received an annualized fee of $500,000. In addition, any such Qualifying Termination would have been treated as Mr. Donovan’s resignation for Good Reason under his employment agreement and equity award agreements for all purposes.

During 2019, each of Messrs. Hession, Jenkin, Holdren, Donovan and Ottolenghi and Ms. Digilio were entitled to participate in benefits and perquisites, group health insurance, long-term disability benefits, life insurance, vacation, reimbursement of expenses, director and officer insurance, and the ability to participate in our 401(k) Plan.

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EXECUTIVE COMPENSATION MATTERS

On June 6, 2019, Mr. Donovan resigned from his positions as our Executive Vice-President, General Counsel and Chief Legal, Risk & Security Officer and received severance payments and benefits pursuant to his employment agreement and the Qualifying Termination provisions thereof, as described above. All of Mr. Donovan’s service-vesting RSUs accelerated and his PSUs and performance-based options remained outstanding and subject to the achievement of applicable targets. Please refer to “-Potential Payments upon Termination or Change in Control” for additional details regarding Mr. Donovan’s separation payments and benefits.

Additionally, on November 1, 2019, we informed Mr. Ottolenghi that his application to participate in Caesars’ Voluntary Severance Program (“VSP”), which was initiated in an effort towards greater operational efficiency, would be accepted. The program was offered to US-based corporate employees in management roles of a certain grade and above, excluding certain revenue focused departments. Mr. Ottolenghi resigned from his position as Executive Vice President and Chief Information Officer, and from all other positions he held with the Company or its subsidiaries, effective November 15, 2019 (the “Separation Date”). In connection with his resignation, Mr. Ottolenghi entered into a separation and general release agreement which provided for the following payments and benefits in accordance with the terms of the VSP, subject to Mr. Ottolenghi’s execution and non-revocation of a general release of claims: (i) eighteen (18)-months’ base salary in the amount of $930,187.50; (ii) the continuation of the company’s portion of healthcare coverage until the eighteen (18)-month anniversary of the Separation Date; (iii) accelerated vesting of outstanding and unvested CEC restricted stock units as of the Separation Date that vest based solely on time; (iv) accelerated vesting at target level of outstanding and unvested CEC restricted stock units granted in 2019 that are subject to performance conditions; (iv) a pro rata bonus for fiscal year 2019 based on services through the Separation Date and actual performance; (v) accelerated vesting of his 2018 cash retention award in the amount of $900,000; and (vi) Company-paid outplacement services. Mr. Ottolenghi’s restricted stock units granted during 2018 that vest in respect of performance conditions shall remain outstanding and will be paid out in accordance with the terms of the applicable award agreement and incentive plan. The Separation Agreement also requires Mr. Ottolenghi’s continued compliance with restrictive covenants, including the confidentiality, non-disparagement, non-competition and non-solicitation provisions included in Mr. Ottolenghi’s employment agreement. Please refer to “-Potential Payments upon Termination or Change in Control” for additional details regarding Mr. Ottolenghi’s separation payments and benefits.

52        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

2019 GRANTS OF PLAN-BASED AWARDS

The following table gives information regarding potential incentive compensation for 2019 to our named executive officers in the “Summary Compensation Table.” Non-Equity Incentive Plan payouts approved for 2019 are included in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.”

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(2) ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Anthony Rodio	NA	276,164	1,972,602	3,945,204	—	—	—	—	—
Mark Frissora(7)	NA	200,308	1,430,769	2,861,539	—	—	—	—	—
	3/28/2019(3)	—	—	—	—	—	—	401,837	3,500,000
	4/2/2019(4)	—	—	—	27,007	108,025	216,050	—	953,861
	3/28/2019(5)	—	—	—	16,744	66,973	133,946	—	583,335
	3/28/2019(6)	—	—	—	34,640	138,559	277,118	—	1,750,000
Eric Hession	NA	113,763	812,596	1,625,192	—	—	—	—	—
	3/28/2019(3)	—	—	—	—	—	—	93,571	815,003
	4/2/2019(4)	—	—	—	5,402	21,605	43,210	—	190,772
	3/28/2019(5)	—	—	—	3,899	15,595	31,190	—	135,832
	3/28/2019(6)	—	—	—	8,067	32,265	64,530	—	407,507
Thomas Jenkin	NA	135,588	968,488	1,936,975	—	—	—	—	—
	3/28/2019(3)	—	—	—	—	—	—	111,275	969,205
	4/2/2019(4)	—	—	—	7,331	29,321	58,642	—	258,904
	3/28/2019(5)	—	—	—	4,637	18,546	37,092	—	161,536
	3/28/2019(6)	—	—	—	9,593	38,370	76,740	—	484,613
Timothy Donovan	NA	41,192	294,231	588,461	—	—	—	—	—
	3/28/2019(3)	—	—	—	—	—	—	74,627	650,001
	4/2/2019(4)	—	—	—	5,016	20,062	40,124	—	177,147
	3/28/2019(5)	—	—	—	3,110	12,438	24,876	—	108,335
	3/28/2019(6)	—	—	—	6,434	25,733	51,466	—	325,008
Les Ottolenghi	NA	58,924	420,885	841,769	—	—	—	—	—
	3/28/2019(3)	—	—	—	—	—	—	62,298	542,616
	4/2/2019(4)	—	—	—	3,858	15,432	30,864	—	136,265
	3/28/2019(5)	—	—	—	2,596	10,383	20,766	—	90,436
	3/28/2019(6)	—	—	—	5,371	21,481	42,962	—	271,305
	11/15/2019(8)	—	—	—	—	—	—	181,787	345,615
Christopher Holdren	NA	72,593	518,524	1,037,048	—	—	—	—	—
	3/28/2019(3)	—	—	—	—	—	—	69,506	605,397
	4/2/2019(4)	—	—	—	3,907	15,625	31,250	—	137,969
	3/28/2019(5)	—	—	—	2,896	11,584	23,168	—	100,897
	3/28/2019(6)	—	—	—	5,992	23,967	47,934	—	302,703
Monica Digilio	NA	61,950	442,500	885,000	—	—	—	—	—
	3/28/2019(3)	—	—	—	—	—	—	51,665	450,002
	3/28/2019(5)	—	—	—	2,153	8,611	17,222	—	75,002
	3/28/2019(6)	—	—	—	4,454	17,815	35,630	—	225,003

2020 PROXY STATEMENT        53

EXECUTIVE COMPENSATION MATTERS

(1)

Represents potential threshold, target and maximum incentive compensation for 2019 under our Bonus Plan. The threshold, target, and maximum payouts are calculated by applying the percentage payouts to each named executive officer’s base salary. Actual target and maximum payouts are determined by Adjusted EBITDA performance, Free Cash Flow, and customer satisfaction results under our Bonus Plan, as the means by which the Compensation Committee exercises its negative discretion under the Senior Executive Incentive Plan, described more fully under the section “—Compensation Discussion and Analysis-Elements of Executive Compensation and Benefits for 2019—Cash Incentive Payments—Senior Executive Incentive Plan.”

(2)

The figures in this column reflect the grant date fair value of stock awards granted during the year in accordance with ASC Topic 718. Assumptions used in the calculations of these amounts are set forth in Note 16 to the consolidated financial statements included in our 2019 Annual Report.

(3)	Reflects RSUs granted under the 2017 PIP as described under “—Compensation Discussion and Analysis—Elements of Executive Compensation and Benefits for 2019—Equity Awards—Annual Awards Update.”

(4)

Reflects the second tranche of the 2018 EBITDAR PSUs granted under the 2017 PIP for which the performance goals were established in 2019 as described under “—Compensation Discussion and Analysis—Elements of Executive Compensation and Benefits for 2019—Equity Awards-Achievement of 2018 PSU Awards.” The fair value shown in the table above is based on the closing price of our Common Stock on April 2, 2019.

(5)

Reflects the first tranche of the 2019 EBITDAR PSUs granted under the 2017 PIP as described under “—Compensation Discussion and Analysis—Elements of Executive Compensation and Benefits for 2019—Equity Awards—Annual Awards Update” that vested on March 28, 2020 based on the performance period of January 1, 2019 to December 31, 2019. The fair value shown in the table above is based on the closing price of our Common Stock on March 28, 2019.

(6)

Reflects rTSR PSUs granted under the 2017 PIP in 2019 as described under “—Compensation Discussion and Analysis—Elements of Executive Compensation and Benefits for 2019—Equity Awards—Annual Awards Update.”

(7)	Pursuant to the Frissora Separation Agreement, Mr. Frissora’s 2019 equity awards were prorated based on the number of days in 2019 that Mr. Frissora was employed by the Company.

(8)	Reflects Mr. Ottolenghi’s RSU awards that were modified in connection with his separation agreement and the related incremental cost.

54        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT

2019 FISCAL YEAR-END

The following table shows the outstanding options to purchase our common stock and RSUs and PSUs held by each of our named executive officers as of December 31, 2019. See “—Compensation Discussion and Analysis—Elements of Executive Compensation and Benefits for 2019—Equity Awards and Cash Retention” for more information. As of December 31, 2019, Mr. Rodio did not hold any outstanding Company equity awards.

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)		OPTION EXPIRATION DATE	OPTION EXERCISE PRICE ($)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Mark Frissora	—	200,000	(2)	2/5/2025	9.45	—		—	—		—
	—	—		—	—	102,624	(3)	1,395,686	—		—
	—	—		—	—	—		—	5,401	(4)	73,454
	—	—		—	—	—		—	108,025	(5)	1,469,140
	—	—		—	—	—		—	5,401	(6)	73,454
	—	—		—	—	—		—	45,554	(7)	619,534
	—	—		—	—	20,919	(8)	284,498	—		—
	—	—		—	—	—		—	1,100	(9)	14,960
	—	—		—	—	—		—	44,038	(10)	598,917

Eric Hession	15,107	3,486	(11)	7/25/2022	8.23	—		—	—		—
	22,116	1,705	(11)	8/21/2022	8.22	—		—	—		—
	3,125	—		6/28/2023	9.45	—		—	—		—
	20,000	—		5/7/2024	9.45	—		—	—		—
	26,250	—		5/29/2025	9.36	—		—	—		—
	—	—		—	—	130,065	(12)	1,768,884	—		—
	—	—		—	—	43,211	(13)	587,670	—		—
	—	—		—	—	20,525	(3)	279,140	—		—
	—	—		—	—	—		—	1,080	(4)	14,688
	—	—		—	—	—		—	21,605	(5)	293,828
	—	—		—	—	—		—	1,080	(6)	14,688
	—	—		—	—	93,571	(14)	1,272,566	—		—
	—	—		—	—	—		—	32,265	(7)	438,804
	—	—		—	—	14,816	(8)	201,498	—		—
	—	—		—	—	—		—	779	(9)	10,594
	—	—		—	—	—		—	31,191	(10)	424,198

2020 PROXY STATEMENT        55

EXECUTIVE COMPENSATION MATTERS

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)		OPTION EXPIRATION DATE	OPTION EXERCISE PRICE ($)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Thomas Jenkin	363,541	35,947	(11)	8/21/2022	8.22	—		—	—		—
	37,500	—		6/28/2023	9.45	—		—	—		—
	88,000	—		5/7/2024	9.45			—	—		—
	50,040	—		5/29/2025	9.36			—	—		—
	—	—		—	—	198,194	(12)	2,695,438	—		—
	—	—		—	—	58,643	(13)	797,545	—		—
	—	—		—	—	27,855	(3)	378,828	—		—
	—	—		—	—	—		—	1,466	(4)	19,938
	—	—		—	—	—		—	29,321	(5)	398,766
	—	—		—	—	—		—	1,466	(6)	19,938
	—	—		—	—	111,275	(14)	1,513,340	—		—
	—	—		—	—	—		—	38,370	(7)	521,832
	—	—		—	—	17,619	(8)	239,618	—		—
	—	—		—	—	—		—	927	(9)	12,607
	—	—		—	—	—		—	37,092	(10)	504,451

Timothy Donovan	—	9,737	(11)	8/21/2022	8.22	—		—	—		—
						19,059	(3)	259,202	—		—
						—		—	1,003	(4)	13,641
						—		—	20,062	(5)	272,843
						—		—	1,003	(6)	13,641
						—		—	25,733	(7)	349,969
						11,817	(8)	160,711	—		—
						—		—	621	(9)	8,446
						—		—	24,876	(10)	338,314

Les Ottolenghi	—	—		—	—	14,661	(3)	199,390	—		—
						—		—	771	(4)	10,486
						—		—	15,433	(5)	209,889
						—		—	771	(6)	10,486

56        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXPIRATION DATE	OPTION EXERCISE PRICE ($)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Christopher Holdren	—	—	—	—	71,670	(15)	974,712	—		—
					31,251	(13)	425,014	—		—
					14,844	(3)	201,878	—		—
					—		—	781	(4)	10,622
					—		—	15,625	(5)	212,500
					—		—	781	(6)	10,622
					69,506	(14)	945,282	—		—
					11,005	(8)	149,668	—		—
					—		—	579	(9)	7,874
					—		—	23,169	(10)	315,098
					—		—	23,967	(7)	325,951

Monica Digilio	—	—	—	—	28,366	(16)	385,778	—		—
					51,665	(14)	702,644	—		—
					8,181	(8)	111,262	—		—
					—		—	430	(9)	5,848
					—		—	17,222	(10)	234,219
					—		—	17,815	(7)	242,284

(1)	Market value is determined based on the closing price of our common stock on December 31, 2019 or $13.60 per share.

(2)	200,000 of the options vest based on the achievement of a $15.00 stock price target.

(3)	Represents PSUs granted April 2, 2018 with respect to which the performance goals have been attained and vested on April 2, 2020.

(4)

Represents the remaining 5% of the second tranche of the PSUs granted on April 2, 2018 which remain outstanding and are eligible to vest on April 2, 2021 based on the achievement of certain Company cumulative EBITDA goals. The number of PSUs shown represents the number of performance shares remaining in the second tranche that may be earned during the performance periods based on target performance.

(5)

Represents PSUs granted on April 2, 2018 which are eligible to vest on April 2, 2021 based on achievement of certain Company EBITDA goals. The number of PSUs shown represents the number of performance shares that may be earned during the performance period based on target performance.

(6)

Represents the remaining 5% of the first tranche of the PSUs granted on April 2, 2018 which remain outstanding and are eligible to vest on April 2, 2021 based on the achievement of certain Company cumulative EBITDA goals. The number of PSUs shown represents the number of performance shares remaining in the first tranche that may be earned during the performance periods based on target performance.

(7)

Represents PSUs granted on March 28, 2019 which are eligible to vest on March 28, 2022 based on achievement of certain Company rTSR goals. The number of PSUs shown represents the number of performance shares that may be earned during the performance period based on target performance.

(8)	Represents PSUs granted on March 28, 2019 with respect to which the performance goals have been attained and vested on March 28, 2020.

(9)

Represents the remaining 5% of the first tranche of the PSUs granted on March 28, 2019 which remain outstanding and are eligible to vest on March 28, 2022 based on the achievement of certain Company cumulative EBITDA goals. The number of PSUs shown represents the number of performance shares remaining in the first tranche that may be earned during the performance periods based on target performance.

(10)

Represents PSUs granted on March 28, 2019, 50% of which are eligible to vest on March 28, 2021 and March 28, 2022, respectively, based on achievement of certain Company EBITDA goals. The number of PSUs shown represents the number of performance shares that may be earned during the performance periods based on target performance.

2020 PROXY STATEMENT        57

EXECUTIVE COMPENSATION MATTERS

(11)

Performance options vest if the simple average of the last reported sale prices per share of the option shares for the 30-calendar day period ending on the day immediately preceding the date of determination is equal to or greater than $35.

(12)	One-half of RSUs vest on October 6, 2020 and 2021, respectively.

(13)	One-half of RSUs vest on April 2, 2020 and 2021, respectively.

(14)	33% of RSUs vest on March 28 of each 2020, 2021 and 2022, respectively.

(15)	50% of RSUs vest on November 1, 2020 and 2021, respectively.

(16)	50% of RSUs vest on September 24, 2020 and 2021, respectively.

2019 OPTION EXERCISES AND STOCK VESTED

The following table gives certain information concerning stock option and stock award exercises and vesting during 2019.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES EXERCISED (#)	VALUE REALIZED ON EXERCISE(1) ($)	NUMBER OF SHARES VESTING (#)	VALUE REALIZED ON VESTING(2) ($)
Anthony Rodio	—	—	—	—
Mark Frissora	800,000	9,208,000	1,859,834	17,180,312
Eric Hession	—	—	169,904	1,682,622
Thomas Jenkin	—	—	259,900	2,570,833
Christopher Holdren	—	—	66,303	711,595
Monica Digilio	—	—	14,183	166,367
Timothy Donovan	163,445	1,869,811	388,351	3,507,832
Les Ottolenghi	—	—	340,073	4,091,940

(1)	Value represents the difference between the fair market value of our stock underlying the options at exercise and the exercise price of the option.

(2)	Value realized is calculated as the number of shares vested times the closing price of our common stock on the date vested.

For discussion of how equity grants are determined, see “—Compensation Discussion and Analysis—Elements of Executive Compensation and Benefits for 2019-Equity Awards.”

2019 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on the deferred compensation plans that during 2019 provided for deferrals of compensation to our named executive officers on a basis that is not tax qualified. Other than Messrs. Hession and Jenkin, none of our named executive officers participated in any of our deferred compensation plans in 2019.

NAME	PLAN	EXECUTIVE CONTRIBUTIONS IN 2019(1) ($)	COMPANY’S CONTRIBUTIONS IN 2019(1) ($)	AGGREGATE EARNINGS IN 2019(1) ($)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($)	AGGREGATE BALANCE AT DECEMBER 31, 2019 ($)
Eric Hession	Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II	—	—	41,425	—	190,849
Thomas Jenkin	Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan	—	—	1,588,967	—	14,066,252

58        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

(1)	The following deferred compensation contribution and earnings amount were reported in the 2019 Summary Compensation Table.

NAME	CONTRIBUTIONS IN 2019 ($)	ABOVE MARKET EARNINGS IN 2019 ($)(1)
Eric Hession	—	—
Thomas Jenkin	—	536,268

(1)	All other earnings were at market rates from deferred compensation investments directed by the executives.

Our six deferred compensation plans that we maintain for our employees allow certain employees an opportunity to save for retirement and other purposes. As noted above, as of December 31, 2019, Mr. Jenkin has a balance in the EDCP, and Mr. Hession has a balance in the ESSP II. Except for the ESSP III and the Director Deferred Compensation Plan, each of our deferred compensation plans, including the EDCP and ESSP II, have been frozen and no longer provide for voluntary deferrals by active employees. Therefore, no deferrals were made to any deferred compensation plan in 2019 by our named executive officers; however, participants in each of these plans may still earn returns on existing plan balances based upon their selected investment alternatives, which are reflected in their deferral accounts. The other named executive officers do not have a balance in any of the deferred compensation plans.

For additional information, see “Compensation Discussion and Analysis-Deferred Compensation Plans.”

Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan

We previously sponsored the EDCP, pursuant to which certain of our employees were eligible to voluntarily defer a portion of their annual compensation. The EDCP was frozen and new deferrals into the EDCP were terminated, in 2001. Amounts deferred pursuant to the EDCP prior to 2001 remain subject to the terms and conditions of the EDCP and will continue to earn interest (as further described below) at a fixed rate described in the EDCP and approved by the Human Resources Committee of the Board (the “HRC”). To assure payment of participant deferrals, an escrow fund was established under the EDCP. Under the EDCP, the executive earns the retirement rate under the EDCP if he attains (1) specified age and service requirements (i.e., 55 years of age plus 10 years of service or 60 years of age) or (2) attains specified age and service requirements (i.e., is at least 50 years old, and when added to years of service, equals 65 or greater) and if his employment is terminated without cause pursuant to his employment agreement. Mr. Jenkin has met the foregoing requirements described in clause (1) to earn the retirement rate and, therefore, Mr. Jenkin is earning interest at the average retirement rate of 5.74% for calendar year 2019 on post-1995 deferrals, and 15.5% on pre-1996 deferrals. The executive receives service credit under the EDCP for any salary continuation and non-compete period.

The HRC approves the EDCP retirement rate (which cannot be lower than a specified formula rate) annually. In October 1995, the HRC approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post-1995 deferrals continue to be approved each year by the HRC. The average retirement rate on post-1995 deferrals during 2019 was the EDCP’s minimum retirement rate of 5.74%.

Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II

We previously sponsored the ESSP II, pursuant to which certain of our employees were eligible to voluntarily defer a portion of their annual compensation. As of January 1, 2015, the ESSP II was frozen and it no longer accepts deferrals. Under the ESSP II certain key employees, including our named executive officers, could defer a specified percentage of their salary and bonus and choose from a selection of varied investment alternatives, the results of which would be reflected in their deferral accounts. In February 2009, the Company eliminated its option to make matching contributions with respect to deferrals of salary to those participants who are eligible to receive matching contributions under the Company’s 40l(k) plan with respect to deferrals of salary. Participants in the ESSP II were able to immediately vest in their own deferrals and in any Company-funded matching and/or discretionary contributions over five years. To assure payment of these deferrals, a trust fund was established similar to the escrow fund for the EDCP. The trust fund was funded to match the various types of investments selected by participants for their deferrals. The ESSP II does not provide a fixed interest rate, as the EDCP does, and therefore the market risk of plan investments is borne by participants rather than us. Mr. Hession’s earnings in 2019 under the ESSP II are included in the above table.

2020 PROXY STATEMENT        59

EXECUTIVE COMPENSATION MATTERS

For the ESSP II, the table below shows the investment funds available and the annual rate of return for each fund for the year ended December 31, 2019:

NAME OF FUND	2019 RATE OF RETURN
500 Index Trust B	31.16%
Aggressive Growth Lifecycle	24.84%
American International Trust	22.40%
BlackRock Small Cap Index	24.80%
Capital Appreciation Trust	32.88%
Conservative Lifecycle	13.89%
Diversified Bond	13.00%
Equity-Income Trust	26.47%
Growth Lifecycle	21.88%
Inflation Managed	8.64%
International Equity Index Trust B	21.44%
Mid Cap Stock Trust	34.63%
Mid Value Trust	19.49%
Moderate Lifecycle	17.57%
Money Market Trust	1.97%
PSF Real Estate	31.28%
Small Cap Stock Trust	38.1%
Small Cap Value Trust	26.62%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

For a detailed description of the termination or “change in control” provisions applicable to our named executive officers under their employment agreements, see “—Discussion of the Summary Compensation Table” above.

The following tables show the estimated amount of potential cash severance payable to each of the named executive officers, other than Messrs. Frissora, Donovan and Ottolenghi whose employment terminated during 2019, as well as the estimated value of continuing benefits, based on compensation and benefit levels in effect on December 31, 2019. The actual termination payments to Messrs. Frissora, Donovan, and Ottolenghi are summarized here:

Mark Frissora

We entered into a separation agreement with Mr. Frissora on November 1, 2018, which, as it was amended on December 21, 2018 (the “Frissora Separation Agreement”), which governed the terms of his separation from the Company. For additional details, see “—Discussion of the Summary Compensation Table—Chief Executive Officer.” Subject to the terms of the Frissora Separation Agreement, Mr. Frissora continued as President and Chief Executive Officer until his termination date of April 30, 2019. In connection with his termination, Mr. Frissora became vested in all unvested equity and cash awards (with vesting of PSUs and options remaining subject to achievement of applicable targets and options generally exercisable for two years after vesting) and as a result, a total of $32,000,000 of accelerated compensation expense was recognized through his exit date of April 30, 2019, of which $13,000,000 was recognized during the year ended December 31, 2019 and $19,000,000 during the year ended December 31, 2018. Mr. Frissora’s payments under the Frissora Separation Agreement consisted of $8,000,000 in cash severance payments, $1,359,231 in short-term incentive payments, $13,692,014 of value related to the acceleration of service-vesting RSU awards, $2,897,173 related to outstanding PSUs assuming attainment of target performance, and $2,000,000 in accelerated vesting of cash awards, and $24,872 in medical and welfare benefits. Value realized for stock awards was calculated as the number of accelerated RSU shares and the number of shares underlying the PSUs assuming attainment of target performance

60        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

times the closing price of our common stock at April 30, 2019 of $9.36. The performance vesting stock options were underwater as of the separation date and as such had no intrinsic value.

Timothy Donovan

On June 6, 2019, Mr. Donovan resigned from his positions as our Executive Vice-President, General Counsel and Chief Legal, Risk & Security Officer and received the following payments and benefits pursuant to the Qualifying Termination provisions of his employment agreement: $1,275,000 in severance payments, $294,231 in short-term incentive payments, $2,631,010 related to the acceleration of Mr. Donovan’s outstanding RSU awards, $951,109 related to outstanding PSUs assuming attainment of target performance, and $900,000 in accelerated vesting of cash awards, and $32,802 in medical and welfare benefits. The value realized for Mr. Donovan’s RSU awards and PSUs was based on the number of accelerated RSUs and the number of shares underlying the PSUs assuming attainment of target performance multiplied by the closing price of our common stock at June 6, 2019 of $9.13. The performance vesting stock options were underwater as of the separation date and, as such, had no intrinsic value. Pursuant to Mr. Donovan’s employment agreement, upon his resignation of employment, we entered into a one-year consulting agreement under which Mr. Donovan will receive an annualized fee of $500,000, payable in twelve (12) equal monthly installments. Under the consulting agreement, in the event the Company terminates the consulting agreement for any reason other than for cause (as defined in the consulting agreement) or pursuant to the Company’s ethics program, Mr. Donovan will continue to receive the annualized fee after such termination in monthly installments for the remainder of the one-year term. For additional details, please refer to “—Discussion of the Summary Compensation Table—Other Named Executive Officers.”

Les Ottolenghi

We entered into a separation agreement with Mr. Ottolenghi on November 15, 2019 (the “Ottolenghi Separation Agreement”), which governed the terms of his resignation from his position as Executive Vice President and Chief Information Officer, and from all other positions he held with the Company or its subsidiaries, effective November 15, 2019 (the “Separation Date”). For additional details, please refer to “—Discussion of the Summary Compensation Table—Other Named Executive Officers.” Pursuant to the Ottolenghi Separation Agreement, Mr. Ottolenghi received the following payments and benefits in accordance with the terms of the VSP: (i) eighteen (18)-months’ base salary; (ii) the continuation of the company’s portion of healthcare coverage until the eighteen (18)-month anniversary of the Separation Date; (iii) accelerated vesting of outstanding and unvested CEC restricted stock units as of the Separation Date that vest based solely on time; (iv) accelerated vesting at target level of outstanding and unvested CEC restricted stock units granted in 2019 that are subject to performance conditions; (iv) a pro rata bonus for fiscal year 2019 based on services through the Separation Date and actual performance; (v) accelerated vesting of his 2018 cash retention award in the amount of $900,000; and (vi) Company-paid outplacement services. Mr. Ottolenghi’s RSUs granted during 2018 that vested in respect of performance conditions remained outstanding and will be paid out in accordance with the terms of the applicable award agreement and incentive plan. These payments consisted of $930,188 in severance payments, $399,840 in short-term incentive payments, $2,355,960 related to the acceleration of Mr. Ottolenghi’s outstanding RSU awards, $1,092,087 related to outstanding PSUs assuming attainment of target performance, $900,000 in accelerated vesting of cash awards, and $30,124 in medical and welfare benefits. Value realized for stock awards was calculated based on the number of accelerated RSUs multiplied by the closing price of our common stock at November 15, 2019 of $12.96.

For each of the named executive officers included in the tables below, we have assumed that their employment was terminated on December 31, 2019 and the market value of their unvested equity awards was $13.60 per share, which was the fair market value of our common stock as of December 31, 2019. Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon a named executive officer’s termination of employment.

2020 PROXY STATEMENT        61

EXECUTIVE COMPENSATION MATTERS

ANTHONY RODIO

COMPENSATION	VOLUNTARY TERMINATION ($)	RETIREMENT ($)	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION ($)	FOR CAUSE TERMINATION ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CHANGE IN CONTROL) ($)		DISABILITY ($)	DEATH ($)
Severance Payment	—	—	1,500,000	—	3,000,000		—	—
Short-Term Incentive(5)	—	—	1,972,602	—	1,972,602	(8)	—	—
Accelerated Vesting of Stock and/or Cash Award(4)	—	—	—	—	—		—	—
Benefits and Perquisites:
Post-retirement Health Care(1)	—	—	—	—	—		—	—
Medical Benefits	—	—	14,749	—	14,749		14,749	—
Life and Accident Insurance and Benefits(2)	—	—	9,286	—	9,286		9,286	3,500,000
Accrued Benefits Under Savings and Retirement Plan(3)	8,400	8,400	8,400	8,400	8,400		8,400	8,400
Totals	8,400	8,400	3,505,037	8,400	5,005,037		32,435	3,508,400

ERIC HESSION

COMPENSATION	VOLUNTARY TERMINATION ($)	RETIREMENT ($)	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION ($)	FOR CAUSE TERMINATION ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CHANGE IN CONTROL) ($)		DISABILITY ($)		DEATH ($)
Severance Payment	—	—	1,222,500	—	1,222,500		1,222,500		—
Short-Term Incentive(5)	—	—	900,000	—	1,802,956	(9)	900,000		900,000
Accelerated Vesting of Stock and/or Cash Award(4)	—	—	—	—	2,347,659		—		—
Benefits and Perquisites:
Post-retirement Health Care(1)	—	—	—	—	—		—		—
Medical Benefits	—	—	22,588	—	22,588		—		—
Life and Accident Insurance and Benefits(2)	—	—	8,740	—	8,740		8,740		2,207,000
Accrued Benefits Under Savings and Retirement Plan(3)	8,400	8,400	8,400	8,400	8,400		8,400		8,400
Totals	8,400	8,400	2,162,228	8,400	5,412,843		2,139,640	(6)	3,115,400

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THOMAS JENKIN

COMPENSATION	VOLUNTARY TERMINATION ($)	RETIREMENT ($)	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION ($)		FOR CAUSE TERMINATION ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CHANGE IN CONTROL) ($)		DISABILITY ($)		DEATH ($)
Severance Payment	—	—	1,938,404		—	1,938,404		1,938,404		—
Short-Term Incentive(5)	—	—	1,868,488	(10)	—	1,868,488	(10)	900,000		900,000
Accelerated Vesting of Stock and/or Cash Award(4)	—	—	—		—	2,791,849		—		—
Benefits and Perquisites:
Post-retirement Health Care(1)	119,573	119,573	119,573		—	119,573		119,573		—
Medical Benefits	—	—	—		—	—		—		—
Life and Accident Insurance and Benefits(2)	—	—	13,957		—	13,957		13,957		3,500,000
Accrued Benefits Under Savings and Retirement Plan(3)	5,700	5,700	5,700		5,700	5,700		5,700		5,700
Totals	125,273	125,273	3,946,122		5,700	6,737,971		2,977,634	(7)	4,405,700

CHRISTOPHER HOLDREN

COMPENSATION	VOLUNTARY TERMINATION ($)	RETIREMENT ($)	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION ($)	FOR CAUSE TERMINATION ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CHANGE IN CONTROL) ($)		DISABILITY ($)	DEATH ($)
Severance Payment	—	—	1,037,813	—	1,037,813		1,037,813	—
Short-Term Incentive(5)	—	—	800,000	—	1,408,524	(11)	800,000	800,000
Accelerated Vesting of Stock and/or Cash Award(4)	—	—	—	—	1,743,874		—	—
Benefits and Perquisites:
Post-retirement Health Care(1)	—	—	—	—	—		—	—
Medical Benefits	—	—	15,715	—	15,715		15,715	—
Life and Accident Insurance and Benefits(2)	—	—	6,169	—	6,169		6,169	2,076,000
Accrued Benefits Under Savings and Retirement Plan(3)	8,400	8,400	8,400	8,400	8,400		8,400	8,400
Totals	8,400	8,400	1,868,097	8,400	4,220,495		1,868,097	2,884,400

2020 PROXY STATEMENT        63

EXECUTIVE COMPENSATION MATTERS

MONICA DIGILIO

COMPENSATION	VOLUNTARY TERMINATION ($)	RETIREMENT ($)	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION ($)	FOR CAUSE TERMINATION ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CHANGE IN CONTROL) ($)		DISABILITY ($)	DEATH ($)
Severance Payment	—	—	885,000	—	885,000		885,000
Short-Term Incentive(5)	—	—	432,500	—	963,000	(12)	432,500	432,500
Accelerated Vesting of Stock and/or Cash Award(4)	—	—	—	—	1,296,257		—	—
Benefits and Perquisites:
Post-retirement Health Care(1)	—	—	—	—	—		—	—
Medical Benefits	—	—	15,746	—	15,746		15,746	—
Life and Accident Insurance and Benefits(2)	—	—	5,397	—	5,397		5,397	1,770,000
Accrued Benefits Under Savings and Retirement Plan(3)	8,400	8,400	8,400	8,400	8,400		8,400	8,400
Totals	8,400	8,400	1,347,043	8,400	3,173,800		1,347,043	2,210,900

(1)	Reflects the estimated present value of all future benefits under our health plans.

(2)

Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.

(3)	Reflects the employer match portion for the Company’s 401(k) Plan.

(4)

Represents the value associated with the vesting of all outstanding RSUs and PSUs from the 2019 Annual Grant as of December 31, 2019 valued at the closing price of the Company’s common stock as of December 31, 2019 ($13.60).

(5)	Represents the actual bonus payment for the year ended December 31, 2019.

(6)	Total disability amount for Mr. Hession excludes long-term disability insurance payments of $25,000 per month.

(7)	Total disability amount for Mr. Jenkin is reduced by long-term disability insurance payments of $25,000 per month, for 18 months.

(8)	Under the Merger Agreement with ERI, Mr. Rodio is eligible for a pro-rated bonus if he is terminated without cause or terminated for good reason in relation to the Change in Control.

(9)

Under the Merger Agreement with ERI, Mr. Hession is eligible for a pro-rated bonus if he is terminated without cause or terminated for good reason (in each case, as defined in Mr. Hession’s employment agreement) in relation to the Change in Control. $1,802,596 is composed of the pro-rata bonus ($902,596) and a cash incentive under the 2017 PIP of $900,000.

(10)

Under Mr. Jenkin’s employment agreement, he is eligible for a pro-rated bonus if he is terminated without cause or terminated for good reason. $1,868,488 is comprised of the pro-rata bonus ($968,488) and a cash incentive under the 2017 PIP of $900,000.

(11)

Under the Merger Agreement with ERI, Mr. Holdren is eligible for a pro-rated bonus if he is terminated without cause or terminated for good reason (in each case, as defined in Mr. Holdren’s employment agreement) in relation to the Change in Control. $1,408,524 is comprised of the pro-rata bonus ($608,524) and a cash incentive under the 2017 PIP of $800,000.

(12)

Under the Merger Agreement with ERI, Ms. Digilio is eligible for a pro-rated bonus if she is terminated without cause or terminated for good reason (in each case, as defined in Ms. Digilio’s employment agreement) in relation to the Change in Control. $963,000 is comprised of the pro-rata bonus ($530,500) and a cash incentive under the 2017 PIP of $432,500.

Additional Potential Payments in Connection with the Merger

In addition to the potential severance payments and benefits that may be paid to the named executive officers in connection with a potential termination of employment and upon a change in control, which would include the consummation of the Merger, the named executive officers are also entitled to additional payments and benefits upon the consummation of the Merger, or upon a qualifying termination after the consummation of the Merger, in each case, pursuant to the terms of the Merger Agreement.

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Treatment of Caesars Equity Awards upon the Merger

Each PSU that vests based on the Company’s level of EBITDA or Adjusted EBITDA, as measured over the applicable performance period that is outstanding as of immediately prior to the consummation of the Merger (each, an “EBITDA PSU”) will, as of the consummation of the Merger, be converted into the right to receive the Cash Election Consideration (as defined in the Merger Agreement). For purposes of calculating the number of EBITDA PSUs to which each holder thereof is entitled, the number of EBITDA PSUs will be based on “actual” performance achieved (measured through the end of the month immediately prior to the consummation of the Merger, as proportionately extrapolated through the remainder of the applicable performance period), with respect to EBITDA PSUs that are eligible to vest in respect of the year in which the consummation of the Merger occurs, and will be based on “target” level achievement with respect to EBITDA PSUs eligible to vest in respect of full performance periods commencing after the closing date.

The table below shows the aggregate value of the EBITDA PSUs held by the named executive officers as of December 31, 2019, based on the closing market price of Caesars common stock on December 31, 2019, and assuming vesting at target-level performance for all such awards, including those EBITDA PSUs that are eligible to vest in respect of the year in which the closing occurs, which ultimately will be based on actual performance through the closing date.

NAME	NUMBER OF EBITDA PSUs (#)	VALUE ($)
Anthony Rodio	—	—
Mark Frissora	287,508	3,910,109
Eric Hession	91,076	1,238,634
Thomas Jenkin	115,746	1,574,146
Christopher Holdren	66,784	908,262
Monica Digilio	25,833	351,329
Timothy Donovan	78,441	1,066,798
Les Ottolenghi	31,636	430,250

Potential Severance Payments and Benefits to Executive Officers in connection with the Merger

In connection with the Merger, any outstanding Company stock options will vest in full in the event that the executive officer’s employment is terminated by the surviving corporation without cause or by the officer for good reason (in each case, as defined in the executive officer’s employment agreement or the 2017 PIP as in effect as of the date of the Merger Agreement), in either case within 24 months following the consummation of the Merger.

2020 PROXY STATEMENT        65

EXECUTIVE COMPENSATION MATTERS

The table below summarizes the number of unvested time-based stock options and unvested performance-based stock options held by the named executive officers that are unvested as of December 31, 2019, and the aggregate value of such outstanding stock options, calculated based on the closing market price of Caesars common stock on December 31, 2019 (and subtracting the applicable exercise price applicable to such option). In the case of the performance-based stock options, the amounts shown below assume attainment of the performance goals. Unvested performance-based stock options are expected to be cancelled in connection with the consummation of the Merger.

NAME	NUMBER OF STOCK OPTIONS (#)	VALUE ($)
Anthony Rodio	—	—
Mark Frissora	200,000	830,000
Eric Hession	5,191	27,893
Thomas Jenkin	35,947	193,395
Christopher Holdren	—	—
Monica Digilio	—	—
Timothy Donovan	9,737	52,385
Les Ottolenghi	—	—

RSUs that are subject to time-based vesting conditions (“Time-Based RSUs”) and PSUs that are eligible to vest in respect of performance conditions that are based on stock or market price (“Market-Based PSUs”) will vest in full (at target level with respect to Market-Based PSUs) in the event that the executive officer’s employment is terminated either by the surviving corporation without cause or by the executive officer for good reason (in each case, as defined in the executive officer’s employment agreement or the 2017 PIP as in effect as of the date of the Merger Agreement), in either case within 24 months following the consummation of the Merger.

The table below summarizes the number of Time-Based RSUs and Market-Based PSUs held by the named executive officers as of December 31, 2019, with the aggregate value thereof calculated based on the closing market price of Caesars common stock on December 31, 2019.

NAME	NUMBER OF TIME- BASED RSUs (#)	NUMBER OF MARKET-BASED PSUs (#)	AGGREGATE VALUE ($)
Anthony Rodio	—	—	—
Mark Frissora	—	45,554	619,534
Eric Hession	266,847	32,265	4,067,923
Thomas Jenkin	368,112	38,370	5,528,155
Christopher Holdren	172,427	23,967	2,670,958
Monica Digilio	80,031	17,815	1,330,706
Timothy Donovan	—	25,733	349,969
Les Ottolenghi	—	—	—

66        CAESARS ENTERTAINMENT®

EXECUTIVE COMPENSATION MATTERS

CEO PAY RATIO

In accordance with applicable SEC rules, we are providing the ratio of the total annualized compensation of Mr. Rodio to the annualized compensation of an identified median employee of the Company. Mr. Rodio began his role as Chief Executive Officer of the Company (the “CEO”) on May 6, 2019.

For 2019, the total annualized compensation of the CEO was $4,791,280. The total annualized compensation of the identified median employee of our Company was $37,103. Our pay ratio is approximately 129 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To calculate our 2019 CEO pay ratio, we used the same median employee identified in 2017. The Company reasonably believes that there has been no change in our employee population or employee compensation arrangements in 2019 that we believe would result in a significant change to our pay ratio disclosure.

To identify the median employee, the methodology and assumptions we used were as follows:

•

As of November 14, 2017 (the “determination date”), our total U.S. and non-U.S. employee population consisted of 51,965 individuals. Employees who had no hours worked for pay periods ending within two weeks before the determination date were not considered in this analysis.

•

We used this total number of employees to calculate the number of employees excludable under the “de minimis” exemption. As permitted by applicable SEC rules, in identifying the median employee, we used the “de minimis” exemption to exclude from our employee population approximately 2,523 employees, or 4.86% of our global workforce, as follows:

COUNTRY OR TERRITORY	NUMBER OF EMPLOYEES	PERCENTAGE OF WORKFORCE
United Kingdom	1,499	2.88%
Egypt	431	0.83%
South Africa	585	1.13%
Hong Kong	8	0.02%
Total	2,523	4.86%

•

We used total cash compensation (which consisted of base salary, overtime pay, bonus, the Company’s contribution to health & welfare premiums, and the Company’s 401(k) match contribution) as our consistently applied compensation measure to identify the median employee. Compensation was annualized for permanent employees who joined Caesars in 2019. This was calculated using the same methodology that was used to calculate Mr. Rodio’s annualized total compensation in “Summary Compensation Table.”

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total compensation allow companies to follow a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies with different employment and compensation practices may utilize different exclusions, methodologies, estimates and assumptions in calculating their own pay ratios.

2020 PROXY STATEMENT        67

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

PROPOSAL 3

To Ratify the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2020

  The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as Caesars’ independent registered public accounting firm.

•  Independent firm with reasonable fees

•  Minimal non-audit services

•  Audit Committee has determined that reappointment is in the best interests of shareholders

The Audit Committee has reappointed Deloitte & Touche LLP as Caesars’ independent registered public accounting firm for 2020. Deloitte & Touche LLP has served as Caesars’ independent registered public accounting firm since 2002. The Audit Committee reviews the performance and independence of the independent registered public accounting firm annually.

If the Company’s shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

Representatives of Deloitte & Touche LLP will be present at the annual meeting, and they will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to appropriate questions.

68        CAESARS ENTERTAINMENT®

AUDIT-RELATED MATTERS

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm, the firm’s independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with its independence.

The Audit Committee discussed with our internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of the audit of the financial statements, the audit of the effectiveness of our internal control over financial reporting, our progress in assessing the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of our financial reporting, and reports to the Board of Directors on its findings.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Company’s audited financial statements in our 2019 Annual Report for filing with the Securities and Exchange Commission.

John Dionne Chair	Thomas Benninger	Denise Clark	James Nelson

2020 PROXY STATEMENT        69

AUDIT-RELATED MATTERS

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

All services performed by Deloitte & Touche LLP in 2019 and 2018 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its February 26, 2003 meeting. This policy describes the permitted audit, audit-related, tax, and other services that Deloitte & Touche LLP may perform. Any requests for audit services must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Except for such services which fall under the de minimis provision of the pre-approval policy, any requests for audit-related, tax, or other services also must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. The chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit, tax, and other services under certain circumstances.

The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	the service is not an audit, review, or other attest service;

2.	the estimated fees for such services to be provided under this provision do not exceed a defined amount of total fees paid to the independent auditor in a given fiscal year;

3.	such services were not recognized at the time of the engagement to be non-audit services; and

4.	such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee.

No fees were approved under the de minimis provision in 2019 or 2018.

FEES PAID TO AUDITORS

The following table summarizes the aggregate fees paid or accrued by the Company to Deloitte & Touche LLP during 2019 and 2018:

(IN THOUSANDS)	2019 ($)	2018 ($)
Audit Fees(1)	10,632.8	14,037.9
Audit-Related Fees(2)	986.9	860.7
Tax Fees(3)	134.3	414.4
All Other Fees(4)	—	165.6
Total	11,754	15,478.6

(1)	Audit Fees include:

•

Audit of the Company’s annual financial statements, including the audits of the various subsidiaries’ financial statements, including those of gaming operations as required by the regulations of the respective jurisdictions;

•	Sarbanes-Oxley Act, Section 404 attestation services;

•	Reviews of the Company’s quarterly financial statements;

•	Consultations related to accounting and reporting standards;

•	Consents and other services related to SEC matters and debt offerings; and

•	Related out-of-pocket expenses.

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AUDIT-RELATED MATTERS

(2)	Audit-Related Fees include:

•	Quarterly revenue and compliance audits performed at certain of our properties as required by state gaming regulations;

•	Agreed-upon procedures engagements; and

•	Related out-of-pocket expenses.

(3)	Tax Fees include:

i.

Fees for tax compliance services totaled $0 and $5,000 in 2019 and 2018, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of: Foreign income tax return assistance;

ii.	Requests for technical advice from taxing authorities; and

iii.	Assistance with tax audits and appeals.

(4)

Fees for tax-planning and advice services totaled $134,000 and $320,000 in 2019 and 2018, respectively. Tax-planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:

i.	Tax advice related to applicability of repairs and maintenance deductions;

ii.	Tax advice related to review of tax provision software processes;

iii.	Tax advice related to applicability of repairs and maintenance deductions;

iv.	Tax advice related to research and development activities and expenditures related to IRC Section 41;

v.	Tax advice related to cost segregation services;

vi.	Tax advice related to transfer pricing; and

vii.	Tax advice related to an intragroup restructuring.

•	Ratio of Tax planning and Advice Fees to Audit Fees, Audit-Related Fees, and Tax Compliance Fees:

•	2019 0.013:1

•	2018 0.021:1

(5)	All Other Fees include:

•	Fees for advice related to our enterprise risk management assessment and other general policies and procedures.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S INDEPENDENCE

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. The Audit Committee determined that such services are compatible with the provision of independent audit services.

2020 PROXY STATEMENT        71

OTHER INFORMATION

OTHER BUSINESS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the annual meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the annual meeting. The proxy card contains discretionary authority for them to do so.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTION POLICY

Our Board has a written related party transaction policy and procedures which give our Audit Committee the power to approve or disapprove potential related party transactions of our directors and executive officers, their immediate family members, and entities that hold a 5% or greater beneficial ownership interest in the Company. The Audit Committee is charged with reviewing all relevant facts and circumstances of a related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the person’s interest in the transaction.

The policy has pre-approved the following related party transactions:

•	Compensation to an executive officer or director that is reported in the Company’s public filings and has been approved or recommended to the Board for approval by the Compensation Committee;

•

Transactions where the interest of the related party arises only from (a) the related party’s position as a director on the board of another corporation that is a party to the transaction; (b) direct or indirect ownership by the related party and all other related parties, in the aggregate, of less than 5% of the other person (other than a partnership) which is a party to the transaction; or (c) the related party’s position as a partner in a partnership in which all related parties, in the aggregate, have an interest of less than 5% and the related party is not the general partner of and does not have another position in the partnership;

•	Transactions involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•

Any transaction where the related party’s interest arises solely from the ownership of any class of the Company’s securities and all holders of that class of the Company’s securities receive the same benefit on a pro rata basis; and

•	Any transaction involving a related party where the rates or charges involved are determined by competitive bids.

A related party transaction is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect interest.

RELATED PARTY TRANSACTIONS INVOLVING THE SPONSORS

BACKGROUND

From 2008 until October 6, 2017 (the “Emergence Date”), the Company was controlled by the affiliates of Apollo Global Management, LLC (together with such affiliates, “Apollo”) and affiliates of TPG Capital, LP (together with such affiliates, “TPG” and, together with Apollo, the “Sponsors”), which held approximately 60% of the Company’s common stock. On January 15, 2015, the Company’s majority owned subsidiary, Caesars Entertainment Operating Company, Inc., and various of its subsidiaries (collectively, the “Debtors”) filed for bankruptcy protection. On the Emergence Date, the Debtors completed their reorganization and emerged from bankruptcy. Due to a reduction in the Sponsors’ ownership percentage in the Company starting on the Emergence Date, the Company ceased to be controlled by the Sponsors. TPG fully divested its interests in the Company in May 2018. However, Apollo continued to beneficially own in excess of 5% of the Company’s outstanding common stock until March 2019. Accordingly, we describe herein certain transactions in 2019 between us and the portfolio companies of Apollo, in which Apollo may be deemed to have had an indirect material interest.

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OTHER INFORMATION

AP GAMING II (aka AGS, LLC)

AP Gaming is a full-service designer and manufacturer of gaming products for the casino floor and is an Apollo funds company. Pursuant to an agreement with AP Gaming, the Company incurred expenses of approximately $3.4 million since January 1, 2019.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

Norwegian Cruise Line Holdings Ltd. (“NCL”), a public cruise ship operations company, is an Apollo funds portfolio company. The Company and NCL are parties to a marketing agreement pursuant to which, among other things, NCL pays the Company a percentage of NCL’s gaming revenue. Pursuant to the terms of this agreement, the Company and NCL’s mutual business transactions amounted to approximately $219,000 in 2019.

MN AIRLINES (aka Sun Country Airlines)

MN Airlines is an Apollo funds company that provides air charter services to the Company. Pursuant to an agreement with Sun Country, the Company incurred expenses of approximately $25.7 million in 2019.

PRESIDIO NETWORK SOLUTIONS

Presidio Networked Solutions is an Apollo funds company that provides business IT solutions to the Company. The Company incurred expenses of approximately $313,000 in 2019.

RELATED PARTY TRANSACTIONS INVOLVING THE ICAHN GROUP

On March 1, 2019, the Company entered into the Director Nomination Agreement with the Icahn Group, certain members of which beneficially own, in the aggregate, approximately 17.39% of our outstanding common stock. The following is a summary of the terms of the Director Nomination Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Director Nomination Agreement, a copy of which is attached as Exhibit 99.1 to the Company’s Current Reports on Form 8-K filed with the SEC on March 1, 2019 and March 29, 2019 and is incorporated herein by reference.

Pursuant to the Director Nomination Agreement, effective as of March 1, 2019, (a) each of John Boushy, Matthew Ferko and Christopher Williams resigned from the Board and (b) each of Mr. Nelson and the Icahn Designees were appointed to the Board to fill the resulting vacancies. Concurrently with their appointments to the Board, (i) Messrs. Cozza and Mather were appointed to the Strategy & Finance Committee of the Board and the Ad Hoc CEO Search Committee of the Board, (ii) Mr. Nelson was appointed to the Audit Committee of the Board, (iii) Mr. Mather was appointed to the Compensation & Management Development Committee of the Board, and (iv) Mr. Cozza was appointed to the Governance & Corporate Responsibility Committee of the Board.

If at any time the Icahn Group ceases to hold a “net long” position, as defined in the Director Nomination Agreement, in at least (a) 5% of the total outstanding shares of the Company’s common stock, the Icahn Group will cause one Icahn Designee to promptly resign from the Board and any committee of the Board on which he or she then sits and (b) 3% of the total outstanding shares of the Company’s common stock, Mr. Nelson will promptly resign, and the Icahn Group will cause each Icahn Designee to promptly resign, from the Board and any committee of the Board on which he or she then sits.

The Company also agreed that (x) the Company’s slate of director nominees for election at the 2019 annual meeting would consist of no more than eight individuals and would include each of the Icahn Designees, and (y) the Icahn Group would have certain replacement rights in the event Mr. Nelson or one of the Icahn Designees resigns or is otherwise unable to serve as a director. As long as the Icahn Group has a “net long” position, as defined in the Director Nomination Agreement, in at least 5% of the total outstanding shares of the Company’s common stock, the Board shall not increase the size of the Board above 12 directors.

Further, the Company agreed (a) not to create a separate executive committee of the Board or any other committee with similar functions, (b) not to form any new committee without offering at least one Icahn Designee (or, if such committee has more than three members, both Icahn Designees) the opportunity to be a member of such committee, and (c) that, with respect to any Board consideration of appointment and employment of executive officers, mergers, acquisitions of material assets, dispositions of material assets, or other extraordinary transactions, such consideration, and voting with respect thereto, shall take place only at

2020 PROXY STATEMENT        73

OTHER INFORMATION

the full Board level or in committees of which one of the Icahn Designees is a member. The Company also agreed to submit a resolution to its shareholders at the 2019 annual meeting to (x) amend the Company’s Charter to provide for the Rights Plan Charter Amendment (as defined in the proxy statement for the 2019 annual meeting), and (y) amend the Company’s Charter to provide for the Special Meeting Charter Amendment (as defined in the proxy statement for the 2019 annual meeting), and to use reasonable best efforts to cause such amendments to be adopted by the shareholders at the 2019 annual meeting.

In addition, upon the terms and subject to the conditions set forth in the Director Nomination Agreement, the Icahn Group is bound by voting agreements and standstill restrictions. In particular, at any annual meeting at which the Board has agreed to nominate the Icahn Designees and Mr. Nelson and such individuals have consented to such nomination, and at any special meeting of the shareholders that includes a proposal to remove or replace directors or to expand the Board, the Icahn Group has agreed to vote in favor of each of the directors nominated by the Board and against any directors nominated by any other person.

Until the earlier of (a) the fifth business day following such date as no Icahn Designee is on the Board and the Icahn Group no longer has any right to designate a replacement, (b) the fifth business day following the date of the Company’s 2020 annual meeting of shareholders, and (c) October 1, 2020, the Icahn Group shall not: (i) acquire beneficial ownership of shares that, in the aggregate, would equal or exceed a “net long” position, as defined in the Director Nomination Agreement, greater than 28% of the then-total outstanding common shares, or (ii) transfer shares of the Company’s common stock, unless (A) to the Icahn Group’s knowledge after reasonable inquiry, the proposed transferee would beneficially own shares representing 28% or less of the Company’s then-outstanding common stock immediately following such transfer and (B) the proposed transferee agrees in writing, for the benefit of the Company, not to acquire beneficial ownership of additional common shares for three business days following the date that the Company receives written notice of such transfer from the Icahn Group.

In conjunction with the Director Nomination Agreement, (a) the Board approved and adopted amendments to the by-laws of the Company, which are filed as Exhibit 3.1 to the Company’s Current Reports on Form 8-K filed with the SEC on March 1, 2019 and March 29, 2019 and are incorporated herein by reference, and (b) the Company and the Icahn Group have also entered into a Confidentiality Agreement, which is filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2019 and is incorporated herein by reference.

CONDUENT INCORPORATED

Conduent Incorporated (“Conduent”) is a company over which the Icahn Group controls over 5% of the voting interests and on which Company director Courtney Mather currently serves as Chairman of the Board. In 2019, the Company spent approximately $1.7 million on Conduent’s products which include business processing services, such as accounts payable processing.

SECURITY OWNERSHIP

The following table provides certain information regarding the beneficial ownership of our outstanding capital stock based on public disclosures or otherwise known to the Company as of May 18, 2020:

•	Each person or group known to us to be the beneficial owner of more than 5% of our capital stock;

•	Each of our named executive officers in the Summary Compensation Table;

•	Each of our directors and director nominees; and

•	All of our current directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community or marital property laws, the persons identified in the table possess sole voting and investment power with respect to all shares of common stock held by them. Shares of common stock subject to options currently exercisable or exercisable within 60 days of May 18, 2020 and not subject to repurchase as of that date are deemed outstanding for the purpose of calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for the purpose of calculating the

74        CAESARS ENTERTAINMENT®

OTHER INFORMATION

percentage of outstanding shares owned by any other person. Shares of common stock issuable upon conversion of the Company’s 5.00% convertible senior notes due 2024 (the “Convertible Bonds”) are deemed outstanding for the purpose of calculating the percentage of outstanding shares of the person holding the Convertible Bonds, but are not deemed outstanding for the purpose of calculating the percentage of outstanding shares owned by any other person.

The percentage of class is based on 684,003,598 shares of our common stock outstanding as of May 18, 2020 (this number of outstanding shares does not include the Escrow Trust Shares (as defined below in the section “Information About Voting and the Meeting - Who is Entitled to Vote?”)).

NAME OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#)	PERCENTAGE OF CLASS (%)
>5% Stockholders
Carl C. Icahn(1)	119,975,363	17.39%
Vanguard Group(2)	51,433,519	7.52%
BlackRock Inc.(3)	48,426,764	7.07%
Canyon Capital Advisors LLC(4)	45,350,171	6.63%
Pacific Investment Management Co.(5)	38,070,781	5.57%
Non-Employee Directors
Thomas Benninger(6)	60,960	*
Jan Jones Blackhurst(7)	403,877	*
Juliana Chugg	32,273	*
Denise Clark(8)	16,780	*
Keith Cozza(9)	12,070	*
John Dionne	28,960	*
James Hunt(10)	38,303	*
Don Kornstein	116,373	*
Courtney Mather(11)	12,070	*
James Nelson	12,070	*
Named Executive Officers
Anthony Rodio	—	*
Timothy Donovan(12)	738,569	*
Mark Frissora(12)(14)	2,828,188	*
Eric Hession(13)	505,541	*
Christopher Holdren	118,656	*
Monica Digilio	26,944	*
Thomas Jenkin(13)	1,123,023	*
Les Ottolenghi(12)	143,784	*
All current directors and executive officers as a group(13)(15)	2,751,629	*

*	Indicates less than 1%.

(1)

Based on the Schedule 13D/A filed with the SEC August 8, 2019 by Carl C. Icahn (together with the Schedule 13D filed with the SEC by Mr. Icahn on February 19, 2019 and all subsequent amendments thereto, the “Schedule 13D”), Mr. Icahn and the following entities associated with Mr. Icahn may be

2020 PROXY STATEMENT        75

OTHER INFORMATION

deemed to beneficially own, in the aggregate, 119,975,363 shares of Company common stock (including 5,724,421 shares underlying the Convertible Bonds): High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”).

High River has sole voting power and sole dispositive power with regard to 23,995,074 shares (including shares underlying the Convertible Bonds). Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master has sole voting power and sole dispositive power with regard to 39,755,538 shares (including shares underlying the Convertible Bonds). Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners has sole voting power and sole dispositive power with regard to 56,224,751 shares (including shares underlying the Convertible Bonds). Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River (as disclosed in the Schedule 13D), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master (as disclosed in the Schedule 13D), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners (as disclosed in the Schedule 13D), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

The principal business address of each of (i) High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is 16690 Collins Avenue, Penthouse Suite, Sunny Isles Beach, Florida 33160, and (ii) Mr. Icahn is c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, New York 10153.

(2)

Based on the Schedule 13G filed with the SEC on May 15, 2020 by The Vanguard Group (“Vanguard”), Vanguard beneficially owns an aggregate of 51,433,519 shares of Company common stock which includes 3,309 shares as to which Vanguard has shared voting power, 50,627,566 shares as to which Vanguard has sole dispositive power, 380,308 as to which Vanguard has shared voting power and 422,336 shares as to which Vanguard has shared dispositive power. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

Based on the Schedule 13F filed with the SEC on May 1, 2020 by BlackRock Inc. (“BlackRock”), BlackRock Inc. beneficially owns an aggregate of 48,426,764 shares of Company common stock which includes 45,822,804 as to which BlackRock has sole voting power, 2,022,808 as to which BlackRock has sole dispositive voting power and 581,152 shares underlying the Convertible Bonds. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)

Based on the Schedule 13F filed with the SEC on May 18, 2020 by Canyon Capital Advisors, LLC, Canyon Capital Advisors, LLC has sole voting and dispositive power over such shares and Mitchell R. Julis and Joshua S. Friedman share voting and dispositive power over such shares. The principal business address of Canyon Capital Advisors, LLC is 2000 Avenue of the Stars, 11th Floor, Los Angeles, California 90067.

(5)

Based on the Schedule 13F filed with the SEC on May 14, 2020 by Pacific Investment Management Company LLC (“Pacific”), Pacific has sole voting and dispositive power over such shares. The principal business address of Pacific is 650 Newport Center Drive, Newport Beach, California 92660.

(6)	Represents shares of Caesars common stock owned directly by Mr. Benninger and indirectly by Mr. Benninger through the Thomas M. Benninger Revocable Trust.

(7)	Includes 132,711 stock options that are exercisable; Ms. Jones Blackhurst was appointed to the Caesars Board effective September 5, 2019 and commenced service on October 2, 2019.

(8)

Includes 8,536 shares of Caesars common stock awarded in 2019 with respect to which Ms. Clark has elected to defer receipt until her separation from service on the Caesars Board under the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan.

(9)

Includes 12,070 shares of Caesars common stock awarded in 2019 with respect to which Mr. Cozza has elected to defer receipt until his separation from service on the Caesars Board under the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan.

(10)

Includes 12,379 shares of Caesars common stock awarded in 2019 with respect to which Mr. Hunt has elected to defer receipt until his separation from service on the Caesars Board under the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan.

(11)

Includes 12,070 shares of Caesars common stock awarded in 2019 with respect to which Mr. Mather has elected to defer receipt until his separation from service on the Caesars Board under the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan.

(12)	Mr. Donovan resigned from the Company effective June 6, 2019; Mr. Frissora resigned from the Company effective April 30, 2019; and Mr. Ottolenghi resigned effective November 15, 2019.

(13)

Includes common stock that may be acquired within 60 days of May 18, 2020 pursuant to outstanding stock options: Mr. Hession, 86,598 shares; Mr. Jenkin, 539,081; and 774,921 shares for all directors and executive officers as a group.

(14)

Includes 1,039,089 shares directly held in a trust and 1,900 shares held by Mr. Frissora’s daughter, of which Mr. Frissora disclaims beneficial ownership as of his last day of employment April 30, 2019.

(15)	Unless otherwise specified, the address of each of our directors and named executive officers is c/o Caesars Entertainment Corporation, One Caesars Palace Drive, Las Vegas, Nevada 89109.

76        CAESARS ENTERTAINMENT®

OTHER INFORMATION

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and greater than 10% stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the SEC and us. To our knowledge, based solely on a review of copies of such reports received with respect to the 2019 fiscal year and the written representations received from certain reporting persons that no other reports were required, we believe that during the past fiscal year, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% stockholders were met, except that a timely report was not filed to report the acquisition of performance stock unit awards on January 31, 2019 following certification of the attainment of the underlying goals with respect to the following officers and former officers: Richard Broome, Keith Causey, Timothy Donovan, Eric Hession, Mark Frissora, Christopher Holdren, Thomas Jenkin, Jan Jones Blackhurst, Les Ottolenghi, Marco Roca, and Christian Stuart.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information may be accessed electronically by means of the SEC’s Internet site at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.caesars.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

2020 PROXY STATEMENT        77

INFORMATION ABOUT VOTING AND THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING, AND WHAT AM I VOTING ON?

At the annual meeting you will be voting on the following proposals:

1.

To elect eleven directors, each to serve until the 2021 annual meeting of the shareholders of the Company or until his or her respective successor is duly elected and qualified. This year’s Board of Directors nominees are:

•	Thomas Benninger

•	Jan Jones Blackhurst

•	Juliana Chugg

•	Denise Clark

•	Keith Cozza

•	John Dionne

•	James Hunt

•	Don Kornstein

•	Courtney Mather

•	James Nelson

•	Anthony Rodio

2.	To approve, on an advisory, non-binding basis, named executive officer compensation.

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

A The Company’s Board of Directors (the “Board”) recommends the following votes:

1.	FOR each of the director nominees.

2.	FOR the approval, on an advisory, non-binding basis, of named executive officer compensation.

3.	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

WHO IS ENTITLED TO VOTE?

As of the close of business on June 8, 2020, which is the “Record Date,” 684,033,030 shares of common stock were outstanding (excluding shares of Caesars common stock being held in escrow trust to satisfy unsecured claims pursuant to the Third Amended Joint Plan of Reorganization, filed with the U.S. Bankruptcy Court for the Northern District of Illinois in Chicago on January 13, 2017, at Docket No. 6318, which are not entitled to vote (the “Escrow Trust Shares”)). All record holders of Company common stock (other than the holder of the Escrow Trust Shares) are entitled to vote. Each share of common stock outstanding as of the Record Date is entitled to one vote, other than for the election of directors, for which cumulative voting is permitted (see “Is cumulative voting permitted?” below).

78        CAESARS ENTERTAINMENT®

INFORMATION ABOUT VOTING AND THE MEETING

WHO MAY ATTEND THE ANNUAL MEETING?

Shareholders of record as of the close of business on the Record Date, or their duly appointed proxies may attend the annual meeting. “Street name” holders (those whose shares are held through a broker or other nominee) must bring a copy of a brokerage statement reflecting their ownership of our common stock as of the Record Date. Space limitations may make it necessary to limit attendance to shareholders, and valid picture identification is required for all shareholders. Cameras, recording devices and other electronic devices are not permitted at the annual meeting. Registration will begin at 9:30 a.m., local time, and the annual meeting will commence at 10:00 a.m., local time, in the Florentine Ballroom of the Company’s corporate headquarters at Caesars Palace, One Caesars Palace Drive, Las Vegas, Nevada 89109. If you need assistance with directions to the annual meeting, please contact Charise Crumbley—Investor Relations at (702) 407-6292.

WHO IS SOLICITING MY VOTE?

Our Board is sending you and making available this proxy statement in connection with the solicitation of proxies for use at the annual meeting. The Company pays the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by certain of our directors, officers and employees, without additional compensation. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses. The Company has also made arrangements with Morrow Sodali LLC to assist it in soliciting proxies and has agreed to pay Morrow Sodali LLC approximately $15,000 plus reasonable expenses for these services.

HOW MANY SHARES MUST BE PRESENT TO CONDUCT THE ANNUAL MEETING?

The presence, in person or by proxy, of the holders of record of shares of our capital stock entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of capital stock entitled to vote at the annual meeting constitutes a quorum. There must be a quorum for business to be conducted at the annual meeting. Failure of a quorum to be represented at the annual meeting will necessitate an adjournment or postponement of the annual meeting and will subject the Company to additional expense. Votes withheld from any nominee for director, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

WHAT IS THE VOTE REQUIRED TO ELECT DIRECTORS?

Directors are elected by a plurality of the votes cast by shareholders present in person or by proxy at the annual meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Abstentions and broker non-votes will not affect the outcome of the election of directors, because they are not considered votes cast.

WHAT IS THE VOTE REQUIRED TO APPROVE THE OTHER PROPOSALS?

The vote required to approve Proposals 2 and 3 is as follows:

Proposals 2 and 3: The affirmative vote of a majority of the votes cast by shareholders present in person or by proxy at the annual meeting and entitled to vote at the annual meeting is required to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (Proposal 2) and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020 (Proposal 3). Abstentions and broker non-votes are not considered votes cast. Accordingly, abstentions and broker non-votes will have no effect on Proposals 2 and 3. Proposal 3 is a routine matter and brokers are entitled to exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

Other matters may be voted on if they are properly brought before the annual meeting in accordance with our by-laws. If other matters are properly brought before the annual meeting, then the named proxies will vote the proxies they hold in their discretion on such matters. For matters to be properly brought before the annual meeting, we must have received written notice, together with specified information, not earlier than February 25, 2020 and not later than March 26, 2020. We did not receive notice of any properly brought matters by the deadlines for this year’s annual meeting.

2020 PROXY STATEMENT        79

INFORMATION ABOUT VOTING AND THE MEETING

IS CUMULATIVE VOTING PERMITTED?

Cumulative voting is permitted only for the election of directors. In the election of directors, you may cumulate your votes. Cumulative voting allows you to allocate among the director nominees, as you see fit, the total number of votes you have the right to cast (before cumulating votes), multiplied by the number of directors to be elected. For example, if you own 100 shares of stock, and there are 11 directors to be elected at the annual meeting, you could allocate 1,100 “For” votes (11 times 100) among as few or as many of the 11 nominees to be voted on at the annual meeting as you choose.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. You will not be able to cumulate your votes if you vote by telephone or Internet. Accordingly, if you wish to cumulate your votes, you must vote using one of the other methods of voting available. See the question below “How do I vote if my shares are registered directly in my name?”

If you hold shares beneficially in street name through a broker or other nominee and wish to cumulate votes, you should contact your broker or other nominee for instruction.

If you vote by proxy card and sign your card with no further instructions, Eric Hession and Michelle Bushore, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you “Withhold” your vote.

WHAT IF I ABSTAIN FROM VOTING?

If you attend the meeting or send in your signed proxy card but abstain from voting, you will still be counted for purposes of determining whether a quorum exists. For the effect of abstentions on the outcome of the vote on any proposal, see the questions above “What is the vote required to elect directors?” and “What is the vote required to approve the other proposals?”.

WHAT IS A “BROKER NON-VOTE”?

Under the stock exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote.” Broker non-votes will be counted for purposes of determining the presence of a quorum.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET?

If you are a registered shareholder and you do not sign and return your proxy card or vote by telephone or over the Internet, your shares will not be voted at the annual meeting. Questions concerning stock certificates and registered shareholders may be directed to Computershare, P.O. Box 505005, Louisville, KY 40233-5005 via regular U.S. mail or Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202 via overnight, certified or registered delivery or by telephone at (800) 962-4284. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters but may not vote your shares on non-routine matters. Under applicable stock market rules, Proposal 3 relating to the ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter, and brokers and other nominees may exercise their voting discretion without receiving instructions from the beneficial owners of the shares. Each of Proposals 1 and 2 is a non-routine matter and, therefore, your broker will not be able to vote your shares without your instructions.

HOW DO I VOTE IF MY SHARES ARE REGISTERED DIRECTLY IN MY NAME?

We offer four methods for you to vote your shares: in advance by telephone, through the Internet or by mail, or in person at the annual meeting. Instructions for voting in advance are included in the Notice at the beginning of this proxy statement.

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INFORMATION ABOUT VOTING AND THE MEETING

We encourage you to vote through the Internet or by telephone, as they are the most cost-effective methods for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the annual meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. There is no charge to vote your shares via the Internet, though you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail your proxy card.

HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

If your shares are held in street name, you will receive a form from your broker or other nominee seeking instruction as to how to vote your shares. You should contact your broker or other nominee with questions about how to provide or revoke your instructions.

In the election of directors, you may cumulate your votes. If you hold shares in street name and wish to cumulate votes, you should contact your broker or other nominee for instruction.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of election to tabulate shareholder votes for the 2020 annual meeting.

CAN I CHANGE MY VOTE AFTER I RETURN OR SUBMIT MY PROXY?

Yes. Even after you have submitted your proxy, you can revoke your proxy or change your vote at any time before the proxy is exercised: by submitting a new proxy with a later date; by providing written notice to the Corporate Secretary or acting secretary of the annual meeting; or by voting in person at the annual meeting. Presence at the annual meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy.

MAY I VOTE AT THE ANNUAL MEETING?

If you are a registered holder and are permitted to attend the meeting (see “Who may attend the annual meeting?” above), you may complete a voting ballot at the meeting. If you already properly submitted your vote in advance and would like to change your vote at the meeting, then please give written notice that you would like to revoke your original proxy to the Corporate Secretary or acting secretary of the annual meeting.

If a broker, bank or other nominee holds your shares and you wish to vote in person at the annual meeting, you must first obtain a proxy issued in your name from the broker, bank or other nominee, otherwise you will not be permitted to vote in person at the annual meeting.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC within four business days following the annual meeting. All reports we file with the SEC are available when filed. Please see the section “Other Information—Where to Find Additional Information.”

WHERE CAN I FIND A LIST OF THE COMPANY’S SHAREHOLDERS?

A list of the Company’s shareholders is available at the Company’s corporate headquarters, located at One Caesars Palace Drive, Las Vegas, Nevada 89109, during ordinary business hours, for 10 days prior to the annual meeting.

WHEN ARE SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS DUE FOR THE 2021 ANNUAL MEETING?

Under Rule 14a-8 of the Exchange Act, the Corporate Secretary must receive a shareholder proposal no later than February 17, 2021 in order for the proposal to be considered for inclusion in our proxy materials for the 2021 annual

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INFORMATION ABOUT VOTING AND THE MEETING

meeting. To otherwise bring a proposal or nomination before the 2021 annual meeting, you must comply with our by-laws. Currently, our by-laws require written notice to the Corporate Secretary between March 26, 2021 and April 25, 2021. The purpose of this requirement is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought. If we receive your notice before March 26, 2021 or after April 25, 2021, then your proposal or nomination will be untimely. In addition, your proposal or nomination must comply with the procedural provisions of our by-laws. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the Board nevertheless choose to present your proposal, the named proxies will be able to vote on the proposal using their discretion.

HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a shareholder of record. You can notify us by sending a written request to our Corporate Secretary at Caesars Entertainment Corporation, One Caesars Palace Drive, Las Vegas, Nevada 89109, or by calling the Corporate Secretary at (702) 407-6000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

82        CAESARS ENTERTAINMENT®

CAESARS
ENTERTAINMENT®

One Caesars Palace Drive • Las Vegas, Nevada 89109 • NASDAQ: CZR • Caesars.com

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 23, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CAESARS ENTERTAINMENT CORPORATION ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS ONE CAESARS PALACE DRIVE LAS VEGAS, NV 89109 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 23, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D19775-P42059 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CAESARS ENTERTAINMENT CORPORATION Board of Directors Recommends a Vote FOR proposals 1, 2 and 3. 1. To elect eleven directors, each to serve until the 2021 annual meeting of the shareholders of the Company or until his or her respective successor is duly elected and qualified. For Withhold For Withhold 1a. Thomas Benninger ! ! 1g. James Hunt ! ! 1b. Jan Jones Blackhurst ! ! 1h. Don Kornstein ! ! 1c. Juliana Chugg ! ! 1i. Courtney Mather ! ! 1d. Denise Clark ! ! 1j. James Nelson ! ! 1e. Keith Cozza ! ! 1k. Anthony Rodio ! ! 1f. John Dionne ! ! For Against Abstain To cumulate votes as to a particular nominee as explained in the Proxy Statement, 2. To approve, on an advisory, non-binding basis, named check the box to the right, then indicate the name(s) and the number of votes to executive officer compensation. ! ! ! be given to such nominee(s) on the reverse side of this card. Please do not check the box unless you want to exercise cumulative voting. The total number of votes distributed to the nominees cannot exceed the total number of your cumulated ! 3. To ratify the appointment of Deloitte & Touche LLP as ! ! ! votes. If you do not wish to allocate your votes on a cumulative basis, you can vote the Company’s independent registered public accounting “For” any nominee(s) or “Withhold” any vote from any nominee(s) by marking firm for the year ending December 31, 2020. the corresponding box. If you distribute votes to a nominee, it is not necessary to Yes No also mark the “For” box because such distribution is assumed to represent a vote “For” such nominee. Please indicate if you plan to attend this meeting. ! ! Please sign exactly as your name(s) appear(s) on the stock certificate. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and include such officer’s title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D19776-P42059 Proxy — Caesars Entertainment Corporation Annual Meeting of Shareholders July 24, 2020, 10:00 a.m. (Pacific Time) This Proxy is solicited on Behalf of the Board of Directors The undersigned hereby appoints each of Eric Hession and Michelle Bushore (the “Named Persons”) as proxies, with full power of substitution, to vote the shares of common stock of Caesars Entertainment Corporation, a Delaware corporation (the “Company”). The undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in the Florentine Ballroom at Caesars Palace, One Caesars Palace Drive, Las Vegas, NV 89109, on Friday, July 24, 2020 at 10:00 a.m. Pacific Time and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. To elect eleven directors, each to serve until the 2021 annual meeting of the shareholders of the Company or until his or her respective successor is duly elected and qualified; 2. To approve, on an advisory, non-binding basis, named executive officer compensation; 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The eleven directors up for election are: Thomas Benninger, Jan Jones Blackhurst, Juliana Chugg, Denise Clark, Keith Cozza, John Dionne, James Hunt, Don Kornstein, Courtney Mather, James Nelson and Anthony Rodio. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This and “FOR” proxy, each when proposal. properly In executed, their discretion, will be voted the Named in the Persons manner are directed authorized herein. to vote If no upon direction such is other made, matters this proxy that may will be properly voted come “FOR” before all nominees the Annual for Meeting director or any adjournment or postponement thereof. You with are the encouraged Board of Directors’ to specify recommendation. your choice by marking The Named the Persons appropriate cannot box vote (SEE your REVERSE shares SIDE) unless but you you sign need and not return mark this any card. box if you wish to vote in accordance CUMULATE (If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)